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                            FANNIE MAY HOLDINGS, INC.

                             FMCAN ACQUISITION CORP.





                          SECURITIES PURCHASE AGREEMENT







                       -----------------------------------
                             AS OF OCTOBER 30, 1991
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                                TABLE OF CONTENTS


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                           TABLE OF CONTENTS (Cont'd)



                                    SCHEDULES

Schedule  1
Schedule  1(a)
Schedule  1(b)
Schedule  1(c)
Schedule  3.3
Schedule  3.6
Schedule  3.7
Schedule  3.9
Schedule  3.10
Schedule  3.11
Schedule  3.15
Schedule  3.16
Schedule  3.22
Schedule  3.28
Schedule  7.8


                                    EXHIBITS

Exhibit A      Form of Shareholders Agreement

Exhibit B      Form of Subordinated Note

Exhibit C      Form of Holdings Guaranty

Exhibit D      Form of Subsidiary Guaranty

Exhibit E      Form of Opinion of Counsel to Holdings
                    and FMCAN

Exhibit F      Form of Duff & Phelps Letter

Exhibit G      Form of Confirmation and Assumption
                    Agreement

Exhibit H      Sample Preferred Return Calculations

Exhibit I      Letter Agreement


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

                            FANNIE MAY HOLDINGS, INC.
                             FMCAN ACQUISITION CORP.
                          SECURITIES PURCHASE AGREEMENT


          THIS SECURITIES PURCHASE AGREEMENT is made as of this 30th day of October, 1991 by and among FANNIE MAY HOLDINGS, INC., a Delaware corporation ("Holdings"), FMCAN Acquisition Corp., an Illinois corporation ("FMCAN"), and the persons listed on Schedule 1 hereto (the "Purchasers").

                                    RECITALS

          Pursuant to the Stock Purchase Agreement dated as of August 22, 1991 (as amended by the First Amendment dated as of October 30, 1991, the "Stock Purchase Agreement") by and among Archibald Candy Corporation (the "Company"), its stockholders (the "Sellers") and Holdings, Holdings has arranged for FMCAN to acquire all of the outstanding shares of the Company's common stock (the "Stock") and certain stockholders of the Company will exchange shares of the Company's common stock and preferred stock owned by them for a total of 1,000 shares of Holdings, 5% Senior Preferred Stock (such purchase and exchange being the "Acquisition"). The purchase price for the Acquisition shall consist of (i) cash in the aggregate amount of $75,000,000 and (ii) the Senior Preferred Stock referred to above, which will have an aggregate redemption value of $10,000,000.

          To provide funds for the consummation of the Acquisition, certain persons will purchase from Holdings 294.737 shares of its common stock for a purchase price of $294,737.

          To obtain financing for the Acquisition, FMCAN desires to issue and sell to the Purchasers $35,000,000 principal amount of its 14% Subordinated Notes for an aggregate purchase price of $35,000,000, and Holdings desires to sell to the Purchasers (i) 280 shares of its junior Preferred Stock for an aggregate purchase price of $7,000,000 and (ii) 705.263 shares of its common stock for an aggregate purchase price of $705,263.

          To obtain additional financing for the Acquisition, FMCAN desires to issue and sell to Jackson National Life Insurance Co. $30,000,000 principal amount of its Senior Secured Notes (the "Senior Notes") for an aggregate purchase price of $30,000,000. Working capital financing will be provided by the First National Bank of Chicago pursuant to a Credit Agreement dated as of October 30, 1991 (the "Working Capital Facility"). The Senior Notes and the Working Capital Facility will be secured on a pari passu basis by a pledge of the stock of FMCAN and by security interests in substantially all the assets of FMCAN.

          Immediately following the consummation of the Acquisition, FMCAN will be merged with and into the Company with the Company as the surviving entity and each Subsidiary of the Company (other than Non-Material Subsidiaries (as hereinafter defined)) will be merged with and into the Company with the Company as the surviving entity. By operation of law, upon the consummation of the merger the Company will become FMCAN's successor and will be obligated under the terms and conditions of this Agreement applicable to FMCAN. The Company will confirm its obligations under this Agreement and each applicable Ancillary Agreement (as hereinafter defined) and the Notes by executing a Confirmation and Assumption Agreement and by countersigning the Notes.

          At the closing of the transactions contemplated by this Agreement (a) Jordan, Holdings, FMCAN and each Purchaser will enter into a Shareholders Agreement relating to, among other things, the composition of Holdings' and the Company's boards of directors; (b) Holdings will enter into Management Consulting and Non-Compete Agreements with Mrs. Jean Thorne, Mr. John Hughes and Susan V. Thorne; (c) Holdings will enter into Employment Agreements with Mr.

John D. Thorne and Mr. Charles B. Morrow; (d) the Company will refinance certain existing indebtedness; and (e) Holdings will enter into a guaranty of the obligations of FMCAN under the Notes.

          Accordingly, the parties hereto hereby agree as follows:

SECTION 1.     DEFINITIONS

          As used herein, the following terms shall have the meanings set forth below:

               "Acquisition" means the acquisition of all of the issued and outstanding stock of the Company pursuant to the Stock Purchase Agreement.

               "Affiliate" of any Person shall mean any Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" another Person if the other possesses, directly or indirectly, power either (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct Or cause the direction of the management and policies of such Person whether by contract or otherwise.

               "Agreement," "hereof" and "hereunder" and words of similar import refer to this Securities Purchase Agreement, as it may be from time to time amended.

               "Ancillary Agreements" means the Stock Purchase Agreement, the Shareholders Agreement, the Holdings Guaranty, the Subsidiary Guaranty, the Senior Financing Documents, the Plans of Mergers, the Confirmation and Assumption Agreement, the Management Consulting Agreement, Investment Banking Fee Agreement, the Employment Agreements, the Jordan Subscription Agreement, the Noncompetition Agreement and the SAR Agreements.

               "Book Value" means, with respect to any asset at any time, the value of such asset, net of depreciation or amortization, as reflected on the most recent consolidated balance sheet of the relevant Person and its Subsidiaries.

               "Business" means the business of the Company and its subsidiaries and shall be deemed to include any of the following incidents of such business: income, operations, condition (financial or otherwise), assets, properties, prospects and management.

               "Capitalized Lease Obligation" means the amount of the liability of any Person which in accordance with GAAP should be capitalized or disclosed on the balance sheet of such Person in respect of a Capitalized Lease.

               "Capital Lease" means any agreement for the lease, hire or use of any real or personal property required to be characterized as a capital lease in accordance with GAAP.

               "Change of Control" means any or all of the following: (i) the persons listed on Schedule l(a) hereto and all of their Permitted Transferees collectively ceasing to own, directly or indirectly, at least 25% of the outstanding Common Shares, (ii) David Zalaznick, John
          W. Jordan II, Adam E. Max, Jonathan F. Boucher, John R. Lowden and Thomas Quinn collectively ceasing to have the absolute and unconditional power to vote a majority of the Class C Common Shares or ceasing to have the right to designate at least three members of the Board of Directors of Holdings under the applicable provisions of the Shareholders Agreement, in each case without having to obtain the consent of any other Person, (iii) David Zalaznick, Thomas Quinn, Adam
          E. Max and John W. Jordan collectively ceasing to have the absolute and unconditional power to vote 35% of the outstanding Class C Common Shares, without having to obtain the consent of any other Person or
          (iv) Holdings ceasing to own 100% of the issued and outstanding shares of capital stock of FMCAN; provided that the execution of that certain letter agreement dated as of the date hereof, a copy of which is set forth as Exhibit I hereto, shall not constitute a Change of Control.

               "Class A Common Shares" means shares of Class A Common Stock of Holdings, par value $0.01 per share.

               "Class B Common Shares" means shares of Class B Common Stock of Holdings, par value $0.01 per share.

               "Class C Common Shares" means shares of Class C Common Stock of Holdings, par value $0.01 per share.

               "Class D Common Shares" means shares of Class D Common Stock of Holdings, par value $0.01 per share.

               "Closing" has the meaning set forth in Section 2.3 hereof.

               "Closing Date" means the date on which the Closing occurs.

               "Commission" means the Securities and Exchange Commission.

               "Common Shares" means any or all of the Class A Common Shares, Class B Common Shares, Class C Common Shares and/or Class D Common Shares.

               "Common Stock Equivalents" means Common Shares and any securities of Holdings that are convertible into or exercisable or exchangeable for Common Shares and any other options or rights to acquire Common Shares.

               "Company" means, prior to the consummation of the Mergers, Archibald Candy Corporation, an Illinois corporation, and, from and after the consummation of the Mergers, Archibald Candy Corporation, an Illinois Corporation, as survivor of the Mergers, and its successors and assigns.

               "Confirmation and Assumption Agreement" means the Confirmation and Assumption Agreement to be entered into on the Closing Date by and among Holdings, the Company and the Purchasers, as such agreement may be Company and the Purchasers, as such agreement may be from time to time amended. A form of Confirmation and Assumption Agreement is attached hereto as Exhibit G.

               "Consolidated Interest Expense" means, for any period, total interest expense (including, without limitation, that portion of any Capitalized Lease obligations attributable to interest expense in conformity with GAAP and amortization of capitalized interest) paid or accrued with respect to all outstanding Indebtedness of Holdings and its Subsidiaries, excluding all commissions, discounts and other fees and charges owed with respect to letter of credit and bankers acceptance financing and net costs under any interest rate hedging, cap or similar agreement or arrangement, prepayment charges, agency fees, administrative fees, commitment fees and capitalized transaction costs allocated to interest expense, payments received under such interest rate hedging, cap or similar agreement or arrangement, all as determined for Holdings and its Subsidiaries on a consolidated basis for such period in accordance with GAAP.

               "Consolidated Net Income (Loss)" means, for any period, the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, determined in accordance with GAAP (but in any event without deduction of dividends paid or payable in respect of any capital stock of Holdings); PROVIDED that in determining Consolidated Net Income there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Holdings) in which any Person other than Holdings or any of its Subsidiaries has a joint interest or partnership interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries or that Person's assets are acquired by Holdings or any of its Subsidiaries,
          (iii) the proceeds of any life insurance policy, (iv) gains and losses from the sale, exchange, transfer or other disposition of property or assets not in the ordinary course of business of Holdings and its Subsidiaries, (v) any other extraordinary or non-recurring gains and losses of Holdings or its Subsidiaries, and (vi) the income of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

               "Consolidated Net Worth" means, as at any date of determination, the sum at such date of (i) the aggregate par value of Holdings' outstanding capital stock, PLUS (ii) additional paid-in capital, PLUS
          (iii) retained earnings, PLUS (iv) the aggregate amount of consolidated depreciation and amortization expenses of Holdings and its Subsidiaries for the period from the Closing Date through the date of determination (including, without limitation, amortization expense related to the write-up in the Book Value of any assets due to good will or unallocated purchase price and other amortization or depreciation arising out of the transactions contemplated by this Agreement and the Ancillary Agreements, to the extent such adjustments are made pursuant to APB Nos. 16 and 17 and are deducted in determining Consolidated Net Income during such period) (including the non-cash portion of the expenses under the SAR Agreements and any Permitted Stock Option Plan, reduced by the amount of any subsequent cash payments in respect thereto) PLUS (v) the transaction costs expensed but not capitalized during the period from the Closing Date through and including August 31, 1992 PLUS (vi) to the extent not otherwise included in Consolidated Net Worth, the cumulative redemption value of any preferred stock of Holdings issued after the Closing Date in lieu of cash dividends in accordance with the Certificate of Incorporation of Holdings, LESS Holdings' treasury stock account, all as determined for Holdings and its Subsidiaries on a consolidated basis in conformity with GAAP.

               "EBITDA" means, for any period, Consolidated Net Income for such period PLUS all amounts deducted in determining such Consolidated Net Income on account of Consolidated Interest Expense, taxes based on or measured by income, depreciation expense and amortization expense (including, without limitation, amortization expense related to the write-up in the Book Value of any assets due to goodwill or unallocated purchase price and other amortization or depreciation arising out of the transactions contemplated by this Agreement and the Ancillary Agreements, to the extent such adjustments are made pursuant to APB Nos. 16 and 17 and are deducted in determining Consolidated Net Income for such period), the transaction costs expensed but not capitalized during the period from the Closing Date to and including August 31, 1992, the consulting fee payable to Thomas Quinn and the fees of the three directors designated by the Jordan Group (to the extent that such consulting fee and directors' fees do not exceed, in the aggregate, $70,000 in any fiscal year), fees and expenses paid or payable under the Management Consulting Agreement and the Investment Bank Fee Agreement and the non-cash portion of expenses under the SAR Agreements and any Permitted Stock Option Plan, all as determined for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP.

               "Employment Agreements" means the agreements set forth on
          Schedule 1(b) hereto, as amended from time to time.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

               "ERISA Affiliate" means any corporation or other Person which is a member of the same controlled group (within the meaning of Section 414(b) of the Internal Revenue Code) of corporations or other Persons as FMCAN, Holdings, the Company or any of their respective Subsidiaries (as applicable), or which is under common control (within the meaning of Section 414(c) of the

          Internal Revenue Code) with FMCAN, Holdings, the Company or any of their respective Subsidiaries (as applicable), or any corporation or other Person which is a member of an affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) with FMCAN, Holdings, the Company or any of their respective Subsidiaries (as applicable), or any corporation or other Person which is required to be aggregated with FMCAN, Holdings, the Company or any of their respective Subsidiaries (as applicable) pursuant to Section 414(o) of the Internal Revenue Code or the regulations promulgated thereunder (to the extent currently effective); provided, however, that none of the Purchasers shall be considered an ERISA Affiliate of FMCAN, Holdings, the Company or any of their respective Subsidiaries.

               "Event of Default" has the meaning set forth in Section 10.1 hereof.

               "Exit Event" means any of (i) the sale, lease, transfer or other disposition (whether directly or by merger, combination or any like transaction other than the Mergers or pursuant to any sale-leaseback of transaction) of a Significant Portion of the assets of Holdings and its Subsidiaries; (ii) any recapitalization of Holdings by means of a redemption of equity securities of Holdings or a distribution to the shareholders of Holdings, in either case involving in excess of 50% of the Common Shares (other than stock splits, rights issuances or similar transactions); (iii) the issuance of equity securities by Holdings (other than (A) dividend payments in kind in accordance with the terms of the Seller Preferred Stock, the Junior Preferred Shares and the Jordan Junior Preferred Stock and (B) pursuant to the Permitted Stock Option Plan); (iv) the liquidation or dissolution of Holdings (other than in a merger of Holdings into FMCAN); and (v) a Change of Control.

               "Financial Statements" has the meaning set forth in Section 3.16 hereof.

               "Fixed Charges" shall mean, for any period, without duplication, Consolidated Interest Expense for such period, PLUS (i) scheduled payments of principal of all Indebtedness of Holdings and its Subsidiaries during such period, PLUS (ii) capital expenditures made during such period (reduced by (a) the aggregate amount of credits received by FMCAN and its Subsidiaries in respect of motor vehicle trade-ins during such period and (b) all amounts not in excess of $510,000, cumulatively and in the aggregate for all periods expended in compliance with

          Sections 10.3(F) and (G) of the Senior Note Purchase Agreement), PLUS
          (iii) payments actually paid or payable in cash with respect to such period with respect to preferred stock (including, without limitation and without duplication, dividends paid on the common stock of FMCAN for the purpose of funding the payment of dividends by Holdings on the Seller Preferred Stock), all as determined for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP.

               "FMCAN" means FMCAN Acquisition Corp., an Illinois corporation and wholly-owned subsidiary of Holdings, and its successors and assigns, including, following the Mergers, the Company; references herein to FMCAN or to the Company following the Mergers refer to the same company and have the same meaning.

               "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

               "Hazardous Substances" means (but shall not be limited to) substances that are defined or listed in, or otherwise classified pursuant to, any applicable federal, state or local laws and regulations, including, without limitation, 40 CFR 261 and 40 CFR 280, as "hazardous wastes" or "toxic substances," "regulated substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity or "EP toxicity."

               "Holder" means any holder or holders of Purchaser Common Shares that are not Public Common Shares.

               "Holdings" means Fannie May Holdings, Inc., a Delaware corporation, and its successors and assigns.

               "Holdings Guaranty" means the Guaranty to be executed and delivered on the Closing Date by Holdings in favor of the Purchasers. A form of Holdings Guaranty is attached hereto as Exhibit C.

               "Indebtedness" means, as applied to any Person, (i) all indebtedness of that Person for borrowed money, (ii) all notes payable and drafts accepted representing extensions of credit to such Person whether or not representing obligations for borrowed money (other than trade drafts or notes payable issued in the ordinary course of business), (iii) any obligation (other than trade payables incurred in the ordinary course of business) owed by that Person for all or any part of the deferred purchase price of property or services which purchase price is due more than six months from the date of incurrence of the obligation in respect thereof, (iv) that portion of obligations with respect to Capital Leases which is properly classified as a liability on the balance sheet of such Person in conformity with GAAP, (v) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (other than for payment in the ordinary course of business), discounted with recourse or agreed to purchase or repurchase, and (vi) the face amount of all outstanding bankers acceptances and of all outstanding letters of credit issued by any Person for the account of such Person, less all drafts drawn thereunder that have been reimbursed to the issuer.

               "Initiating Holder" means a Holder or Holders of Purchaser Common Shares which are not Public Common Shares which constitute at least 40% of the total Common Shares outstanding.

               "Interest Payment Date" means each February 28 and August 31 of each year.

               "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

               "Internal Revenue Service" means the United States Internal Revenue Service and any successor or similar agency performing similar functions.

               "Investment" means, as applied to any Person, any direct or indirect purchase or other acquisition by that Person of, or of a beneficial interest in, stock or other securities of any other Person, or any direct or indirect loan, advance (other than down payments, advances to employees for moving, relocation and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by that Person to any other Person, including all indebtedness and accounts receivable from that other Person which are not current assets or do not arise from sales to that other Person in the ordinary course of business.

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               "Investment Banking Fee Agreement" means the Investment Banking
          Fee Agreement to be entered into on the Closing Date by and between The Jordan Company and Holdings, as such agreement is in effect on such date.

               "Jackson" means Jackson National Life Insurance Company in its capacity as holder of the Senior Secured Notes due 1999 of FMCAN and its successors and assigns.

               "Jackson National" means Jackson National Life Insurance Company in its capacity as a Purchaser hereunder and its successors and assigns.

               "Jackson National Transfer" means any transfer or transfers to no more than a total of two transferees by Jackson National of no more than 37.740 Purchaser Common Shares in the aggregate to Affiliates of Jackson National within 18 months following the Closing.

               "Jackson National Transferee" means any Person who acquires securities in a Jackson National Transfer.

               "Jordan Group" has the meaning ascribed to such term in the Shareholders Agreement.

               "Jordan Junior Preferred Stock" means the Junior Class B PIK Preferred Stock of Holdings having a liquidation preference of $25,000 per share, which shall be subordinated to the Junior Preferred Shares.


               "Jordan Subscription Agreement" means the Subscription Agreement to be entered into on the Closing Date between Holdings and the persons listed on Schedule 1(a) hereto.

               "Junior Preferred Shares" means the shares of Junior Class A PIK Preferred Stock of Holdings having a liquidation preference of $25,000 per share.

               "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest or Lien).

               "Management Consulting Agreement" means the Management Consulting Agreement to be entered into on the Closing Date by and between TJC Management Corp. and Holdings, as such agreement is in effect on such date.

               "Material Holder" means (i) so long as it holds any Securities, each of the original Purchasers hereunder and

          (ii) any other Person who holds any of the following: (x) at least $4,000,000 principal amount of Notes, (y) at least 32 Junior Preferred Shares or (z) at least 114,300 Common Shares.

               "Mergers" means the merger of FMCAN with and into Archibald Candy Corporation, an Illinois corporation with Archibald Candy Corporation as the surviving corporation and the merger of each Subsidiary of Archibald Candy Corporation (other than any Non-Material Subsidiary) with and into Archibald Candy Corporation with Archibald Candy Corporation as the surviving corporation.

               "Multiemployer Plan" means a "multiemployer plan" as defined in
          Section 3(37) or Section 4001(a)(3) of ERISA or Section 414(f) of the Internal Revenue Code contributed to by Holdings, FMCAN, the Company or any of their respective Subsidiaries or ERISA Affiliates.

               "Non-Competition Agreement" means the Management Consulting and Noncompetition Agreements to be entered into on the Closing Date between Holdings, Mrs. Jean Thorne and Mr. John Hughes.

               "Non-Material Subsidiary" shall mean any Subsidiary of the Company, whether or not such Subsidiary is a party to any of the Ancillary Agreements, (i) the revenues of which (directly and together with its Subsidiaries) for the most recent fiscal year of the Borrower were less than 0.1% of the Company's consolidated revenues for such fiscal year and (ii) the consolidated total assets the Book Value of which as of the last day of such fiscal year was less than 0.1% of the Book Value of the Company's consolidated total assets as of such date.

               "Notes" means the 14% Subordinated Notes Due 2000 of FMCAN to be issued and sold to the Purchasers hereunder at the Closing. A form of Subordinated Note is attached hereto as Exhibit B.

               "Original Purchasers" means the TCW Entities, any TCW Transferee, Jackson National, any Jackson National Transferee and Mezzanine Capital and Income Trust 2001 PLC.

               "Other Shareholders" means persons holding Common Shares other than Purchaser Common Shares.

               "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

               "Pension Plan" means an employee pension benefit plan, as defined in Section 3(2) of ERISA, excluding a Multiemployer Plan, maintained by or contributed to by Holdings, FMCAN, the Company or any of their respective Subsidiaries or ERISA Affiliates.

               "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or other governmental levies which, in each case, are (x) not yet due and payable or (y) being contested in good faith by appropriate proceedings, adequately reserved against or provided for in conformity with GAAP and none of Holdings', FMCAN's, or any of their respective Subsidiaries' title to use or right to use their properties is materially adversely affected thereby; (ii) statutory Liens of landlords and depository institutions and Liens of carriers, warehousemen, mechanics, suppliers, materialmen and other similar Liens imposed by law or contract incurred in the ordinary course of business for sums (x) not yet delinquent or (y) being contested in good faith by appropriate proceedings, adequately reserved against or provided for in conformity with GAAP and none of Holdings', FMCAN's, or any of their respective Subsidiaries' title to use or right to use their properties is materially adversely affected thereby; (iii) Liens (other than any Lien imposed pursuant to Sections 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (iv) leases or subleases granted to others not interfering in any material respect with the business of the Person granting such rights; (v) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Person granting such rights; (vi) any interest or title of a lessor in property subject to any lease permitted hereunder; (vii) Liens arising out of consignment or similar arrangements for the sale of goods entered into in the ordinary course of business in accordance with the reasonable practices in the industry of the Person making such arrangements; and (viii) judgment Liens with respect to judgments that do not give rise to an Event of Default under this Agreement.

               "Permitted Stock Option Plan" means an employee stock option or stock bonus plan which is adopted by the

          Board of Directors of Holdings and reasonably acceptable to the Purchasers and which provides for the issuance to the employees of Common Shares so long as (i) the number of Common Shares issued pursuant to such plan and upon the exercise of such options does not exceed, in the aggregate, 33 Class A Common Shares.

               "Permitted Transferees" means, (x) in the case of any Shareholder, (A) Affiliates or officers and directors of any such Shareholder, (B) any individual that is a member of such Shareholder's immediate family (E.G., spouses, parents and children), or any trust established for the benefit of any such member, (y) in the case of any TCW Entity, any TCW Transferee, and (2) in the case of Jackson, any Jackson Transferee.

               "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks and other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

               "Plan" and "Plans" means any employee benefit plan as defined in
          Section 3(3) of ERISA, excluding a Multiemployer Plan, established or maintained for the benefit of employees of Holdings, FMCAN, the Company or any of their respective Subsidiaries or ERISA Affiliates.

               "Plans of Mergers" means the Plans of Mergers pursuant to which the Mergers will be consummated.

               "Pledge Agreement" means the Pledge Agreement entered into on the Closing Date by and between Holdings, Wilmington Trust Company, a Delaware banking corporation, as trustee and William J. Wade as trustee.

               "Preferred Return" means, with respect to Purchaser Common Shares required to be redeemed pursuant to Section 6.8(a), an amount, determined as of the date of any such redemption, equal to the sum of
          (A) one dollar per Common Share and (B) the product of (i) that amount which, taking into account (x) all cash payments theretofore or concurrently made in respect of the Notes (including principal, premium and interest) and the Junior Preferred Shares and (y) all cash payments theretofore received by the Original Purchasers in respect of the Purchaser Common Shares that have previously been redeemed pursuant to Section 6.8(a) or sold, transferred or otherwise disposed of (except in a TCW Transfer or Jackson National Transfer), is sufficient to provide an annual 16% internal rate of return on $42,000,000 computed on the basis of semi-annual compounding, multiplied by (ii) a fraction the numerator of which shall equal the number of Purchaser Common Shares then being redeemed which are held by Original Purchasers and the denominator of which shall equal the number of Common Shares then held by all Holders. For the purposes of clause (i)(x) above, it shall be assumed that the Notes and Junior Preferred Shares will be paid in full as of such date of redemption (provided, that if at any time Holdings shall redeem any Junior Preferred Shares or FMCAN shall repay any principal amount of the Notes, certain additional redemption payments will be made pursuant to Section 6.8(f) at the time of such redemption or repayment). In calculating the amount required to provide a Holder with a 16% internal rate of return, each amount taken into account pursuant to clauses (x) and (y) above (the "Paid Amounts") shall be discounted from the date of payment or assumed payment, as applicable back to the Closing Date utilizing an annual discount rate of 16% and compounded semiannually. The amounts sufficient to provide the required return shall be that amount which, when so discounted and when added to all Paid Amounts so discounted, equals $42,000,000. Exhibit H illustrates the manner in which the Preferred Return shall be calculated.

               "Public Common Shares" means Common Shares that have been sold to the public pursuant to an effective registration statement or under Rule 144.

               "Purchase Price" means the purchase price paid by each Purchaser for each class of Securities being purchased by such Purchaser as set forth on Schedule 1 hereto.

               "Purchaser Common Shares" means Common Shares issued and sold to the Purchasers hereunder or transferred to the TCW Transferees or Jackson National Transferees pursuant to one or more TCW Transfers or Jackson National Transfers, as the case may be.

               "Purchasers" means, as the context requires, any or all of the Persons identified as such on Schedule 1 hereto and their respective successors and assigns.

               "Registration" means a registration of Common Shares or other common equity securities under the Securities Act.

               "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder for which the 30-day notice requirement applies.

               "Requesting Holder" means a Holder or Holders of Purchaser Common Shares which are not Public Common Shares which constitute at least 50% of such Purchaser Common Shares outstanding.

               "Rule 144" means Rule 144 promulgated under the Securities Act, or any successor provision thereto.

               "SAR Agreements" means the agreements set forth on Schedule 1(c) hereto, as in effect on the Closing Date.

               "SAR Amount" means, as of any date on which Common Shares are required to be redeemed pursuant to Section 6.8, the aggregate amount payable by Holdings pursuant to all then existing SAR Agreements, assuming that (i) all stock appreciation rights thereunder are exercised on such date and (ii) that the fair market value of the Common Shares is determined by reference to the definition of Fair Market Value rather than pursuant to the provisions of such SAR Agreements.

               "Securities" means, as the context requires, any or all of the Notes, the Junior Preferred Shares and the Purchaser Common Shares.

               "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

               "Seller Preferred Stock" means the 5% Senior Preferred Stock of Holdings having a liquidation preference of $10,000 per share.

               "Senior Financing Documents" means the Senior Note Purchase Agreement, the Working Capital Facility and the Loan Documents (as defined in the Senior Note Purchase Agreement).

               "Senior Note Purchase Agreement" means the Note Purchase Agreement to be entered into on the Closing Date by and among Holdings, FMCAN and Jackson as it may be amended from time to time.

               "Shareholders Agreement" means the Shareholders Agreement to be entered into on the Closing Date by and among Jordan, Holdings, FMCAN and each Purchaser, as it may be from time to time amended. A form of Shareholders Agreement is attached hereto as Exhibit A.

               "Significant Portion" means, with respect to assets of Holdings and its Subsidiaries (taken as a whole), assets (other than inventory) which, when added to all other assets (other than inventory) of Holdings and its

          Subsidiaries sold, leased, transferred, pledged or assigned in one or more transactions during any four consecutive calendar quarters, accounted for 60 percent, for purposes of the definition of Exit Event, or 25 percent, for purposes of Section 7.8, of the revenues of Holdings and its Subsidiaries on a consolidated basis as at the end of the calendar quarter immediately preceding the first of such four consecutive calendar quarters.

               "Stock Purchase Agreement" means the Stock Purchase Agreement dated as of August 22, 1991 by and among Archibald Candy Corporation, its stockholders and Fannie May Holdings, Inc. as amended by the First Amendment dated as of October 30, 1991 and as it may be further amended from time to time.

               "Subordination Agreement" means the Subordination Agreement to be entered into on the Closing Date by and among FMCAN, Holdings, Jackson, the Working Capital Lender, and the Purchasers as it may be amended from time to time.

               "Subsidiary" means, with respect to any Person, any other Person, a majority of the voting securities of which are owned by such Person.

               "Subsidiary Guaranty" means the Subsidiary Guaranty to be executed and delivered by each Subsidiary of FMCAN (other than a Non-Material Subsidiary in accordance with Section 6.11). A form of Subsidiary Guaranty is attached hereto as Exhibit D.

               "TCW" means TCW Special Placements Fund III, a California limited partnership.

               "TCW Entities" means TCW Special Placements Fund III, a California limited partnership, TCW Capital, a California general partnership acting solely in its capacity as Investment Manager pursuant to an Investment Management Agreement dated as of June 19, 1989, TCW Capital, a California general partnership acting solely in its capacity as Investment Manager pursuant to an Investment Management Agreement dated as of April 18, 1990 and Mezzanine Capital, a California general partnership and their respective successors and assigns.

               "TCW Transfer" means any transfer or transfers to no more than a total of two transferees by one or more of the TCW Entities of no more than 113.346 Purchaser Common Shares in the aggregate to the partners or investors of any TCW Entity within 18 months of the Closing.

               "TCW Transferee" means any Person who acquires securities in a TCW Transfer.

               "Threshold Securities" means (i) any Notes, (ii) 92 Junior Preferred Shares or (ii) 333,000 Purchaser Common Shares which are not Public Common Shares.

               "Triggering Event" means (i) the failure of FMCAN to make any payment in respect of principal or premium or interest on the Notes as the same become due, including by acceleration and such failure shall continue for a period of 90 days; (ii) the failure by Holdings to redeem the Junior Preferred Shares in accordance with the Section 2.7 hereof and such failure shall continue for a period of 90 days; (iii) the failure by FMCAN to repay the Notes at maturity; (iv) the failure by Holdings to redeem the Junior Preferred Shares at their final redemption date; or (v) after October 31, 1999, the failure by Holdings to redeem Common Shares in accordance with Section 6.8 hereof. With respect to any Triggering Event described in clauses (i) or (ii) above, such Triggering Event shall continue indefinitely once it has occurred. With respect to any Triggering Event described in clauses (iii), (iv) or (v) above, such Triggering Event shall continue until the pertinent failure described therein has been cured by Holdings by payment in full of the amounts required.

               "Working Capital Facility" means the Credit Agreement to be entered into on the Closing Date by and between FMCAN, Holdings, the Working Capital Lender and the Lenders referred to therein as it may be amended from time to time.

               "Working Capital Lender" means The First National Bank of Chicago, as agent and its successors and assigns.


SECTION 2.     THE SECURITIES; CLOSING; DELIVERY

     2.1  AUTHORIZATION OF SECURITIES.

          (a) FMCAN has authorized the issuance and sale to the Purchasers, pursuant to the terms and conditions hereof, of $35,000,000 principal amount of the Notes.

          (b) Holdings has authorized the issuance and sale to the Purchasers, pursuant to the terms and conditions hereof, of (i) 280 Junior Preferred Shares,
(ii) 544.135 Class A Common Shares, (iii) 151.128 Class B Common Shares, and
(iv) 10 Class D Common Shares.

     2.2 PURCHASE AND SALE. Subject to the terms and conditions hereof, at the Closing, (i) FMCAN will issue and sell to each Purchaser and each Purchaser will purchase from FMCAN, the principal amount of Notes and (ii) Holdings will issue and sell to each Purchaser, and each Purchaser will purchase from Holdings, the number of Junior Preferred Shares and Common Shares, in each case, set forth opposite such Purchaser's name on Schedule 1 hereto, for the respective Purchase Prices there set forth.

     2.3 CLOSING. The closing of the purchase and sale of the Notes, the Junior Preferred Shares and the Common Shares contemplated hereby shall be held at such time and place as the parties may agree upon. Such closing is hereinafter referred to as the "Closing." The closing of the Acquisition shall occur simultaneously with the Closing.

     2.4 DELIVERY. Subject to the terms of this Agreement, at the Closing, unless otherwise requested, FMCAN will deliver to each Purchaser a single Subordinated Note evidencing the Notes acquired by such Purchaser, and Holdings will deliver to each Purchaser a single certificate evidencing the Junior Preferred shares acquired by such Purchaser and a single certificate evidencing the Common Shares acquired by such Purchaser, against payment of the Purchase Price therefor in immediately available funds.

     2.5  NOTES -- MATURITY; PAYMENT OF INTEREST.

          (a) The Notes mature on October 31, 2000, and on such date, or on any accelerated maturity, the full amount of principal then outstanding, and all accrued and unpaid interest thereon, shall be due and payable.

          (b) The Notes shall bear interest at the rate of 14% per annum, computed on the basis of actual days elapsed and a 360-day year. Interest shall be payable on and to each Interest Payment Date, commencing on the first such date to occur after the Closing, upon any prepayment of Notes (to the extent accrued on the amount of such prepayment) and at maturity.

     2.6  NOTES -- VOLUNTARY PREPAYMENTS.

          (a) The Notes may not be voluntarily prepaid except as permitted by this Section 2.6. All prepayments under this Section 2.6 shall be in a minimum amount of $350,000 shall be made ratably among the holders of the Notes in proportion to the amounts of principal of such Notes held by such holders, shall be accompanied by a payment of all interest accrued to the prepayment date on the principal being prepaid and shall be applied 50% to the payment due on October 31, 2000 and 50% to the payment due on February 28, 2000. Section 6.8(c) sets forth certain adjustments that may apply in connection with the prepayment in full of the Notes.

          (b) In the event of a prepayment which is being made as a part of a refunding or anticipated refunding operation excluding a refinancing in conjunction with a redemption pursuant to Section 6.8, by the application, directly or indirectly, of borrowed funds, FMCAN may voluntarily prepay principal of the Notes, at any time, in whole, but not in part, by paying in addition to such principal, to the extent permitted by law, a premium on such principal in accordance with the following table:

          Period in Which
          Prepayment Is Made       Premium
          ------------------       -------

          10/31/91 - 10/30/94        7.00%
          10/31/94 - 10/30/95        6.00%
          10/31/95 - 10/30/96        5.00%
          10/31/96 - 10/30/97        4.00%
          10/31/97 - 10/30/98        3.00%
          10/31/98 - 10/30/99        2.00%
          10/31/99 - 10/30/00        1.00%
          Thereafter                 0.00%

          (c) In the event of a prepayment other than a prepayment to which 2.6(b) applies, FMCAN may voluntarily prepay principal of the Notes at any time, in whole or in part, without premium. In order to effect a prepayment of all or any part of the Notes pursuant to this Section 2.6(c), FMCAN shall deliver to the holders of the Notes on or prior to the date of such prepayment a certificate of the chief financial officer of FMCAN to the effect that such prepayment will not reduce consolidated working capital of Holdings (determined in accordance with GAAP) below an amount which is considered adequate (taking into account, among other things, the seasonality of the Business) by the Board of Directors of Holdings for the conduct of the business of Holdings and its Subsidiaries without the necessity of creating additional Indebtedness to replace funds used to make such prepayment.

     2.7  MANDATORY PREPAYMENT AND REDEMPTION.

          (a) On February 28, 2000, FMCAN shall pay an amount of principal of the Notes equal to $l7,500,000 without premium, but with interest to the date of repayment, to retire the Notes at maturity. Such payment shall be made ratably among the holders of the Notes in proportion to the amounts of principal of the Notes held by such holders.

          (b) In the event of the occurrence of an Exit Event (other than the Exit Event involving the issuance of equity securities by Holdings) then, without prejudice to any other right the Purchasers may have if any of the foregoing events violates or would violate any provision of this Agreement, the Notes shall become immediately due and payable with interest, but without premium, to the date of repayment, and Holdings shall redeem all of the outstanding Junior Preferred Shares at a redemption price equal to the liquidation preference of such Junior Preferred Shares together with accrued dividends and dividends deemed to have accrued pursuant to their terms.

          (c) In the event Holdings issues equity securities other than (i) dividend payments in kind in accordance with the terms of the Seller Preferred Stock, the Junior Preferred Shares and the Jordan Junior Preferred Stock and
(ii) pursuant to a Permitted Stock Option Plan, then, without prejudice to any other rights the Purchasers may have if such issuance of equity securities violates any provision of this Agreement, including, without limitation, any right that the Purchasers may have by virtue of such issuance to accelerate the maturity of the Notes, Holdings shall apply 50% of the net proceeds from the issuance of such securities (A) first to prepay the Notes, without premium, and, after the Notes have been repaid in full, (B) second to redeem the Junior Preferred Shares at a redemption price equal to the liquidation preference of such Junior Preferred Shares together with accrued dividends and dividends deemed to have accrued pursuant to their terms; provided, however that, if any Seller Preferred Stock shall be outstanding, Holdings shall apply such proceeds to redeem the Seller Preferred Stock prior to redeeming the Junior Preferred Shares pursuant to this clause (B). All such payments shall be accompanied by payment of all interest accrued to the prepayment date on the principal of the Notes being prepaid. Notwithstanding the foregoing, if at any time Holdings is required to apply the proceeds of an equity issuance as described above and such application is prohibited by the terms of the Senior Financing Documents, then such proceeds shall be applied in accordance with the terms of the Senior Financing Documents.

          (d) Section 6.8(f) sets forth certain adjustments that may apply in connection with the repayment in full of the Notes and the redemption of the Junior Preferred Shares.

     2.8  REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE.

          (a) FMCAN and Holdings shall maintain a register for the Securities, in which it shall provide for the registration of the Securities and of transfers of the Securities.

          (b) Upon surrender for registration or transfer of any Note or certificate evidencing Junior Preferred Shares or Common Shares, FMCAN or Holdings, as the case may be, at its expense, shall execute and deliver, in the name of the designated transferee or transferees, one or more new Notes or certificates evidencing Junior Preferred Shares or Common Shares.

          (c) Notes or certificates evidencing Junior Preferred Shares or Common Shares may be exchanged at the option of any holder thereof for Notes or certificates evidencing Junior Preferred Shares or Common Shares of a like aggregate principal amount or number of shares, as appropriate, in the same name but in different denominations. Whenever any Notes or certificates evidencing Junior Preferred Shares or Common Shares are so surrendered for exchange, FMCAN or Holdings, as the case may be, at its expense, shall execute and deliver the Notes or certificates evidencing Junior Preferred Shares or Common Shares which the holder making the exchange is entitled to receive.

          (d) All Notes and certificates evidencing Junior Preferred Shares or Common Shares issued upon any registration of transfer or exchange thereof shall
(i) in the case of Notes, be the
valid obligations of FMCAN, evidencing the same debt, and entitled to the same benefits, as Notes surrendered upon such registration of transfer or exchange, and (ii) in the case of certificates evidencing Junior Preferred Shares or Common Shares, represent the same securities, duly and validly authorized and issued, fully paid and nonassessable and free of preemptive rights or Liens, and be entitled to the same benefits, as certificates evidencing Junior Preferred Shares or Common Shares surrendered upon such registration of transfer or exchange.

          (e) Each Note or certificate evidencing Junior Preferred Shares or Common Shares presented or surrendered for registration or transfer or exchange shall (if so required by FMCAN or Holdings) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to FMCAN or Holdings, as the case may be, duly executed by the holder thereof or its attorney duly authorized in writing.

     2.9 REPLACEMENT OF SECURITIES. Upon receipt of evidence reasonably satisfactory to FMCAN or Holdings, as appropriate, of the loss, theft, destruction or mutilation of a Note or certificate evidencing Junior Preferred Shares or Common Shares and upon delivery of an unsecured indemnity agreement reasonably satisfactory to FMCAN or Holdings, as appropriate, from any holder of such Note or certificate evidencing Junior Preferred Shares or Common Shares or, in the case of any such mutilation, upon the surrender of such Note or certificate evidencing Junior Preferred Shares or Common Shares for cancellation to FMCAN or Holdings, as appropriate, at its principal office, FMCAN or Holdings, as the case may be, at its expense, will execute and deliver, in lieu thereof, a new Note or certificate evidencing Junior Preferred Shares or Common Shares of like tenor, dated in the case of a Note, so that there will be no loss of interest. Any Note or certificate evidencing Junior Preferred Shares or Common Shares in lieu of which any such new Note or certificate evidencing Junior Preferred

Shares or Common Shares has been so executed and delivered by FMCAN or Holdings, as the case may be, shall not thereupon be deemed an outstanding Note or certificate evidencing Junior Preferred Shares or Common Shares for any purpose under this Agreement.

     2.10 TAXES. All payments by FMCAN of principal of, and interest on, the Notes and all other amounts payable hereunder (excluding any payments in respect of the Common Shares and the Junior Preferred Shares) shall be made free and clear of and without deduction for any present or future income, stamp or other taxes, fees, duties, withholding or other charges of any nature whatsoever imposed by any taxing authority, other than taxes imposed on or measured by any Purchasers' net income or receipts (such non-excluded items being hereinafter referred to as "TAXES"). In the event that any withholding or deduction from any payment to be made by FMCAN hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then FMCAN will:

          (a) pay to the relevant authority the full amount required to be so withheld or deducted;

          (b) promptly forward to the applicable Purchaser an official receipt or other documentation satisfactory to such Purchaser evidencing such payment to such authority; and

          (c) pay to such Purchaser such additional amount or amounts as is necessary to ensure that the net amount actually received by such Purchaser equals the full amount such Purchaser would have received had no such withholding or deduction been required.

Upon the request of FMCAN, each Purchaser that is organized under the laws of a jurisdiction other than the United States or any state thereof shall, prior to the due date of any payments under the Notes, execute and deliver to FMCAN, on or about the first scheduled payment date in each calendar year, a United States Internal Revenue Service Form 4224 or Form 1001 (or any successor form), appropriately completed.

SECTION 3.     REPRESENTATIONS AND WARRANTIES OF
               HOLDINGS AND FMCAN

          To induce the Purchasers to enter into this Agreement and to purchase the Securities hereunder, FMCAN and Holdings hereby represent, warrant and covenant to the Purchasers as follows:

     3.1  ORGANIZATION AND STANDING; CERTIFICATE OF
          INCORPORATION AND BY-LAWS.

          Each of Holdings, FMCAN and the Company and its Subsidiaries is a corporation duly organized and validly existing under, and by virtue of, the laws of its state of incorporation and is in good standing under such laws. Each of Holdings, FMCAN and the Company and its Subsidiaries has, and Holdings and its Subsidiaries following the Mergers will have, the corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted and as proposed to be conducted. Each of Holdings, FMCAN and the Company and its Subsidiaries is duly qualified as a foreign corporation, and is in good standing, in each jurisdiction in which its failure to so qualify might reasonably be expected to have a material adverse effect on its business, operations, prospects, assets or condition (financial or otherwise). Each of Holdings, FMCAN and the Company and its Subsidiaries has furnished the Purchasers with copies of its Certificate of Incorporation and By-Laws and with all of the minutes of meetings of its shareholders and of its Board of Directors. Such copies are true, correct and complete and contain all amendments through the date of this Agreement and will contain all amendments through the Closing.

     3.2  CORPORATE POWER; ENFORCEABILITY.

          (a) Each of Holdings and FMCAN has all requisite corporate power to enter into this Agreement and each of the Holdings, FMCAN, and the Company and its Subsidiaries has or will have at the Closing all requisite corporate power to enter into the Ancillary Agreements to which it is or will be a party. At the Closing, FMCAN will have all requisite corporate power to issue and to sell the Notes and to make payments on the Notes when due, and Holdings will have all requisite corporate power to issue and sell the Junior Preferred Shares and Common Shares. Each of Holdings, FMCAN and the Company and its Subsidiaries will have at the Closing all requisite corporate power to carry out and perform all of its respective obligations under the terms of this Agreement and the Ancillary Agreements. This Agreement, and each Ancillary Agreement to which any of Holdings, FMCAN, and the Company and its Subsidiaries is a party, is, and at the Closing this Agreement, and the Ancillary Agreements to which any of them will be a party, will be, valid and binding obligations of each of them which is a party thereto, enforceable against them in accordance with their respective terms.

          (b) Following the Mergers, the Company will succeed to all of the rights, privileges, obligations, and liabilities of FMCAN, including, without limitation, obligations and liabilities under this Agreement, the Notes and the Ancillary Agreements to which FMCAN is or will be a party. This Agreement, the Notes and such Ancillary Agreements will be, at such time, the valid binding obligations of the Company and enforceable against it in accordance with their respective terms.

     3.3 SUBSIDIARIES. Except for FMCAN, Holdings does not own, never has owned and immediately following the Mergers will not own, directly or indirectly, any shares of capital stock of or any equity interest in any Person. Holdings owns all of the authorized, issued and outstanding capital stock of FMCAN, free and clear of any Lien whatsoever except Liens pursuant to the Senior Financing Documents. Except as set forth on Schedule 3.3, the Company does not own, never has owned, and immediately following the Closing and the consummation of the Acquisition will not own, directly or indirectly, any shares of capital stock of or any equity interest in any Person. Immediately following the Mergers, each Subsidiary of the Company will be a Non-Material Subsidiary.

     3.4  CAPITALIZATION.

          (a) Immediately prior to the Closing, the authorized capital stock of Holdings will consist of 2,000 Class A Common Shares, 2,000 Class B Common Shares, 295 Class C Common Shares, 1,000 Class D Common Shares, and 2,500 shares of preferred stock, without par value, including 1,500 shares of Seller Preferred Stock, 625 Junior Preferred Shares, and 62 shares of Jordan Junior Preferred Stock, none of which will be issued and outstanding. Immediately following the Closing and the consummation of the Mergers, the authorized capital stock of Holdings will consist of 2,000 Class A Common Shares, of which
544.135 will be issued and outstanding, 2,000 Class B Common Shares, of which
151.128 will be issued and outstanding, 1,000 Class C Common Shares, of which
294.737 will be issued and outstanding, 1,000 Class D Common Shares, of which 10 will be issued and outstanding, 1,500 shares of Seller Preferred Stock, of which 1,000 will be issued and outstanding, 625 Junior Preferred Shares, of which 280 will be issued and outstanding, and 62 shares of Jordan Junior Preferred Stock, of which 28 will be issued and outstanding and such shares of capital stock will be owned by the stockholders in the amounts set forth on Schedule 3.4(a).

          (b) Immediately prior to the Closing, the authorized capital stock of FMCAN will consist of 100 shares of common stock, all of which will be issued and outstanding and owned by Holdings.

          (c) Immediately prior to the Closing, the authorized capital stock of the Company will consist of 25,000 shares of common stock, of which 19,200 will be issued and outstanding and owned by the Sellers and 300,000 shares of preferred stock of which 291,830 will be issued and outstanding and owned by the Sellers. Immediately following the Closing and the consummation of the Mergers, the authorized capital stock of the Company will consist of 4,210 shares of common stock, all of which will be issued and outstanding and owned by Holdings.

          (d) Schedule 3.4(d) sets forth the authorized, issued and outstanding capital stock of each Subsidiary of the Company immediately prior to the Closing and immediately following the Closing.

          (e) Except as set forth on Schedule 3.4(e), there are, and will be at the Closing Date, no preemptive rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any of Holdings, FMCAN or the Company or any of its Subsidiaries or any other Person of any shares of capital stock or other securities of Holdings, FMCAN or the Company or any of its Subsidiaries.

     3.5  AUTHORIZATION.

          (a) All corporate action on the part of Holdings and FMCAN and their respective officers, directors and shareholders necessary to authorize (i) the execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is or will be a party and (ii) the issuance and sale of, and performance under, the Securities has been taken or will be taken prior to the Closing.

          (b) The Common Shares and Junior Preferred Shares when issued in compliance with this Agreement, will be duly authorized and validly issued, fully paid, nonassessable and free of any preemptive rights or Liens other than as provided in the Shareholders Agreement. The Notes, when issued in compliance with this Agreement, will be duly authorized and validly issued and free of any Liens and will be enforceable against FMCAN, except (i) as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally and (ii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any such proceeding may be brought.

          (c) All corporate action on the part of Holdings and its officers, directors and shareholders necessary for the execution, delivery and performance of the transactions contemplated by the Stock Purchase Agreement has been taken.

          (d) All corporate action on the part of Holdings, FMCAN and the Company and its Subsidiaries and their respective officers, directors and shareholders necessary for the execution, delivery and performance of the Plan of Mergers and the consummation of the Mergers will have been taken by the time of the Mergers and, immediately following the consummation of the Mergers, all corporate action on the part of the Company necessary for the execution, delivery and performance of the Ancillary Agreements to which it is a party will have been taken.

     3.6  BUSINESS; CONTRACTS AND OBLIGATIONS.

          (a) Holdings and FMCAN were formed to acquire the Company. Neither Holdings nor FMCAN has engaged in any business other than in connection with the transactions contemplated by this Agreement. Neither Holdings nor FMCAN has any intention of engaging, directly or indirectly, in any business or transaction other than the Acquisition and the ownership and operation of the businesses operated by the Company and its Subsidiaries prior to the Acquisition.

          (b) Except for this Agreement and the Ancillary Agreements, and except as set forth on Schedule 3.6 hereto, neither Holdings nor FMCAN is and immediately following the Mergers will be a party to any written or oral:

          (i)  contract with any labor union;

        (ii) agreement or indenture relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a Lien (other than Permitted Liens) on, any material asset or material group of assets of Holdings, FMCAN or any of their Subsidiaries;

       (iii) guarantee of or reimbursement obligation with respect to any obligation;

        (iv) lease or agreement under which it is lessee of or holds or operates any property, real or personal, owned by any other party (other than leases and agreements entered into in the ordinary course of business and calling for annual lease payments of less than $50,000);

          (v) agreement or obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock;

        (vi) agreement under which it has granted any person or entity any registration rights (including piggyback rights);

       (vii)   Capital Lease; or

      (viii)   other agreement that is material to its business or prospects.

     3.7 LICENSES, AUTHORIZATIONS, TRADEMARKS, ETC. Each of Holdings, FMCAN and the Company and its Subsidiaries owns and possesses or is licensed to use in its business activities, and, immediately following the consummation of the Mergers, Holdings and each of its Subsidiaries will own and possess or will be licensed to use in its business activities all licenses, permits and authorizations, and all patents, copyrights, service marks, trademarks and trade names and other intangible rights necessary or useful to enable it to carry out the business activities currently conducted by it and the business activities proposed to be conducted by it except, where the failure to so own and possess or be licensed to use could not reasonably be expected, singly or in the aggregate, to have a material adverse effect on the business, operations, prospects, assets or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole. Each patent, copyright, service mark, registered trademark, trade name and other intangible right is listed on Schedule 3.7 hereto and all such items (and all licenses, permits and authorizations) are and at such time will be in full force and effect. The businesses of Holdings, FMCAN and the Company and its Subsidiaries as currently conducted do not, and such businesses as proposed to be conducted following the Closing will not, conflict with the rights of any other party pursuant to laws relating to the protection of patents, service marks, trademarks, copyrights, trade names and trade secrets, in a manner which might reasonably be expected to have a material adverse effect on the business, operations, prospects, assets or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole.

     3.8 COMPLIANCE WITH LAWS, INSTRUMENTS, AGREEMENTS AND OBLIGATIONS; NONE BURDENSOME, ETC.

          None of Holdings, FMCAN, or the Company or its Subsidiaries is or, immediately following the Closing and the Mergers, neither Holdings nor any of its Subsidiaries will be, in violation of any term of its Certificate of Incorporation. None of Holdings, FMCAN, or the Company or its subsidiaries is or, immediately following the Closing and the Mergers, neither Holdings nor any of its Subsidiaries will be in violation of any term of any mortgage, indenture, contract, lease, agreement, instrument, judgment, decree, order, statute, rule or regulation applicable to it, where, in any such case, a violation thereof might reasonably be expected to, singly or in the aggregate, have a material adverse effect on the business, operations, prospects, assets or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole. Except for Section 11.12 of Senior Note Purchase Agreement, Section 6.1 of the Working Capital Facility and this Agreement, immediately following the Closing and the Mergers, neither Holdings nor any of its Subsidiaries will be a party to any agreement which prohibits or restricts the payment of dividends by it, the redemption by it of shares of its capital stock or the payment by it of interest or principal on its Indebtedness. The execution, delivery and performance of and compliance with this Agreement and the Ancillary Agreements by Holdings, FMCAN and the Company and its Subsidiaries, the issuance and sale of the Notes, the Junior Preferred Shares and the Common Shares pursuant hereto and the payment of principal of and interest on the Notes will not result in (i) any violation of or be in conflict with or constitute a default under (x) any term of the Certificate of Incorporation or By-Laws of Holdings, FMCAN, or the Company or any of its Subsidiaries, or, (y) any term of any mortgage, indenture, contract, lease, agreement, instrument, judgment, decree, order, statute, rule or regulation that is now applicable to Holdings, FMCAN, or the Company or any of its Subsidiaries, or any of their assets or that will be applicable to Holdings or any of its Subsidiaries, or any of their assets immediately following the Closing and the Mergers, where, any such violation thereof might reasonably be expected, singly or in the aggregate, to have a material adverse effect on the business, operations, prospects, assets or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole or (ii) the creation of any Lien, other than Permitted Liens and Liens granted pursuant to the Senior Financing Documents, upon any of the properties or assets of Holdings or FMCAN, or the Company or any of its Subsidiaries pursuant to any such term. There is no such term which is likely materially and adversely to affect the business, operations, prospects, assets or condition (financial or otherwise) of Holdings or any of it Subsidiaries.

     3.9 LABOR MATTERS. Except as set forth in Schedule 3.9, during the past five years there has been no strike, work stoppage, slowdown or other labor dispute or grievance involving FMCAN, Holdings, the Company or any of their respective Subsidiaries, or employees of any of such Persons, which has had or might have a material adverse effect on the business, operations, prospects, assets or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole, nor to the knowledge of FMCAN or Holdings (following diligent investigation) is any such action, dispute or grievance currently pending or threatened against FMCAN, Holdings, the Company or any of their respective Subsidiaries. Except as set forth in Schedule 3.9, none of FMCAN, Holdings, the Company or any of their respective Subsidiaries is a party to any collective bargaining agreement and none of them has any knowledge of any pending or threatened effort to organize any of their employees. Schedule 3.9 also contains a true and complete list of all existing written collective bargaining agreements, material employment agreements, severance agreements, employee benefit plans, trusts and programs (whether funded or unfunded, and including, without limitation, all health and welfare plans and all pension and profit sharing plans (excluding Multiemployer Plans), thrift plans, stock option, stock purchase and stock bonus plans, and other bonus and incentive plans and policies), and other material agreements and employment policies currently in effect relating to the employment of any of the present or former officers or employees of FMCAN, Holdings, the Company and any of their respective Subsidiaries or ERISA Affiliates, as now in effect, copies of which have been supplied to Purchasers except as disclosed in Schedule 3.9. Schedule
3.9 also contains a true and complete list of all Multiemployer Plans now in effect under which any employee of FMCAN, Holdings, the Company or any of their respective Subsidiaries or ERISA Affiliates may now or hereafter be entitled to receive any benefits.

          Except as set forth in Schedule 3.9, no present or former employee or independent contractor of Holdings, FMCAN, the Company or any of their respective Subsidiaries has a pending claim or charge which has been asserted or threatened against Holdings, FMCAN, the Company or any of their respective Subsidiaries (whether under any foreign, federal, state or common law, through a government agency, private arbitral body, or otherwise) for (A) overtime pay, other than overtime pay for the current period; (B) wages, salaries or profit sharing (excluding wages, salaries or profit sharing for the current payroll period); (C) vacations, time off or pay in lieu of vacation or time off, other than vacation or time off (or pay in lieu thereof) earned in respect of the employer's current fiscal year; (D) any violation of any statute, ordinance, contract or regulation relating to minimum wages or maximum hours of work; (E) discrimination against employees on any basis; (F) unlawful or wrongful employment or termination practices; (G) unlawful retirement, termination or labor relations practices, breach of contract or other claim arising under a collective bargaining agreement, individual, express or implied contract, or policy, practice or procedure manual or statement; (H) any violation of occupational safety or health standards, or any violation of the Worker Adjustment Restraining and Notification Act ("WARN").

          FMCAN, Holdings, the Company and their respective Subsidiaries are in compliance in all material respective with all applicable federal, state and local statutes, laws, rules, ordinances, regulations, codes, licenses and orders relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, bonuses, collective bargaining agreements, equal pay, occupational safety and health, equal employment opportunity, wrongful or retaliatory termination of employment, WARN or benefit plans (other than any Plan).

     3.10 COMPLIANCE WITH ERISA.  Except as set forth on Schedule 3.9:

          (a) no Pension Plan which is subject to Part 3 of Subtitle B of Title 1 of ERISA or Section 412 of the Internal Revenue Code had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA or Section 412 of the Internal Revenue Code), whether or not waived, as of the last day of the most recent fiscal year of such Pension Plan heretofore ended;

          (b) no liability to the PBGC (other than required insurance premiums, all of which have been paid when due) has been incurred and is outstanding with respect to any Pension Plan, and there has not been any Reportable Event, or any other event or condition, which presents a material risk of involuntary termination of any Pension Plan by the PBGC;

          (c) neither any Multiemployer Plan or Plan nor any trust created thereunder, nor any trustee or administrator thereof, has, to the knowledge of Holdings or FMCAN, engaged in a prohibited transaction (as such term is defined in Section 4975 of the Internal Revenue Code described in Section 406 of ERISA) that could subject the FMCAN, Holdings, the Company, or any of their respective Subsidiaries or ERISA Affiliates to any material tax or penalty on prohibited transactions imposed under said Section 4975 or Section 502(i) of ERISA;

          (d) no material liability has been incurred and is outstanding with respect to any Multiemployer Plan as a result of the complete or partial withdrawal by FMCAN, Holdings, the Company or any of their respective Subsidiaries or ERISA Affiliates from such Multiemployer Plan under Title IV of ERISA, nor has FMCAN, Holdings, the Company or any of their respective Subsidiaries or ERISA Affiliates been notified by any Multiemployer Plan that such Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA;

          (e) FMCAN, Holdings, the Company and their respective Subsidiaries and ERISA Affiliates are in compliance in all material respects with all applicable provisions of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to all Plans and Multiemployer Plans;

          (f) as of the Closing Date, the actuarial present value of all benefit liabilities (as defined in Section 4001(a)(16) of ERISA) under all Pension Plans that are subject to Title IV of ERISA did not exceed the fair market value of the assets allocable to such liabilities, determined as if all such Plans were terminated as of the Closing Date, and by using the Plan's actuarial assumptions as set forth in the most recent actuarial report pertaining to each Plan;

          (g) the aggregate liability under Title IV of ERISA to the Multiemployer Plans that would be incurred by FMCAN, Holdings, the Company and any of their respective Subsidiaries and ERISA

Affiliates by reason of a complete withdrawal (within the meaning of Section 4203 of ERISA) by all such Persons from all such Multiemployer Plans following the most recent plan years ended of such Multiemployer Plans would not exceed $250,000;

          (h) no event has occurred with respect to any Plan or with respect to any other employee pension benefit plan (as defined in Section 3(2) of ERISA) established or maintained at any time during the five-year period immediately preceding the Closing Date for the benefit of employees of FMCAN, Holdings, the Company or any of their respective Subsidiaries or ERISA Affiliates (such ERISA Affiliates determined by reference to the relationship existing at any time during such five-year period) which presents a risk of material liability of FMCAN, Holdings, the Company or any of their respective Subsidiaries or ERISA Affiliates under Sections 4064 or 4069 or Subtitle E of Title IV of ERISA;

          (i) except as provided under the Non-Competition Agreements, no Plan provides for continued medical, health, life or other welfare benefits for employees after they leave the employment of FMCAN, Holdings, the Company or any of their respective Subsidiaries or ERISA Affiliates (other than any such welfare benefits required to be provided under the Consolidated Omnibus Budget Reconciliation Act of 1985 or other similar federal or state law); and

          (j) none of FMCAN, Holdings, the Company or any of their respective Subsidiaries or ERISA Affiliates is a party in interest with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) other than any Plan or Multiemployer Plan.

     3.11 LITIGATION, ETC. There are, and immediately following the Closing there will be, no actions, proceedings or investigations pending against any of Holdings, FMCAN, or the Company or any of its Subsidiaries or any of their officers, directors or shareholders (in their capacity as such an officer, director or shareholder) (or, to the best knowledge of Holdings and FMCAN (following diligent investigation) any basis therefor or threat thereof), which, either in a single case or in the aggregate, might reasonably be expected to result in any material adverse change in the business, operations, prospects, assets or conditions (financial or otherwise) of Holdings, FMCAN or the Company and its Subsidiaries taken as a whole or in any material impairment of the right or ability of each of Holdings, FMCAN or the Company or any of its Subsidiaries to carry on its business as now conducted or as proposed to be conducted, or in any material liability on its part and none which questions the validity of this Agreement, any Ancillary Agreement or any action taken or contemplated in connection herewith or therewith. Schedule 3.11 lists each legal, administrative or other proceeding that involves a claim against Holdings, FMCAN, the Company, or any of its Subsidiaries asserting an aggregate liability of $50,000 or more.
Schedule 3.11 includes with respect to each matter identified, if applicable, the case title, the court, the court file number, the date filed, the law firm representing Holdings, FMCAN, the Company or such Subsidiary, as the case may be, and such other information as the Purchasers may reasonably request.

     3.12 GOVERNMENTAL CONSENTS. No consent or authorization of, or filing with, any governmental authority (including, without limitation, any authorization or filing or the expiration of any waiting period under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976) on the part of either Holdings, FMCAN or the Company or any of its Subsidiaries or the Sellers is required in connection with the valid execution, delivery, performance, validity or enforceability of this Agreement or any Ancillary Agreement, the offer, sale or issuance of the Securities or any securities to be issued pursuant to the Ancillary Agreements, the payment of interest and principal on the Notes or the consummation of any transaction contemplated hereby or thereby, except, if required, qualifications or filings under any applicable federal securities and blue sky laws, which qualifications or filings will have been obtained or made prior to the Closing.

     3.13 OFFERINGS. None of Holdings, FMCAN or the Company or any of its Subsidiaries has, directly or indirectly, offered the Securities, or any part thereof, or (within the last six months) any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, anyone other than the Purchasers and not more than 35 other institutional investors. Assuming the accuracy of the representations and warranties of the Purchasers contained herein, the offer, issuance and sale of the Securities in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of
Section 5 of the Securities Act and comply or will comply with federal securities and state blue sky laws applicable to such offer, sale and issuance.

     3.14 USE OF PROCEEDS. Holdings and FMCAN will use substantially all of the proceeds received therefrom to finance the transactions set forth in the Recitals hereto, for expenses incident to such transactions and for working capital.

     3.15 CERTAIN TRANSACTIONS. Except pursuant to this Agreement or the Ancillary Agreements, or as set forth on Schedule 3.15 hereto, immediately following the Closing and Mergers, neither Holdings nor any of its Subsidiaries will be indebted, directly or indirectly, to any of its respective officers, directors or shareholders or to their respective spouses or children, except with respect to salaries and related employee compensation accrued in the ordinary course of business, in any amount whatsoever; and none of such officers, directors or shareholders, or any members of their immediate families, will be indebted to either of Holdings or any of its Subsidiaries in any amount whatsoever or will have any direct or indirect ownership interest in any other firm or corporation (other than securities of publicly traded companies in which such Persons own, in the aggregate, less than five percent of any outstanding class of securities) which competes with Holdings or any of its Subsidiaries. Except as set forth on
Schedule 3.15 hereto, immediately following the Closing and the Mergers, no officer, director or shareholder of Holdings or any of its Subsidiaries or any member of their immediate families, will be, directly or indirectly, interested in any material contract (other than this Agreement and the Ancillary Agreements) with either of Holdings or any of its Subsidiaries.

     3.16 FINANCIAL STATEMENTS.

          (a) Attached hereto as Schedule 3.16 are the following financial statements: (i) a consolidated unaudited pro forma balance sheet of the Company as of September 30, 1991, giving effect to the transactions contemplated hereby and by the Ancillary Agreements and (ii) an audited consolidated balance sheet of the Company and its Subsidiaries as of August 31, 1991, together with the related statement of income and changes in financial condition for the fiscal year then ended (collectively, the "Financial Statements").

          (b) The Financial Statements (other than the pro forma balance sheets described in clause (i) of the preceding paragraph) fairly present the financial position of the Company and its Subsidiaries as of the pertinent dates and the results of its operations for the pertinent fiscal periods then ended in accordance with GAAP applied on a consistent basis throughout the periods involved.

          (c) At the completion of the Closing and the Mergers, neither Holdings nor any of its Subsidiaries will have any material liability of any nature whatsoever, whether or not required to be disclosed by GAAP, other than liabilities disclosed in the Financial Statements or in the Stock Purchase Agreement, liabilities that have arisen after August 31, 1991 in the ordinary course of business and other liabilities expressly disclosed in the schedules to this Agreement.

     3.17 ADVERSE OR NEW DEVELOPMENTS. Except as set forth on Schedule 3.17 hereto, since August 31, 1991 there has been no material adverse change in the business, prospects, assets, condition (financial or otherwise), affairs or operations, present or proposed, of Holdings, FMCAN, or the Company and its Subsidiaries taken as a whole, and none of them nor any of their Subsidiaries has:

          (a) except as provided in this Agreement and the Ancillary Agreements, issued or agreed to issue, any bonds, notes or other debt securities;

          (b) incurred any borrowings or incurred or become subject to any liabilities (absolute, accrued, contingent or otherwise) other than liabilities
(i) in connection with this Agreement and the Ancillary Agreements, (ii) that are specifically disclosed elsewhere in this Agreement or in the Schedules attached hereto or (iii) ordinary trade indebtedness arising in the ordinary course of business;

          (c) discharged or satisfied any Lien or paid any obligation or liability;

          (d) except as contemplated by this Agreement, declared or made any payment or distribution of cash or other property to shareholders with respect to its capital stock, or purchased or redeemed any shares of its capital stock;

          (e) mortgaged or pledged any of its properties or assets, or subjected them to any Lien except Permitted Liens;

          (f) sold, assigned or transferred any of its material assets, tangible or intangible, or cancelled any debts or claims; or
          (g) suffered any extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice.

     3.18 TITLE TO PROPERTIES AND ASSETS. The Company and its Subsidiaries have and, immediately following the consummation of the Mergers, Holdings and its Subsidiaries will have good and valid title to, or a valid leasehold interest in, the properties and assets (including, but not limited to, all copyrights, patents, service marks, trademarks, trade names, know-how and other proprietary rights) used in the Business or shown on the Financial Statements, in each case free and clear of all Liens, except (i) as specifically disclosed in the notes to the Financial Statements, (ii) for Permitted Liens or (iii) for assets disposed of in the ordinary course of business. The buildings, equipment and other tangible assets of the Company and its Subsidiaries are and, immediately following the consummation of the Mergers, the buildings, equipment and other tangible assets of Holdings and its Subsidiaries will be, in good operating condition subject to ordinary wear and tear except where the failure to be in such condition could not reasonably be expected, singly or in the aggregate, to have a material adverse effect on the business, operations, assets or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole. The Company and its Subsidiaries own and control or have a valid leasehold interest in, all assets necessary to conduct the business conducted by the Company and its Subsidiaries and, immediately following the consummation of the Mergers, Holdings and its Subsidiaries will own and control, or will have a valid leasehold interest in, all assets necessary to conduct the business to be conducted by Holdings and its Subsidiaries.

     3.19 TAX MATTERS. Holdings and FMCAN have not been obligated to file any material tax returns of any nature whatsoever. The Company and each of its Subsidiaries (i) has filed all tax returns that it has been required to file (and all such returns are true and correct in all material respects), (ii) has timely paid all taxes due and payable on or before the date hereof and has made adequate provision in the Financial Statements for all taxes that are not due and payable on or before the date hereof, whether or not disputed, for all periods through the date hereof, (iii) has timely paid all taxes which it is obligated to withhold from amounts owing to any employee (including, but not limited to, social security taxes), creditor or third party, and (iv) has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency. No governmental entity has, during the past three years, examined or is in the process of examining any tax return of the Company or any of its Subsidiaries. No governmental entity has proposed (tentatively or definitively), asserted or assessed or, threatened to propose or assert, any deficiency, assessment or claim for taxes and there would be no basis for any such delinquency, assessment or claim. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against the Company or any of its Subsidiaries or with respect to any tax return filed or to be filed by the Company or any of its Subsidiaries. Following the Closing, the assessment of any additional taxes for periods for which returns have been filed is not expected to exceed the liability recorded therefor on the Financial Statements. There are no material unresolved questions or claims concerning the tax liability of the Company or any of its Subsidiaries. Following the Acquisition, Holdings and its Subsidiaries will not have any liability of any nature whatsoever for taxes due and payable relating to the ownership or operation of the Business or the assets thereof prior to the Closing.

     3.20 ANCILLARY AGREEMENTS. Holdings has delivered to the Purchasers complete and correct copies of the Stock Purchase Agreement in the form in which it has been executed, and of all exhibits and schedules thereto. This Agreement, the Securities and the Ancillary Agreements constitute (i) the only agreements relating to the transactions to be consummated at the Closing to which any of Holdings, FMCAN or the Company or any of its subsidiaries is a party and (ii) the only agreements relating to the Acquisition of which Holdings, FMCAN or the Company or any of its subsidiaries has knowledge. The Ancillary Agreements have not been amended and none of Holdings, FMCAN or the Company has, by action or inaction, waived any rights thereunder.

     3.21 CERTAIN AGREEMENTS. Neither Holdings nor, to its knowledge, any of its shareholders (other than the Purchasers) is party to any agreement relating to the voting, disposition, or redemption of Holdings's capital stock, except for this Agreement and the Ancillary Agreements.

     3.22 INSURANCE. Schedule 3.22 hereto contains a list of all insurance policies and endorsements thereto that will be in effect immediately following the Closing with respect to Holdings and its Subsidiaries, or covering its or their properties, inventories, equipment, furniture, fixtures, operations, damages to the lives and property of others, or the lives of, or performance of their duties by, its or their directors, officers and employees. All such policies and endorsements will be in full force and effect at such time.

     3.23 INDEBTEDNESS; LIENS. Immediately following the Closing, (i) neither Holdings nor any of its Subsidiaries will have any outstanding Indebtedness except Indebtedness permitted by Section

7.4 hereof and (ii) no assets of either Holdings or any of its Subsidiaries will be subject to any Liens except Permitted Liens and Liens permitted under Section 7.5.

     3.24 CERTAIN ACTIVITIES. None of Holdings, FMCAN, or the Company or any of its Subsidiaries is or will be engaged primarily, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of any regulation, interpretation or ruling of the Board of Governors of the Federal Reserve System. In no event shall Holdings or FMCAN directly or indirectly apply any part of the proceeds from the sale of any Security hereunder to the purchasing or carrying of any margin stock within the meaning of any such regulation, interpretation or ruling.

     3.25 GOVERNMENTAL REGULATION. None of Holdings, FMCAN, or the Company or any of its subsidiaries is, or immediately following the Closing will be, subject to regulation under the Public Utility Holdings Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act, or to any federal or state statute or regulation limiting its ability to incur Indebtedness for money borrowed or regulating its issuance of capital stock (except for the Securities Act, the Securities Exchange Act of 1934, as amended, and any applicable state securities laws).

     3.26 DISCLOSURE. This Agreement (including the Exhibits and Schedules hereto) and the Ancillary Agreements do not contain any untrue statement by Holdings or FMCAN of a material fact and do not omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact which materially adversely affects, or will materially adversely affect, the business, prospects, assets, condition (financial or otherwise), affairs or operations, present and proposed, of Holdings, FMCAN, or the Company and its Subsidiaries taken as a whole, which has not been set forth in this Agreement or otherwise disclosed in writing to each of the Purchasers by Holdings or FMCAN.

     3.27 BROKERS. Except as set forth on Schedule 3.27, neither Holdings, FMCAN nor any officer, agent or employee of Holdings or FMCAN has retained any broker or finder in connection with the transaction contemplated by this Agreement and the Ancillary Agreements other than those fees paid or payable by Holdings pursuant to the Investment Banking Fee Agreement.

     3.28 ENVIRONMENTAL MATTERS.  Except as set forth on Schedule 3.28 hereto,
(i) no Person (including, without limitation, any previous owner, lessor or sublessor of property of the Company or any of its Subsidiaries) has generated, used, treated, stored, released or disposed of or has suffered or permitted anyone else to generate, use, transport, treat, store, release or dispose of Hazardous Substances on any of its properties or any of the properties to be acquired, directly or indirectly, by Holdings and FMCAN pursuant to the transaction contemplated hereby (whether owned, leased, subleased or used by such Person) in violation of any applicable statutes, regulations or ordinances, including, without limitation, the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, ET SEQ., "RCRA") and the regulations issued thereunder, pertinent state or local environmental protection or toxic substances statutes or similar legal regimes; (ii) there has been no generation, use, transportation, handling, treatment, storage, spill, release, disposal or any other discharge of Hazardous Substances on or from any properties owned, leased, subleased or used by Holdings, FMCAN or the Company or any of its Subsidiaries, or on or from any adjacent properties or facilities, that, in any such case, could subject Holdings, FMCAN or the Company or any of its Subsidiaries or their shareholders to liability or require reporting or notification to any governmental entity; (iii) no asbestos which is or could become friable, electrical equipment containing any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million, or underground storage tanks or surface impoundments, are located on or under (A) any properties leased, subleased or used by Holdings, FMCAN, or the Company or any of its Subsidiaries which could reasonably be expected, singly or in the aggregate, to have a material adverse effect on the business operations, assets or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole or (B) any properties owned by Holdings, FMCAN, the Company or any of its subsidiaries; (iv) Holdings, FMCAN, the Company and its Subsidiaries have not received (A) any notice or claim to the effect that any of them may be liable to any person as a result of the release or threatened release of any Hazardous Substances or (B) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S. Section 9604) or comparable state laws. To the best knowledge of Holdings and FMCAN none of the operations of the Company or any of its Subsidiaries is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or a threatened release of any Hazardous Substance at any facility of the Company or its Subsidiaries, or at any other location; (v) Holdings, FMCAN, the Company and its Subsidiaries have obtained all permits, licenses and other governmental authorizations which are required with respect to the operation of their business under all applicable laws relating to the environment, health and safety ("Required Environmental Permits"); (vi) Holdings, FMCAN, the Company and its Subsidiaries are in compliance with all material terms and conditions of all Required Environmental Permits; and (vii) Holdings, FMCAN, the Company and its Subsidiaries are not subject to any material liabilities (contingent or otherwise) pursuant to any outstanding written order or agreement with any governmental authority or private party respecting any environmental laws or any environmental claims.

     3.29 SOLVENCY. Upon the consummation of all the transactions contemplated by this Agreement and the Ancillary Agreements, based upon certain valuations and the Financial Statements, and upon each of Holdings, and FMCAN's knowledge of the business, operations, prospects, assets and condition (financial or otherwise) of Holdings and its Subsidiaries:

          (a) The present fair salable value of the assets of Holdings and its Subsidiaries will exceed the amount that will be required to pay the probable liability on the existing debts (whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent) of Holdings and its Subsidiaries, as they become absolute and matured;

          (b) The sum of the debts (whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent) of Holdings and its Subsidiaries will not exceed all of the property of Holdings and its Subsidiaries, at a fair valuation;

          (c) The capital of Holdings and its Subsidiaries will not be unreasonably small for Holdings and its Subsidiaries to carry on their businesses; and

          (d) Holdings and its Subsidiaries do not intend to, or believe they will, by virtue of consummating the transactions contemplated hereby, incur debts that will be beyond its ability to pay as they mature.

     3.30 STOCK PURCHASE AGREEMENT REPRESENTATIONS. The representations and warranties of the Company and the Sellers contained in the Stock Purchase Agreement are true and correct in all material respects.

SECTION 4.     REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     Each Purchaser hereby severally and not jointly represents and warrants to Holdings as follows:

     4.1 ORGANIZATION AND STANDING; POWER; ENFORCEABILITY. Such Purchaser is duly organized and validly existing under the laws of the state of its organization with power and authority under such laws to enter into and perform its obligations under this Agreement and the Ancillary Agreements to which it is a party. Such Purchaser has the power and authority pursuant to its governing instruments to enter into and perform its obligations under this Agreement and the Ancillary Agreements to which it is a party. This Agreement and the Ancillary Agreements to which such Purchaser is a party have been duly authorized, executed and delivered by it and each of this Agreement and the Ancillary Agreements to which it is a party is enforceable against it in accordance with their respective terms.

     4.2 INVESTMENT. Such Purchaser is purchasing the Securities with no intention of distributing or reselling the Securities or any part thereof, or interest therein, in any transaction which would be in violation, or cause Holdings to be in violation, of the securities laws of the United States or any state thereof, without prejudice, however, to such Purchaser's right at all times to sell or otherwise dispose of all or any part of the Securities under an effective registration statement under the Securities Act or under an exemption from such registration requirements available under the Securities Act and any applicable state securities laws, and subject, nevertheless, to the disposition of such Purchaser's property being at all times within the Purchaser's control.

     4.3 NO PUBLIC MARKET. Such Purchaser understands that the Securities have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that such Purchaser (or the Person on whose behalf it is acting) will have to hold the Securities, and bear the economic risk of such investment, indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration.

     4.4 EXPERIENCE. Without in any way limiting the force or effect of (or the allocation of risks effected by) the representations and warranties of Holdings and FMCAN or any other party contained in this Agreement or any Ancillary Agreement, such Purchaser acknowledges that it and its representatives are experienced in, and capable of, evaluating the financial condition and prospects of corporations like Holdings, FMCAN and the Company and such Purchaser has had the opportunity to obtain the information it deems necessary in connection with the transactions contemplated hereby.

     4.5 BROKERS. Neither of such Purchaser nor any officer, agent or employee acting on its behalf retained any broker or finder in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

SECTION 5.     CONDITIONS TO CLOSING

     5.1 CONDITIONS TO OBLIGATIONS OF THE PURCHASERS. Each Purchaser's obligation to purchase the Securities pursuant to this Agreement is subject to the fulfillment, at or prior to the Closing, of the following conditions, any one or more of which may be waived by such Purchaser:

          (a) The representations and warranties of Holdings and FMCAN contained in this Agreement shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of such date.

          (b) Holdings and FMCAN shall have performed all material obligations and conditions herein required to be performed or observed by them Under this Agreement at or prior to the Closing.

          (c) All other parties to the transactions to be consummated at the Closing pursuant to this Agreement and the Ancillary Agreements shall be ready, willing and able to consummate such transactions, and all such transactions, including the Acquisition, shall be consummated simultaneously.

          (d) Herbert B. Max, Esq., counsel to Holdings and FMCAN, shall have delivered an opinion addressed to the Purchasers, dated the date of the Closing, substantially the same, in form and content, as that attached hereto as Exhibit E.

          (e) Winston & Strawn, counsel to the Sellers shall have delivered the opinion described in Section 7.03 of the Stock Purchase Agreement (which will be addressed to the Purchasers).

          (f) The purchase of the Securities, the Acquisition, the Mergers and the other transactions contemplated hereby shall be permitted by all laws and regulations to which Holdings, FMCAN, the Company and its Subsidiaries, the Purchasers and the other parties thereto are subject.

          (g) All corporate and other proceedings in connection with the transactions to be consummated at the Closing, all Ancillary Agreements and all documents and instruments incident to such transactions, shall be satisfactory in substance and form to the Purchasers and to special counsel to the Purchasers.

          (h) The Shareholders Agreement shall have been executed and delivered by all parties thereto.

          (i) The Holdings Guaranty shall have been executed and delivered by Holdings.

          (j) The Confirmation and Assumption Agreement shall have been executed by all parties thereto.

          (k)  If Holdings shall have been entitled, under any provision of
Article X of the Stock Purchase Agreement, to terminate the Stock Purchase Agreement, and shall have elected not to do so, the Purchasers in their sole discretion shall have concurred in that election.

          (l) Each of Holdings and FMCAN shall have delivered to the Purchasers a certificate, executed by its President or Vice President and Secretary or Assistant Secretary, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1(a), (b) and (c) hereof.

          (m) Duff & Phelps Financial Consulting Co. shall have delivered a letter addressed to the Purchasers in the form attached hereto as Exhibit F.

          (n) Purchasers shall have received a site assessment environmental report with respect to all material real properties owned by the Company and its Subsidiaries by environmental engineers satisfactory to the Purchasers and such report shall be satisfactory to the Purchasers.

     5.2 CONDITIONS TO OBLIGATIONS OF HOLDINGS AND FMCAN. The obligation of Holdings and FMCAN to issue and sell the Securities pursuant to this Agreement is subject to the fulfillment, at or prior to the Closing, of the following conditions, any one or more of which may be waived by it:

          (a) The representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of such date; and

          (b) The conditions set forth in Section 5.1(f) hereof shall have been fulfilled.

SECTION 6.     AFFIRMATIVE COVENANTS OF HOLDINGS AND FMCAN

          Each of Holdings and FMCAN hereby covenants and agrees that it will comply, and will cause each of its Subsidiaries to comply, with such of the following provisions as are applicable to it or them:

     6.1 FINANCIAL STATEMENT AND RELATED INFORMATION. Holdings and FMCAN shall furnish or cause to be furnished to each Material Holder:

          (a) as soon as available, but in any event no later than 90 days after the end of each fiscal year (or, if Holdings has a class of securities registered with the Commission, contemporaneously with the filing with the Commission), a consolidated balance sheet for Holdings and its Subsidiaries as at the end of such fiscal year, and the related statements of income, shareholders' equity and changes in cash flows for such fiscal year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by Arthur Andersen & Co. or another firm of independent public accountants of national standing which shall be retained by Holdings;

          (b) as soon as available, but in any event no later than 45 days after the end of each fiscal quarter of each fiscal year (including, without limitation, the fourth quarterly period thereof) (or, if Holdings has a class of securities registered with the Commission, contemporaneously with the filing with the Commission), a consolidated balance sheet for Holdings as at the end of such quarter, and the related statements of income, shareholders' equity and changes in cash flows for such quarter and for the portion of the fiscal year then ended, prepared in accordance with GAAP (except for the absence of year-end adjustments) and setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified, subject to changes resulting from year-end adjustments and notes, by the principal financial officer of Holdings;

          (c) as soon as available, but in any event no later than 45 days after the end of each of the first six months following the Closing Date and no later than 30 days after the end of each month thereafter, a consolidated balance sheet for Holdings as at the end of such month, and the related statements of income, shareholder's equity and changes in cash flows for such month and for the portion of the fiscal year then ended, prepared in accordance with GAAP (except for the absence of year-end adjustments) and setting forth in each case in comparative form the figures from the corresponding periods to the extent available of the previous fiscal year, all in reasonable detail and certified, subject to changes resulting from year-end adjustments and notes, by the principal financial officer of Holdings;

          (d) no later than 60 days after the end of each fiscal year, the operating budget or fiscal projections for Holdings and its Subsidiaries for the succeeding fiscal year;

          (e) Together with each delivery of financial statements of Holdings and its Subsidiaries pursuant to Sections 6.1(a) and (b) commencing with the second fiscal quarter ending after the Closing Date, a management discussion and analysis of the results of operations and financial condition of Holdings and its Subsidiaries at the end of and for the period covered by such financial statements, in reasonable detail, describing any significant events relating to Holdings and its Subsidiaries occurring during such fiscal period and discussing the reasons for any significant variations from the corresponding figures contained in Holdings, financial statements for comparable periods of its immediately preceding fiscal year.

          (f) promptly after the filing thereof, copies of all reports, documents and information, if any, filed by Holdings or its Subsidiaries with the Commission; and

          (g) as promptly as possible, copies of all statements, releases and information, if any, sent by Holdings or its Subsidiaries to shareholders of Holdings;

          (h) promptly and in any event within 10 days after FMCAN or Holdings knows or, in the case of a Pension Plan, has reason to know, (i) that a Reportable Event with respect to any Pension Plan has occurred, (ii) that any Pension Plan or Multiemployer Plan is or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, (iii) that Holdings, FMCAN or any of their Subsidiaries or ERISA Affiliates will or may incur any material liability to or on account of a Pension Plan or Multiemployer Plan under Title IV of ERISA, (iv) that any other material liability under ERISA or the Internal Revenue Code has been asserted against Holdings, FMCAN or any of their Subsidiaries or ERISA Affiliates, including (x) material liability under
Section 302 of ERISA or Section 412 of the Internal Revenue Code for failure to satisfy the minimum funding standards or failure to make a required contribution, (y) under Sections 409, 502(c)(i) or (1) or 4071 of ERISA, or (z) under Chapter 43 of the Internal Revenue Code; or (v) that, other than as provided under the Non-Competition Agreements, any liability has been incurred by Holdings, FMCAN or any of their Subsidiaries or ERISA Affiliates with respect to any employer-provided continued welfare benefits for employees or consultants after they leave employment of or are no longer retained by Holdings, FMCAN or any of their Subsidiaries or ERISA Affiliates (other than any such benefits required to be provided by the Consolidated Omnibus Budget Reconciliation Act of 1985 or other similar federal or state law); an Officer's Certificate of Holdings or FMCAN setting forth information as to such occurrence and what action, if any, Holdings, FMCAN or such Subsidiary or ERISA Affiliate is required or proposes to take with respect thereto, together with any notices concerning such occurrences which are (a) required to be filed by Holdings, FMCAN or such Subsidiary or ERISA Affiliate or the plan administrator of any such Plan controlled by Holdings, FMCAN or such Subsidiary or ERISA Affiliate with the Internal Revenue Service or the PBGC, or (b) received by Holdings, FMCAN or such Subsidiary or ERISA Affiliate from any plan administrator of a Plan not under their control or from a Multiemployer Plan;

          (i) promptly and in any event not later than 10 days after the date of filing thereof with the Internal Revenue Service or the PBGC or (as the case may be) the date received by Holdings, FMCAN or their Subsidiaries or ERISA Affiliates, a copy of each annual report (Form 5500 Series) of any Pension Plan prepared by Holdings, FMCAN or any of their Subsidiaries or ERISA Affiliates or of any such report of any Multiemployer Plan received by any of them; and promptly, and in any event not later than 10 days following the deadline for the filing of an annual report with the Internal Revenue Service or the PBGC by a Multiemployer Plan, a copy of a written request pursuant to Section 4221(e) of ERISA which shall be made by Holdings, FMCAN, the Company or any of their

Subsidiaries or ERISA Affiliates that are obligated to contribute to such Multiemployer Plan, to the plan sponsor of such Multiemployer Plan for either an estimate of its or their potential withdrawal liability with respect to such Multiemployer Plan or that such plan sponsor provide such general information necessary for it or them to compute such potential withdrawal liability, and promptly and in any event not later than 10 days after the date of receipt of such estimate or information from such plan sponsor, either a copy of the estimate from the plan sponsor or notice of its or their computation of such potential withdrawal liability;

          (j) promptly upon an officer of Holdings or any of its Subsidiaries obtaining knowledge of any material adverse change in the business, assets, financial condition or results of operations of Holdings or its Subsidiaries, a certificate of the principal financial officer or chief operating officer of Holdings setting forth the details thereof and what action Holdings is taking with respect thereto.

          (k) promptly upon an officer of Holdings or any of its Subsidiaries obtaining knowledge of the occurrence thereof, a certificate of the principal financial officer of chief operating officer of the Holdings specifying the nature and date of any event or occurrence which constitutes an Event of Default or which, with notice of the lapse of time, or both, would constitute an Event of Default;

     6.2 INSPECTION. As often as may be reasonably requested, each of Holdings and FMCAN will permit any authorized representative designated by a Material Holder to visit and inspect any of its properties or the properties of any of its Subsidiaries, including their financial and accounting records, and to make copies and take extracts therefrom, and to discuss their affairs, finances and accounts with their officers and independent public accountants, all upon at least three days, notice and at reasonable times during normal business hours.

     6.3 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. For so long as Threshold Securities shall remain outstanding:

          (a) Holdings will engage in no business other than the ownership of the stock of FMCAN or, after the consummation of the Mergers, the Company. FMCAN will engage in no business other than (x) the ownership and operation of the Business and any other businesses reasonably related thereto and (y) the ownership of the stock of Subsidiaries of the Company.

          (b) Each of Holdings and FMCAN will, and will cause its Subsidiaries (other than Non-Material Subsidiaries) to, comply with all terms of their respective corporate charters and bylaws and to (i) preserve, renew and keep in full force and effect each of their corporate existences and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of their businesses, and (ii) comply with all terms of any mortgage, indenture, contract, agreement, instrument, statute, rule or regulation applicable to any of them or to any of their assets (excluding the Senior Financing Documents, a breach of which shall be governed by Section 10.1(e)), except to the extent that the failure to comply with clause (i) or
(ii) hereof would be unlikely, singly or in the aggregate, to have a material adverse effect on the business, prospects, operations, assets or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole.

     6.4 PAYMENT OF TAXES AND CLAIMS. Each of Holdings and FMCAN will, and will cause its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon them or any of their properties or assets or in respect of any of their franchises, business, income or property before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien upon them or their properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto, except to the extent the failure to comply with this Section
6.4 would be unlikely, singly or in the aggregate, to have a material adverse effect on the business, prospects, operations, assets or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole; PROVIDED, however, that no such tax, assessment, charge or claim need be paid if being contested in good faith by appropriate proceedings instituted and diligently conducted, if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and if Holdings' and each of its Subsidiaries' title to and right to use their properties is not materially adversely affected thereby.

     6.5 MAINTENANCE OF PROPERTIES; INSURANCE. Each of Holdings and FMCAN will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, subject to ordinary wear and tear, all material properties (subject to replacement in the ordinary course of business) necessary for use in its businesses or the businesses of its Subsidiaries, and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, except to the extent that the failure to comply with this sentence would be unlikely, singly or in the aggregate, to have a material adverse effect on the business, prospects, operations assets or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole. Each of Holdings and FMCAN will maintain or cause to be maintained, with financially sound and reputable insurers, insurance in respect of its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or a similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations.

     6.6 EXPENSES. Whether or not the transactions contemplated hereby are consummated, Holdings and FMCAN shall pay or reimburse the Purchasers (other than any Purchaser whose breach of its obligations hereunder is the sole reason for the failure to consummate such transactions) for all expenses reasonably incurred by the Purchasers in connection with (i) the transactions contemplated hereby, (ii) transactions contemplated by the Ancillary Agreements and (iii) any amendments or waivers of, or any enforcement of any rights granted under, this Agreement or the Ancillary Agreements, including, without limitation: (x) the cost and expenses of preparing and duplicating this Agreement, the Ancillary Agreements and all certificates on behalf of Holdings or any of its Subsidiaries; (y) out-of-pocket expenses, including fees, expenses and disbursements of the Purchasers' counsel, in connection with the transactions contemplated by this Agreement and the Ancillary Agreements and all agreements contemplated thereby, or in connection with any waivers or amendments relating to or any efforts to enforce the provisions of such agreements, or in connection with or arising out of any litigation, investigation or proceeding instituted with respect to such agreements or any transaction contemplated thereby; and (z) all documentary, stamp, transfer and similar taxes, including interest and penalties and any recording fees and filing fees at any time payable in respect of the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, or the issuance of any of the Securities. Holdings and FMCAN also agree to save the Purchasers harmless from all claims in respect of the fees and expenses of brokers and finders, or any depositaries or transfer and other agents retained in connection with the transactions contemplated hereby.

     6.7 SHAREHOLDERS AGREEMENT. Holdings shall comply with the terms of the Shareholders Agreement, and shall use its best efforts to ensure that its Certificate of Incorporation and By-Laws do not at any time contain any provision which is contrary to or inconsistent with the provisions of the Shareholders Agreement.

     6.8  CERTAIN REDEMPTION RIGHTS.

          (a) At any time, or from time to time, after the earlier of (x) December 10, 1998, (y) the date immediately preceding the date of the consummation of an Exit Event or (z) the first date as of which the Notes shall have been paid in full and all Junior Preferred Shares have been redeemed, at the request of a Requesting Holder, Holdings shall redeem the number of Common Shares held by such Requesting Holder which such Holder requests to be redeemed. Any notice of redemption by a Holder shall be in writing and shall also state the number of Common Shares to be redeemed. Upon receipt of any such request by a Requesting Holder, Holdings shall promptly give notice of such proposed redemption to all other Holders. Each such other Holder may elect to include its Common Shares in the redemption to be made pursuant to this Section 6.8(a) by so notifying the Company within 15 days after receipt of the notice referred to in the immediately preceding sentence. Holdings shall notify all Holders in writing of the proposed occurrence of an Exit Event as soon as reasonably practicable but in no event later than 45 days prior to the consummation of such Exit Event. In the case of any redemption in connection with an Exit Event, any Requesting Holder shall notify Holdings of its desire to cause a redemption under Section 6.8(a) as soon as it is reasonably practicable but in no event shall such notice be provided later than 15 days prior to the consummation of such Exit Event. Notwithstanding the foregoing, Holdings shall not be required to redeem Common Shares pursuant to this Section 6.8(a) (i) if the request for such redemption is made after the date on which Holdings shall have consummated one or more registered public offerings of its equity securities with aggregate net proceeds to Holdings and the selling shareholders of at least $15,000,000 or (ii) if any request for redemption occurs within 365 days of any previous request for redemption and Holdings shall have redeemed all Common Shares covered by such previous request.

          (b) The redemption price payable by Holdings upon any redemption of Common Shares pursuant to Section 6.8(a) shall be equal to (x) in the case of Common Shares held by Holders other than Original Purchasers, the product of the Fair Market Value of Holdings and a fraction, the numerator of which is the number of such Common Shares being redeemed and the denominator of which is the number of Common Stock Equivalents then outstanding, and (y) in the case of Common Shares held by an Original Purchaser, the greater of the amount referred to clause (x) and the Preferred Return in respect of such Common Shares.

          (c)(1) If a redemption is requested in connection with an Exit Event involving a sale, lease, transfer or other disposition of assets described in clause (i) of the definition of Exit Event, then the Fair Market Value of Holdings shall equal the fair market value of the equity of Holdings as determined by the Board of Directors of Holdings, reasonably and in good faith, on the basis of the aggregate net proceeds received by Holdings for such assets reduced by the outstanding indebtedness, preferred shares and other liabilities of Holdings (including without limitation any liabilities in respect of any SAR Agreements).

          (c)(2) If a redemption is requested in connection with an Exit Event involving the issuance by Holdings of Common Shares (i.e., clause (iii) of the definition of Exit Event), then the Fair Market Value of Holdings shall equal the fair market value of the equity of Holdings as determined by the Board of Directors of Holdings, reasonably and in good faith, on the basis of the price per share at which such Common Shares are sold.

          (c)(3) If a redemption is requested other than in connection with an Exit Event described in Section 6.8(c)(1) or (c)(2), then the Fair Market Value of Holdings shall be determined in accordance with Section 6.8(d).

          (d) Within 10 days of receipt of any notice of redemption in connection with any event described in Section 6.8(c)(3), Holdings shall notify the Requesting Holder either (i) of its election to determine the Fair Market Value of Holdings on the basis of an appraisal (in which case it shall equal the fair market value of the equity of Holdings valued as a going concern) or (ii) its election, in lieu of an appraisal, to arrange for a sale of substantially all of the assets of Holdings and its Subsidiaries or of all of Holdings outstanding Common Shares to any Person other than an Affiliate of Holdings (a "Sale") in order to determine the Fair Market Value of Holdings.

          (1) If Holdings does not promptly notify the Requesting Holder pursuant to the immediately preceding sentences, a nationally recognized investment banking firm selected by the Requesting Holder shall determine the Fair Market Value of Holdings.

          (2) If Holdings shall have elected the appraisal option, Holdings shall in such notice select a nationally recognized investment banking firm, and within 10 days of receipt of such notice the Requesting Holder shall select a nationally recognized investment banking firm, and the two investment banking firms shall select a third nationally recognized investment banking firm to determine the Fair Market Value of Holdings.

          (3) If Holdings shall have elected to pursue a Sale and such Sale is consummated within one year of the date of notice of such election, then the Fair Market Value of Holdings shall equal (A) in the case of a Sale of all or substantially all of the assets of Holdings, the aggregate net proceeds received by Holdings in connection therewith reduced by any outstanding indebtedness, preferred shares and other liabilities (including without limitation any liabilities in respect of the SAR Agreements) of Holdings and (B) in the case of a Sale of all of the outstanding Common Shares of Holdings, the price per Common Share paid in connection therewith multiplied by the aggregate number of Common Stock Equivalents.

          (4) If Holdings shall have elected to pursue a Sale and such effort is abandoned or such Sale has not been consummated within one year of the notice by Holdings of such election, then Holdings shall, within 10 days of the earlier to occur of such abandonment or the expiration of such one-year period, select a nationally recognized investment banking firm, and within 10 days thereafter the Requesting Holder shall select a nationally recognized investment banking firm, and the two investment banking firms shall select a third nationally recognized investment banking firm to determine the Fair Market Value of Holdings.

If Holdings does not make the selection of an investment banking firm within the time periods specified above, the investment banking firm selected by the Requesting Holder shall determine the Fair Market Value of Holdings. Holdings shall pay the fees and expenses of the investment banking firms selected to determine the Fair Market Value of Holdings.

          If any Holder which has elected to include any Common Shares held by it in a redemption to be made pursuant to a redemption notice described in the first sentence of this Section 6.8(d) refuses to permit, or otherwise to participate in, a proposed Sale, and such proposed Sale was not consummated solely by means of such refusal, then such Holder shall be deemed to have withdrawn its election to include its Common Shares in such redemption.

          (e) Any purchase pursuant to this Section 6.8 shall (i) if based on Fair Market Value of Holdings as determined in accordance with an appraisal, be made no later than 90 days following such determination, and (ii) if based on Fair Market Value of Holdings as determined by reference to an Exit Event described in Sections 6.8(c)(1) or (2) or to a Sale, simultaneously with the consummation of such Exit Event or Sale.

          (f) Anything in this Section 6.8 to the contrary notwithstanding, Holdings shall not be required to redeem Common Shares to the extent that Holdings is prohibited by applicable statutes relating to insolvency or to the maintenance of adequate stated or legal capital or transfers for equivalent value from (i) effecting such a redemption and (ii) revaluing its assets or otherwise generating or creating surplus sufficient to permit such a redemption. In the event that Holdings is so prohibited from effecting such a redemption, Holdings shall use all funds that are legally available to effect such a purchase ratably from the Holders in proportion to the aggregate number of Common Shares proposed to be redeemed. Any Holder may, with respect to all Common Shares proposed to be redeemed but not redeemed by reason of this Section 6.8(e), elect either (i) to rescind such Holder's request that Holdings redeem the Common Shares (in which event the Holders shall have no liability for the expenses of Holdings) or (ii) to leave such request in place, in which case Holdings shall, as soon as funds are legally available, pay to such Holder the redemption price for the Common Shares redeemed by such Holder, together with interest thereon at a rate of 16% per annum, compounded semi-annually, from the date redemption would have been required but for this Section 6.8(f).

          (g) In the event that any Common Shares shall have been redeemed pursuant to Section 6.8(a) for a redemption price equal to the Preferred Return and any Notes or Junior Preferred Shares shall have remained outstanding after the date on which such redemption was consummated, then on each subsequent date (an "Additional Payment Date") on which Holdings shall redeem any Junior Preferred Shares or FMCAN shall repay any principal in respect of the Notes, Holdings shall simultaneously therewith pay to each Original Purchaser that had previously redeemed any Common Shares pursuant to Section 6.8(a) for a redemption price equal to the Preferred Return an amount equal to the "Additional Redemption Price" (as defined below) multiplied by a ratio, the numerator of which shall equal the aggregate number of Common Shares previously redeemed by such Original Purchaser pursuant to Section 6.8(a) for a redemption price based on the Preferred Return, and the denominator of which shall equal the aggregate number of Common Shares previously redeemed by all Original Purchasers pursuant to Section 6.8(a) for a redemption price based on the Preferred Return.

          "Additional Redemption Price" means, with respect to any Additional Payment Date, an amount determined as of such date equal to that amount which, taking into account (x) the product of (i) all cash payments theretofore or concurrently made (or assumed to be made) in respect of the Notes (including principal, premium and interest) and the Junior Preferred Shares and (ii) the Preferred Return Redemption Ratio and (y) all cash payments theretofore or concurrently received by all Original Purchasers in respect of any Common Shares previously redeemed pursuant to Section 6.8(a) for a redemption price based on the Preferred Return, is sufficient to provide an annual 16% internal rate of return, computed on the basis of semi-annual compounding, on the product of (i) $42,000,000 and (ii) the Preferred Return Redemption Ratio. For the purpose of the foregoing calculation it shall be assumed that the Notes and Junior Preferred Shares will be repaid in full as of such Additional Payment Date, and such calculations shall be performed in a manner consistent with the procedures described in the final sentence of the definition of Preferred Return.

          "Preferred Return Redemption Ratio" means as of any Additional Payment Date, a ratio, the numerator of which shall equal the aggregate number of Common Shares previously redeemed pursuant to Section 6.8(a) for a price based on the pertinent Preferred Return, and the denominator of which shall equal the aggregate number of Purchaser Common Shares as of the Closing Date.

          6.9 BOARD REPRESENTATION. Subject to the terms and conditions of the Shareholders Agreement, the Boards of Directors of each of Holdings and FMCAN shall include two directors nominated by TCW. Upon the occurrence and during the continuance of a Triggering Event, unless the holders of the Seller Preferred Stock shall have elected a director pursuant to Section 1.6 of the Certificate of Designation for the Seller Preferred Stock and such director shall continue to serve as a director of Holdings, the holders of Class D Common Shares shall be entitled to elect a director who shall have 51% of the total voting power of the Board of Directors of Holdings.

          6.10 ERISA COVENANTS. Holdings and FMCAN will, so long as any Notes or at least 92 Junior Preferred Shares shall remain outstanding, (i) continue to meet the ERISA representations and warranties set forth under Section 3.10 of this Agreement, (ii) not grant any increase in compensation or pay or agree to pay or accrue any bonus or like benefit to or for the credit of any director, officer or employee except for normal increases in the ordinary course of business and consistent with prudent business practices, not establish or adopt an employee benefit plan as defined in Section 3(3) of ERISA that is subject to Title IV of ERISA, Section 302 of ERISA, or Section 412 of the Code, and (iii) not establish or adopt an employee welfare benefit plan as defined in Section 3(1) of ERISA other than as provided under the Non-Competition

Agreements that provides for employer-provided continued welfare benefits for employees or consultants after they leave the employment of or are no longer retained by FMCAN, Holdings or any of their Subsidiaries (other than any such benefits required to be provided by the Consolidated Omnibus Budget Reconciliation Act of 1985 or other similar federal or state law).

          6.11 FUTURE FMCAN SUBSIDIARIES. For so long as any of the Notes shall remain outstanding, promptly upon any Person becoming a direct or indirect Subsidiary of FMCAN (other than a Subsidiary that immediately thereafter on a pro forma basis is a Non-Material Subsidiary), or upon any direct or indirect Subsidiary of FMCAN no longer meeting the criteria for being a Non-Material Subsidiary, such Subsidiary shall execute and deliver to each holder of Notes a Subsidiary Guaranty substantially in the form of Exhibit D hereto.

          Holdings covenants that it will not incorporate, organize or acquire any Subsidiary other than FMCAN and the direct Subsidiaries of FMCAN.

SECTION 7.     NEGATIVE COVENANTS OF HOLDINGS AND FMCAN

          Each of Holdings and FMCAN hereby covenants and agrees that it will comply, and will cause each of its Subsidiaries to comply, with such of the following provisions as are applicable to it or them:

     7.1 RESTRICTED PAYMENTS. For so long as any of the Notes or at least 92 Junior Preferred Shares shall remain outstanding, Holdings and FMCAN will not, and will not permit any of their Subsidiaries to, directly or indirectly, declare, make or pay any cash dividends on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of any of them, whether now or hereafter outstanding, or make any other distribution in respect thereof, whether in cash or property or in obligations of Holdings or any of its Subsidiaries or purchase or otherwise acquire any such shares from any Person; provided that (i) any wholly-owned Subsidiary of FMCAN may make distributions to FMCAN and FMCAN may make distributions to Holdings; (ii) for so long as no Event of Default shall have occurred and be continuing, Holdings may pay cash dividends on Seller Preferred Stock in accordance with its terms as in effect on the Closing Date; and (iii) Holdings may redeem Purchaser Common Shares to the extent required by Section
6.8 of this Agreement.

     7.2 CERTAIN TRANSACTIONS. For so long as Threshold Securities shall remain outstanding, Holdings and FMCAN will not, and will not permit any of their Subsidiaries to, directly or indirectly, enter into any transaction with, any of its officers, directors or shareholders, or any member of their immediate families, or any firm, corporation, trust, or other entity in which such persons have an ownership interest or any Affiliate of the foregoing; provided, however, that Holdings shall not be in violation of this Section 7.2 by virtue of (i) the transactions consummated pursuant to this Agreement and the Ancillary Agreements; (ii) compensation accrued in the ordinary course of business; (iii) advances to employees of Holdings or its Subsidiaries for moving, relocation and travel expenses, drawing accounts and similar expenditures in the ordinary course of business; (iv) other advances to employees which in the aggregate shall not at any time exceed $300,000 for all employees; (v) for so long as no Event of Default shall have occurred and be continuing, any payments made during the period ending on the sixth anniversary of the Closing pursuant to the terms of the Management Consulting Agreement as in effect on the date hereof without giving any effect to any amendments thereto; (vi) for so long as no Event of Default under Section 10.1(a) shall have occurred and be continuing, any payments made pursuant to the terms of the Investment Banking Agreement as in effect on the date hereof without giving effect to any amendments thereto; (vii) consulting fees to Thomas Quinn not in excess of $40,000 per year (subject to reasonable increases) and reasonable directors' fees in the ordinary course or (viii) transactions described in Schedule 3.15 hereto.

     7.3 FUNDAMENTAL CHANGES. Subsequent to the Closing, and for so long as Threshold Securities shall remain outstanding, Holdings and FMCAN will not, and will not cause or permit any of their Subsidiaries to, (i) sell, pledge, assign, transfer or otherwise dispose of, or cause or permit the sale, pledge, assignment, transfer or other disposition of, any of the capital stock of any of its Subsidiaries other than pursuant to the Pledge Agreement, (ii) liquidate or dissolve (other than in connection with a merger permitted under clause (iii)), or (iii) merge into or consolidate with any Person (other than a merger of any Subsidiary of FMCAN into FMCAN with FMCAN as the surviving corporation or a merger of a Subsidiary of FMCAN into a wholly-owned Subsidiary of FMCAN with such wholly-owned Subsidiary as the surviving corporation); provided, however that nothing in this Section 7.3 shall prohibit (x) the grant or creation of any Lien permitted under Section 7.5 or (y) the Mergers.

     7.4 INDEBTEDNESS. For so long as any Notes or at least 92 Junior Preferred Shares shall remain outstanding, Holdings and FMCAN will not, and will not permit any of their Subsidiaries to, directly or indirectly create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except:

          (a)  Indebtedness in respect of the Note;

          (b) Indebtedness in respect of the Senior Note Purchase Agreement or the Working Capital Facility or, in each case, any refinancing thereof, in an aggregate principal amount not to exceed $47,500,000 reduced by all actual payments made in respect of Indebtedness under the Senior Note Purchase Agreement or in respect of any agreement respecting term Indebtedness incurred to refinance all or a portion of the Indebtedness under this Section 7.4(b) (other than any payments made from the proceeds of any such refinancing);

          (c) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five business days of its incurrence;

          (d) Indebtedness of a Subsidiary of FMCAN owing to FMCAN or to another Subsidiary of FMCAN;

          (e) Indebtedness existing on the Closing Date and listed on Schedule 7.4;

          (f) Other Indebtedness, including, without limitation, Indebtedness incurred in respect of Capital Leases, purchase money security interests and capital expenditures permitted by Section 7.7; provided that the aggregate principal amount of such indebtedness incurred during any fiscal year shall not exceed $1,000,000;

          (g) Obligations under the Management Consulting Agreements, the Investment Banking Fee Agreement and the SAR Agreements.

     7.5 LIENS. For so long as any of the Notes or at least 92 Junior Preferred Shares shall remain outstanding, Holdings and FMCAN will not, and will not permit any of their Subsidiaries to, directly or indirectly, create, grant, suffer to exist or permit the creation of any Lien on any of its properties or assets except:

          (a)  Permitted Liens;

          (b) Liens specifically described and identified on Schedule 3.6 hereto;

          (c)  Liens in respect of Indebtedness permitted by Section 7.4(f);

          (d) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

          (e)  Liens securing Indebtedness permitted under Section 7.4(b).

     7.6 INVESTMENTS. For so long as any Notes or at least 92 Junior Preferred Shares shall remain outstanding, except as set forth on Schedule 7.6, Holdings and FMCAN will not, and will not permit any of their Subsidiaries to, directly or indirectly, make or own any Investment except Investments in (i) short-term obligations of the Treasury of the United States of America or of any agency of the United States government, (ii) certificates of deposit of any domestic commercial bank having capital and surplus in excess of $100,000,000, (iii) open market commercial paper, maturing within 270 days after the acquisition thereof, which has the highest credit rating of either Standard & Poor's Corporation or Moody's Investors Service, Inc., issued by a corporation (other than Holdings or any of its Subsidiaries) organized under the laws of any State of the United States of America or of the District of Columbia, (iv) any capital stock of or loan or advance to or guaranty of, the obligations of FMCAN or any of its Subsidiaries, (v) deposits with insurance companies in connection with self-insurance and (vi) Investments in municipal bonds in existence on the Closing Date.

     7.7 CAPITAL EXPENDITURES. For so long as any Notes or at least 92 Junior Preferred Shares shall remain outstanding, Holdings and FMCAN will not, and will not permit any of their Subsidiaries to, directly or indirectly, make any capital expenditures during any fiscal year in an aggregate amount for Holdings and its Subsidiaries in excess of $2,750,000 plus (a) the amount by which $2,750,000 exceeds the actual capital expenditures in the preceding fiscal year and (b) the aggregate amount of credits received by FMCAN and its Subsidiaries in such fiscal year in respect of motor vehicle trade-ins. Notwithstanding the foregoing, there shall be excluded from the calculation of capital expenditures under this Section 7.7 for the period from the Closing Date through October 31, 1992 all amounts not in excess of $510,000 in the aggregate actually expended in compliance with Sections 10.3(F) and (G) of the Senior Note Purchase Agreement.

     7.8 SALE OF ASSETS. Notwithstanding anything to the contrary herein, so long as any of the Notes or at least 92 Junior Preferred Shares shall remain outstanding, Holdings and FMCAN will not, and will not permit any of their Subsidiaries to, directly or indirectly, sell, convey, lease, transfer or otherwise dispose of, any of its assets, except:

          (a)sales of inventory in the ordinary course of it business;

          (b) sales of obsolete or worn out property in the ordinary course of business, in an amount not to exceed, in the aggregate, $250,000 in any fiscal year (provided that there shall be excluded from any determination of such amount the aggregate amount of credits received by FMCAN and its Subsidiaries in such fiscal year in respect of motor vehicle trade-ins);

          (c)  sales of assets listed on Schedule 7.8 hereto; and

          (d) sales of asset at a price not less than fair market value that, in the aggregate, do not constitute a Significant Portion of the assets of Holdings or any of its Subsidiaries; provided however that the aggregate consideration for such assets received by Holdings and its Subsidiaries is in the form of cash or cash equivalents, and provided further that any proceeds from any such sale that constitute cash sale proceeds are used within six months of their receipt (x) either to prepay Indebtedness in respect of the Senior Financing Documents or for purposes of adding to the property, plant or equipment of the business of Holdings and its Subsidiaries as conducted on the date hereof; and (y) thereafter to prepay the Notes.

     7.9 CAPITAL STOCK. Subsequent to the Closing, and so long as Threshold Securities shall remain outstanding, Holdings and FMCAN will not, and will not permit any of their Subsidiaries to, issue, directly or indirectly, additional capital stock (common or preferred), capital stock equivalents, securities convertible into capital stock, or options, warrants or other rights to acquire capital stock except the payment of in-kind dividends on the Seller Preferred Stock, the Junior Preferred Shares and the Jordan Junior Preferred Shares and the issuance of equity securities by Holdings pursuant to the Permitted Stock Option Plan.

     7.10 FINANCIAL COVENANTS.

          (a) For so long as any Note or at least 92 Junior Preferred Shares shall remain outstanding, Holdings shall not permit its Consolidated Net Worth as at the end of each fiscal year of Holdings set forth below to be less than the amounts corresponding to such period set forth below:

     FISCAL YEAR ENDED AUGUST 31        CONSOLIDATED NET WORTH
     ---------------------------        ----------------------

                1992                          $18,830,700
                1993                          $22,575,600
                1994                          $28,498,500
                1995                          $32,152,500
                1996 and thereafter           $39,030,300

          (b) For so long as any Note or at least 92 Junior Preferred Shares shall remain outstanding, Holdings shall not permit the ratio of its EBITDA to its Fixed Charges, measured as of any date set forth below for the period of four full fiscal quarters of Holdings set forth opposite such date, to be less than the ratio corresponding to such period set forth below; provided, however, that for the dates set forth below occurring prior to November 30, 1992, the applicable measuring period shall be the period from the Closing Date to and including such date:

               DATE                          RATIO
               ----                          -----

               May 31, 1992                  1.44  :  1.00

               the last day of each          1:00  :  1.00
                 subsequent fiscal quarter

SECTION 8.     RESTRICTIONS ON TRANSFER

          (a)  Each Note shall be endorsed with the following legend:

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES UNLESS SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT OR THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT.

          (b) Each certificate evidencing Junior Preferred Shares or Purchaser Common Shares shall be endorsed with the following legend (the "Securities Legend"):

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES REASONABLY SATISFACTORY TO THE ISSUER STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT OR THAT THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT.


Holdings need not register a transfer of legended certificates evidencing Junior Preferred Shares or Purchaser Common Shares, and may instruct its transfer agent not to register the transfer of such Securities, unless the conditions specified in the Securities Legend are satisfied. The Securities Legend shall be removed, and Holdings shall issue a certificate evidencing Junior Preferred Shares or Purchaser Common Shares without a Securities Legend to the holder of such Security, (i) if such Security is registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available, or (ii) if such holder provides Holdings with an opinion of counsel for such holder, reasonably satisfactory to Holdings to the effect that a public sale, transfer or assignment of such Security may be made without registration under the Securities Act or any applicable state securities law.

          (c) All transfers of Notes shall be in a minimum principal amount equal to the lesser of $2,000,000 or the aggregate amount held by such transferring holder; provided that any transfer of Notes by the TCW entities or TCW Transferees to any Person shall be aggregated for the purposes of this
Section 8(c).

SECTION 9.     REGISTRATION RIGHTS.

     9.1  HOLDINGS REGISTRATION.

          (a) If at any time Holdings determines to effect a Registration for its own account or for the account of Other Shareholders, Holdings shall:

               (i) give each Holder 30 days written notice thereof (which notice shall include, to the extent available, a list of the jurisdictions in which Holdings intends to attempt to qualify such Common Shares under applicable blue sky or other state securities laws); and


               (ii) use its best efforts to include in any such Registration all Purchaser Common Shares which Holders, within 20 days of receipt of such notice, request in writing to be registered.

          (b) If the Registration of which Holdings gives notice is for a public offering involving an underwriting, Holdings shall so advise the Holders as a part of the written notice given pursuant to Section 9.1(a) hereof. In such event, any Holder desiring to exercise its right to Registration pursuant to this Section 9.1 shall include within its Registration request a statement as to whether such Holder desires to (i) participate in such underwriting or (ii) register Purchaser Common Shares without participating in such underwriting (in which event the Holder shall inform Holdings, as part of such request, of the method by which the Holder intends to distribute such shares). All Holders proposing to distribute their Common Shares through such underwriting shall (together with Holdings and the Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Holdings. All Holders proposing to distribute their Common Shares other than through such underwriting shall, if the underwriter determines that marketing factors so require and advises Holdings in writing, agree to refrain from distributing such shares for 90 days after the effective date of the applicable registration statement, on the condition that all Other Shareholders proposing to distribute their Common Shares other than through such underwriting who own or have rights to acquire a number of Common Shares equal to five percent or more of the outstanding Common Shares also agree to so refrain.

          (c) Notwithstanding any other provision of this Section 9.1, if the managing underwriter or underwriters determine that marketing factors require a limitation on the number of outstanding shares to be underwritten and so advise Holdings in writing, the number of the Common Shares included in the underwriting must be limited, in which case the Holders' rights to participate in the underwriting and the rights of all Other Shareholders desiring to participate in the underwriting shall be limited in proportion to the number of Common Shares requested to be registered by each such Holder or Other Shareholder. Any Common Shares excluded from the underwriting by reason of the underwriter's marketing limitation may nonetheless, at the option of the Holder, be included in the registration subject to Section 9.1(d) hereof. If any Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to Holdings and the managing underwriter or underwriters, in which event the Common Shares so withdrawn from the underwriting may nonetheless, at the option of the Holder, be included in the registration.

          (d) Notwithstanding any other provision of this Section 9.1, if the managing underwriter or underwriters determine that marketing factors require that the registration be limited to shares included in the underwriting and so advise Holdings in writing, the Holders will have no right to register Common Shares without participating in the underwriting. In such event, (i) Common Shares excluded from the underwriting by reason of Section 9.1(c) hereof shall also be excluded from the registration, and (ii) any Common Shares withdrawn from the underwriting as provided in Section 9.1(c) hereof shall also be withdrawn from the registration.

          (e) Holdings shall pay all expenses in connection with each registration pursuant to this Section 9.1; provided, however, that the Holders who include Common Shares in a registration pursuant to this Section 9.1 shall bear the cost of any underwriters' discount or commission relating to their Common Shares which are sold and of any incremental filing or similar fees, including but not limited to incremental fees related to any blue sky filing, relating to their Common Shares which are registered, and shall bear the costs of any legal counsel they retain for themselves.

          (f) Holdings shall not be required by this Section 9.1 to file a registration statement at any time or to prosecute a filing to effectiveness.

     9.2  DEMAND REGISTRATION.

          (a) From and after the earlier of the sixth anniversary of the Closing, or 90 days after the date Holdings shall have first sold equity securities in a public offering registered under the Securities Act, upon a request in writing by an Initiating Holder that Holdings effect a registration of at least 100.000 Purchaser Common Shares, Holdings shall:

               (i) promptly given written notice of the proposed registration to all other Holders; and

               (ii) use its best efforts to effect the registration as soon as practical of the Common Shares which (x) the Initiating Holder has requested to be registered and (y) the other Holders have, within 20 days of such notice, requested in writing to be registered.

          (b) Notwithstanding Section 9.2(a) hereof, Holdings shall not be required to file a registration statement pursuant to Section 9.2(a) if Holdings has already effected two or more registrations pursuant to Section 9.2(a) hereof unless the Initiating Holder requesting such registration shall have agreed to pay the expenses of such registration.

          (c) If the registration of which the Initiating Holder gives notice is for a public offering involving an underwriting, Holdings shall so advise the Holders as a part of the written notice given pursuant to Section 9.2(a) hereof. In such event, any Holder desiring to exercise its right to registration pursuant to this Section 9.2 shall include within its registration request a statement as to whether such Holder desires to (i) participate in such underwriting or (ii) register Common Shares without participating in such underwriting (in which event the Holder shall inform Holdings, as part of such request, of the method by which the Holder intends to distribute such shares). All Holders proposing to distribute their Common Shares through such underwriting shall (together with Holdings and any Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Holdings with the consent of the Initiating Holder, which consent shall not be unreasonably withheld. All Holders proposing to distribute their Common Shares other than through such underwriting shall, if the underwriter determines that marketing factors so require and advises Holdings in writing, agree to refrain from distributing such shares for 90 days after the effective date of the applicable registration statement, on the condition that all Other Shareholders proposing to distribute their Common Shares other than through such underwriting who own or have rights to acquire a number of Common Shares equal to five percent or more of the outstanding Common Shares also agree to so refrain.

          (d) Notwithstanding any other provisions of this Section 9.2, if the managing underwriter or underwriters determine that marketing factors require a limitation on the number of shares to be underwritten and so advise Holdings in writing, and if, as a result of such limitation, the number of the Common Shares included in the underwriting must be limited, the Holders' right to participate in the underwriting shall be limited in proportion to the number of Common Shares requested to be registered by each Holder and Holdings. Any Common Shares excluded from the underwriting by reason of the underwriter's marketing limitation may nonetheless, at the option of the Holder, be included in the registration. If any Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to Holdings and the managing underwriter or underwriters, in which event the Common Shares so withdrawn from the underwriting may nonetheless, at the option of the Holder, be included in the registration.

          (e) Notwithstanding any other provision of this Section 9.2, if the managing underwriter or underwriters determine that marketing factors require that the registration be limited to shares included in the underwriting and so advise Holdings in writing, the Holders will have no right to register Common Shares without participating in the underwriting. In such event, (i) Common Shares excluded from the underwriting by reason of Section 9.2(d) hereof shall also be excluded from the registration, and (ii) any Common Shares withdrawn from the underwriting as provided in Section 9.2(d) hereof shall also be withdrawn from the registration.

          (f) Holdings may include Common Shares for its own account, or Common Shares for the account of Other Shareholders having rights to participate in registrations of Holdings, in any registration and underwriting pursuant to this
Section 9.2; provided, however, that Holdings include shares for its own account or for the account of such Other Shareholders only if the managing underwriter or underwriters so agree and if the number of Common Shares which would otherwise have been included in the underwriting will not thereby be limited.

          (g) Except as otherwise provided in Section 9.2(b), Holdings shall pay all expenses in connection with each registration pursuant to this Section 9.2; provided, however, that the Holders who include Common Shares in a registration pursuant to this Section 9.2 shall bear the cost of any underwriters' discount or commission relating to their Common Shares which are sold and of any incremental filing or similar fees relating to their Common Shares which are registered, and shall bear the costs of any legal counsel they retain for themselves.

          9.3  INDEMNIFICATION.

          (a) Holdings will indemnify each Holder, its agents, each of their respective officers, directors and partners, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to whose shares registration has been effected pursuant to this Section 9, and each underwriter, if any, and each Person who controls any underwriter against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus (including without limitation preliminary and supplemental prospectuses), or other similar document (including any related registration statement) incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation by Holdings of any federal, state or common law rule or regulation applicable to Holdings and relating to action or inaction required of Holdings in connection with any such registration, and will reimburse each such Holder, its agents, each of their respective officers, directors and partners, and each Person controlling such Holder, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that Holdings will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in a registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Holdings by such Holder or underwriter specifically for use therein; and provided, further, that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, Holdings will not be liable to any Holder to the extent that any loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Common Shares concerned to such Person if it is determined that it was the responsibility of such Holder to provide such Person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense.

          (b) Each Holder will, if Common Shares held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Holdings, each of its directors and officers, each underwriter, if any, of the securities of Holdings covered by such a registration statement, each Person who controls Holdings or such underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers and directors and each Person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other similar document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made, and will reimburse Holdings, such Holders, such directors, officers, Persons, underwriters, or control Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to Holdings by such Holder specifically for use therein; provided, however, that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this Section 9.3(b) shall not apply to the extent that any loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Common Shares concerned to such Person if it is determined that it was the responsibility of Holdings, any of its directors, officers or agents, or any underwriter to provide such Person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense.

          (c) Each party entitled to indemnification under this Section 9.3 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 9.3 unless such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. With respect to any claim or litigation being conducted by the Indemnifying Party, no Indemnified Party shall, except with the consent of such Indemnifying Party, consent to entry of any judgment or enter into any settlement of any claim as to which indemnity may be sought. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

          9.4  RULE 144 REPORTING.

               (a) With a view to making available to the Holders the benefits of certain rules and regulations of the Commission which may permit the sale of Common Shares to the public without registration, Holdings agrees, following an initial public offering of the Common Shares or after Holdings otherwise becomes subject to the reporting requirements of
Section 13 or Section 15(d) of the Exchange Act, to:

               (1) make and keep public information available as those terms are understood and defined in Rule 144;

               (2) file with the Commission in a timely manner all reports and other documents required of Holdings under the Securities Act and the Exchange Act; and

               (3) furnish to the Holders forthwith upon request a written statement by Holdings as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Holdings filed with the Commission, if any, and such other reports and documents of Holdings and other information in the possession of or reasonably obtainable by Holdings as the Holders may reasonably request in availing themselves of any rule or regulation of the Commission allowing the Holders to sell securities without registration.

          (4) Holdings agrees to provide to the Holders such information as is reasonably available to Holdings in order to permit the Holders to sell Purchaser Common Shares pursuant to Rule 144A of the Securities Act.

          9.5   REGISTRATION PROCEDURES.

          (a) If and whenever Holdings is required to use its best efforts to include in any registration any Purchaser Common Shares under this Section 9, Holdings will promptly, at its expense:

            (i) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement current and effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, but in no event for a period of more than five months after such registration statement becomes effective;

           (ii) furnish to each seller of such securities such reasonable number of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such reasonable number of copies of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the securities owned by such seller;

          (iii) use its best efforts to register or qualify such securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States (including territories and commonwealths thereof) as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that Holdings shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

           (iv) notify each seller of any such securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the period mentioned in
Section 9.5(a)(i), of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

            (v) Advise each seller, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

           (vi) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to holders of Purchaser Common Shares, earning statements satisfying the provisions of
Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve (12) month period (or ninety (90) days, if such a period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Purchaser Common Shares are sold to underwriters in an underwritten offering, or, if not sold to underwriters in such an offering, (ii) beginning with the first month of Holdings' first fiscal quarter commencing after the effective date of a registration statement; and

          (vii) Not file any amendment or supplement to such registration statement or prospectus to which a majority in interest of such holders has objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five (5) business days prior to the filing thereof; provided, however, that the failure of such holders or their counsel to review or object to any amendment or supplement to such registration statement or prospectus shall not affect the rights of such holders or any controlling person or persons thereof or any underwriter or underwriters therefor under the provisions of this Agreement.

          (b) Holdings may require each seller of any securities as to which any registration is being effected to furnish promptly to Holdings such information regarding such seller and the distribution of such securities as Holdings may from time to time reasonably request in writing or as shall be required by law in connection therewith.

SECTION 10.    EVENTS OF DEFAULT

     10.1 EVENTS OF DEFAULT; REMEDIES. If any one or more of the following events ("Events of Default") shall occur:

          (a) FMCAN shall fail to make any payment in respect of (i) the principal of or premium on any of the Notes as the same shall become due, whether at maturity or by acceleration or otherwise, or (ii) interest on any of the Notes as the same shall become due and such failure to pay interest shall continue for a period of five business days;

          (b) Either Holdings or FMCAN shall fail to perform or observe any covenant, agreement or provision required to be performed or observed by it under Section 6.8 or Section 7 hereof;

          (c) Either Holdings or FMCAN shall fail to perform or observe any covenant, agreement or provision required to be performed or observed by it under this Agreement or the Holdings Guaranty other than those described in Sections 10.1(a), (b), or (h) hereof, and such failure shall not be rectified, cured or waived in writing within 45 days after any officer of Holdings or any Subsidiary of Holdings has received written notice from any Holder of the Notes of such failure.

          (d) Any representation or warranty made by Holdings, FMCAN or the Company in or in connection with this Agreement or any Ancillary Agreement, including, without limitation, any such representation or warranty incorporated by reference in any of the foregoing, shall prove to have been false or misleading in any material respect as of any date as of which it was made;

          (e) Holdings or any of its Subsidiaries shall fail to make any required payment under any other Indebtedness with respect to which the aggregate principal amount outstanding exceeds $500,000, or shall fail to perform or observe any other covenant or provision required to be performed or observed by it or them pursuant to any Senior Financing Document or any other agreement in respect of borrowed money with respect to which the aggregate principal amount outstanding exceeds $500,000, and, in any such case involving a failure to make required payments or perform or observe any other such covenant or provision (i) such failure shall continue, without having been duly cured, beyond the period of grace, if any, therein specified, the effect of which is to result in the acceleration of any such Indebtedness or to cause any such Indebtedness to remain unpaid following its final maturity, or (ii) any security interest in or Lien on any property securing any such Indebtedness shall be enforced;

          (f) A final judgment which, in the aggregate with other final judgments then outstanding against Holdings or any of its Subsidiaries, exceeds $500,000 shall be rendered against Holdings or any of its Subsidiaries if, within 45 days after entry thereof, such judgment shall not have been discharged or stayed pending appeal, or within 45 days after expiration of such stay such judgment shall not have been discharged;

          (g) any Reportable Event shall occur which could constitute grounds for termination by the PBGC of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan and such Reportable Event is not corrected and such determination is not revoked within thirty (30) days after the administrator of any Plan (if FMCAN, Holdings, the Company or any of their Subsidiaries or ERISA Affiliates is the administrator) or Holdings, FMCAN, the Company or any of their Subsidiaries or ERISA Affiliates, as the case may be, has knowledge, or has reason to have knowledge, thereof; or any proceedings shall be instituted by the PBGC to terminate any Plan or to appoint a trustee to administer any Plan; or a trustee shall be appointed by the appropriate United States District Court to administer any Plan; or any Plan shall be terminated by its sponsor; or there shall occur a complete or partial withdrawal from any Multiemployer Plan by Holdings, FMCAN, the Company or any of their respective Subsidiaries or ERISA Affiliates (including any transaction described in, and meeting the requirements of, Section 4204 of ERISA); where in any such case the aggregate liability of Holdings, FMCAN, the Company and their respective Subsidiaries and ERISA Affiliates for all such terminations or withdrawals exceeds or is reasonably likely to exceed $500,000;

          (h) any breach or breaches of the covenants set forth in Section 6.10 shall occur which singly or in the aggregate would result in liability in excess of $500,000 or would otherwise reasonably be expected to have a material adverse effect on the business, operations, prospects, assets or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole;

          (i) Holdings or any of its Subsidiaries (other than any Non-Material Subsidiary) shall be involved in financial difficulties as evidenced:

            (i) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its Board of Directors or other governing body, the commencement of such a voluntary case;

           (ii) by the filing against it of a petition commencing an involuntary case under said Title 11 and such petition shall not be dismissed or stayed pending appeal within 60 days;

          (iii) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief;

           (iv) by the entry of an order by a court of competent jurisdiction (a) finding it to be bankrupt or insolvent, (b) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (c) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or

            (v) by its making a general assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property;

then (A) in the case of an Event of Default other than an Event of Default under
Section 10.1(a) hereof, the holders of at least 50 percent of the aggregate principal amount outstanding under the Notes may, by written notice to Holdings (unless there shall have occurred an Event of Default under Section 10.1(i) with respect to the Company, in which case the unpaid principal and interest of the Notes automatically shall become due and payable), declare all or any part of the unpaid principal amount of the Notes then outstanding to be forthwith due and payable and (B) in the case of an Event of Default under Section 10.1(a) hereof, the holders of at least 10 percent of the aggregate principal amount outstanding under the Notes may, by written notice to Holdings, declare all or any part of the unpaid principal amount of the Notes held by such holders to be forthwith due and payable, and in either case such unpaid principal amount or part thereof, together with interest accrued thereon, and to the extent permitted by law, any premium shall become so due and payable without presentation, presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived, and such holder or holders may proceed to enforce payment of such amount or part thereof in such manner as it or they may elect, provided, however, that any declaration in clause (B) above shall be automatically rescinded (i) if the Event of Default giving rise to such declaration shall have been cured within 15 days of such Declaration and (ii) the holders of at least 50 percent of the aggregate principal amount outstanding under the Notes shall have elected to rescind such declaration; provided further, that so long as any holder of Notes or any Affiliate of such holder shall hold any notes or other securities evidencing

Indebtedness to which the Notes are subordinated, such holder shall have no right to exercise any rights set forth in this paragraph.

     10.2 WAIVERS. Holdings and FMCAN hereby waive to the extent not prohibited by applicable law which cannot itself be waived (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions hereof), (b) any requirement of diligence or promptness on the part of any holder of Securities in the enforcement of its rights under the provisions of this Agreement, (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law (except to the extent required by the provisions of this Agreement), and (d) any defense of any kind (other than payment) which it may now or hereafter have with respect to its liability under the Notes.

     10.3 COURSE OF DEALING; REMEDIES CUMULATIVE. No course of dealing between Holdings or FMCAN and any holder of the Securities shall operate as a waiver of any of the rights of any holder of the Securities under this Agreement. No delay or omission in exercising any right under this Agreement shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any other occasion. No waiver or statement of satisfactory cure or consent shall be binding upon any holder of any Security unless it is in writing. The remedies provided in this Section 10 are in addition to all rights and remedies available to the Purchasers and the holders of any Security under this Agreement, the Ancillary Agreements or any other document or by law or equity.

     10.4 LIMITATION ON REMEDIES. The Purchasers acknowledge that Holdings and FMCAN have obtained a substantial portion of their knowledge and information regarding the Business in the course of the negotiation of the Stock Purchase Agreement and related investigations. In consequence, notwithstanding anything to the contrary herein, the Purchasers' sole remedy for any breach of any representation or warranty made in Section 3 hereof relating exclusively to the Business, or the assets acquired from the Company shall be to accelerate the maturity of the Notes pursuant to Section 10 hereof and to receive costs and expenses if (x) such representation or warranty was based solely on information furnished to Holdings and FMCAN by the Company or the former shareholders of the Company and (y) Holdings and FMCAN neither knew nor should, in the exercise of reasonable care and diligence, have known of such breach at the time such representation or warranty was made or at the Closing.

SECTION 11.    MISCELLANEOUS

     11.1 WAIVERS AND AMENDMENTS. This Agreement may not be amended, supplemented, waived, discharged or terminated except in writing. The written consent of holders of a majority of (i) the principal amount of the Notes then outstanding, (ii) aggregate number of Junior Preferred Shares and (iii) the aggregate number of Purchaser Common Shares which are not Public Common Shares then outstanding shall be required for any amendment, supplement, waiver, discharge or termination hereof; provided, however, that (x) if the provisions to be amended, supplemented, waived, discharged or terminated by their terms apply only to the Notes or Junior Preferred Shares or are effective only so 1ong as Notes or at least 92 Junior Preferred Shares remain outstanding, then such provisions may be amended, supplemented, waived, discharged or terminated by the written consent of the holders of a majority of the principal amount of the Notes of the Junior Preferred Shares then outstanding, (y) if the provisions to be amended, supplemented, waived, discharged or terminated are contained in
Section 9, then such provisions may be amended, supplemented, waived, discharged or terminated by the written consent of the holders of a majority of the total number of Purchaser Common Shares that are not Public Common Shares then outstanding and (z) without the written consent of 80% of the aggregate principal amount of the Notes then outstanding and each Original Purchaser which holds any Notes, no amendment, supplement, waiver, discharge or termination shall extend the fixed maturity of the Notes, change the dates on which interest or any premium is payable, reduce the principal amount thereof, reduce the rate of interest thereon, reduce any premium payable on prepayment thereof or amend this clause
(iii) of Section 11.1.

     11.2 INDEMNITY.  In addition to the payment of expenses pursuant to Section
6.6 hereof, whether or not the transactions contemplated hereby shall be consummated, Holdings and FMCAN agree jointly and severally to indemnify, exonerate and hold the Purchasers and each of their respective partners, investors, officers, directors, trustees, advisory committee members, employees and agents (collectively the "indemnities") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and reasonable expenses in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements (the "indemnified liabilities"), reasonably incurred in any capacity by the indemnities or any of them as a result of, or arising out of, or relating to (a) any transaction financed or to be financed in whole or in part directly or indirectly with proceeds from the sale of any of the Securities or the arranging of all or any part of the financing for such transactions, or (b) the execution, delivery, performance or enforcement of this Agreement or any instrument contemplated hereby by any of the indemnities; provided, however, that neither Holdings nor FMCAN shall have any obligation to an indemnitee hereunder with respect to indemnified liabilities arising out of or resulting from the gross negligence or willful misconduct of that indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Holdings and FMCAN shall contribute the maximum portion which they are permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the indemnities or any of them.

     11.3 CONFIDENTIALITY. Should any Person receive confidential information hereunder or under any Ancillary Agreement, it shall hold such information in strict confidence, unless compelled to disclose it by judicial or administrative process or, in the opinion of its counsel, by other requirements of law (except to the extent that such information (x) can be shown to have been (i) previously known to the Person to which it was furnished, (ii) in the public domain through no fault of such Person, or (iii) 1ater lawfully acquired from other sources by the Person to which it was furnished, (y) is requested by any applicable regulatory authority, including the National Association of Insurance Commissioners or (z) is provided to a rating agency, including without limitation, Duff & Phelps, to obtain a rating for securities issued by Holdings or FMCAN); provided, however, that any such Person may disclose such information to any Affiliate, or to any other Person in connection with a possible sale of Securities if such Person agrees in writing to keep such information confidential substantially in accordance with the terms hereof. Each such Person shall be deemed to have satisfied its obligation to hold confidential information received hereunder if it exercised the same care as it takes to preserve confidentiality for its own similar information.

     11.4 GOVERNING LAW. This Agreement is made and shall be governed by and construed in all respects in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereof which might refer such interpretation to the laws of a different state or jurisdiction.

     11.5 SURVIVAL. The representations and warranties made herein shall survive the Closing of the transactions pursuant hereto and the Ancillary Agreements, notwithstanding any investigation made by the Purchasers. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of Holdings and FMCAN pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by Holdings and FMCAN hereunder as of the date of such certificate or instrument and not of any individual executing the same.

     11.6 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, transferees, heirs, executors and administrators of the parties hereto including, without limitation, any transferee of the Securities, and any such transferee shall, upon such transfer, have the rights of a Purchaser hereunder relating to the purchased Security and be deemed a Purchaser for purposes of this Agreement.

     11.7 ENTIRE AGREEMENT. This Agreement, the exhibits and schedules hereto and the Ancillary Agreements constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.

     11.8 LIMITED LIABILITY OF PARTNERS. Each of Holdings and FMCAN agrees that it will not seek, or permit any of its Subsidiaries to seek, and agrees that it and its Subsidiaries shall have no right to recourse against (i) any of the partners of TCW, (ii) any assets of TCW Capital, a California general partnership, (iii) any assets of investors whose assets are managed pursuant to the Investment Management Agreement dated June 19, 1989 or the Investment Management Agreement dated April 18, 1990, other than assets managed pursuant to such agreements, and (iv) any of the partners of TCW Capital.

     11.9 NOTICES. All notices and other communications (other than payments of principal, interest, dividends and other amounts with respect to the Securities) required or permitted hereunder shall be in writing and shall be delivered by facsimile, courier or first class mail, postage prepaid, addressed (a) if to the Purchasers, to the addresses set forth on Schedule 1 hereto, and (b) if to Holdings, FMCAN or any of their affiliates to:

                              Fannie May Holdings, Inc.
                              c/o Jordan Company
                              315 Park Avenue South
                              New York, New York 10010
                              Attention:  Adam E. Max,
                                          Vice President

With copies to:               Herbert B. Max
                              c/o Spengler Carlson Gobar
                                Brodsky & Frischling
                              520 Madison Avenue, 4th Floor
                              New York, New York 10022

     11.10 PAYMENTS. All payments to the Purchasers pursuant to this Agreement shall be made as set forth on Schedule 1 hereto.

     11.11 SEPARABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     11.12 INTERPRETATION. The titles of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Whenever reference is made herein to specific numbers of shares of stock (as opposed to percentages, proportions and like ratable computations), such numbers shall, in the event of any stock split, stock dividend, reclassification or similar event, be appropriately adjusted to reflect the impact, if any, of such event upon such number of shares. All references in the definitions in Section 1 to the singular shall be deemed to include the plural and all references to the plural shall be deemed to include the singular.

     11.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     11.14 CHANGES IN ACCOUNTING PRINCIPLES. If any changes in accounting principles from those used in the preparation of the financial statements referred to in this Agreement are hereafter occasioned by the promulgation of rules, regulations, pronouncements or opinions of or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), or there shall occur any change in Holdings' or any of its Subsidiaries' fiscal or tax years and, as a result of any such changes, there shall result in a change in the method of calculating any of the financial covenants, negative covenants, standards, or other terms or conditions found in this Agreement, then the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of Holdings and its Subsidiaries shall be the same after such changes as if such changes had not been made.

     11.15 SUBORDINATION. The provisions of this Agreement are subject to the applicable provisions of the Subordination Agreement.

     11.16 WAIVER OF RIGHT TO TRIAL BY JURY. EACH OF HOLDINGS, FMCAN AND EACH PURCHASER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO, IN EACH

CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH OF HOLDINGS, FMCAN AND EACH PURCHASER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              FANNIE MAY HOLDINGS, INC.


                              By:  /s/ Adam E. Max
                                   -------------------------------

                              Its: Vice President
                                   -------------------------------

                              FMCAN ACQUISITION CORP.


                              By:  /s/ Adam E. Max
                                   -------------------------------

                              Its: Vice President
                                   -------------------------------

                              TCW SPECIAL PLACEMENTS FUND III

                              By:  TCW Capital
                              Its: General Partner

                                   By:  TCW Asset Management
                                        Company
                                   Its: Managing General Partner


                                        By: /s/ Thomas Ferguson
                                            ----------------------

                                        Its: Vice President
                                             ---------------------


                              TCW CAPITAL, as Investment Manager
                                   pursuant to an Investment
                                   Management Agreement dated as of
                                   June 30, 1989

                              By:  TCW Asset Management Company
                              Its: Managing General Partner


                                   By: /s/ Thomas Ferguson
                                       ---------------------------

                                   Its: Vice President
                                        --------------------------

                              TCW CAPITAL, as Investment Manager
                                   pursuant to an Investment
                                   Management Agreement dated as of
                                   April 18, 1990

                              By:  TCW Asset Management Company
                              Its: Managing General Partner


                                   By: /s/ Thomas Ferguson
                                       ---------------------------

                                   Its: Vice President
                                        --------------------------

                              MEZZANINE CAPITAL

                              By:  TCW Asset Management Company
                              Its: Managing General Partner


                                   By: /s/ Thomas Ferguson
                                       ---------------------------


                                   Its: Vice President
                                        --------------------------

                              JACKSON NATIONAL LIFE INSURANCE
                              COMPANY


                                   By: /s/ John A. Knutson
                                       ---------------------------

                                   Its: Senior Vice President
                                        --------------------------

                              MEZZANINE CAPITAL AND INCOME TRUST
                                   2001 PLC


                                   By: /s/ James E. Jordan
                                       ---------------------------

                                   Its: Director
                                        --------------------------

                                                                      SCHEDULE 1

--------------------------------------------------------------------------------
                                                                     Purchase
Purchaser                         Securities Purchased               Price
--------------------------------------------------------------------------------
TCW Special                       $19,502,428 Principal Amount      $19,502,428
Placements Fund III                    of Notes
                                    156.0194 Junior Preferred        $3,900,486
                                        Shares
                                    382.980 Class A Common             $382,980
                                        Shares
                                   10.000 Class D Common Shares         $10,000
--------------------------------------------------------------------------------
TCW Capital, as Investment        $1,440,421 Principal Amount        $1,440,421
Manager pursuant to an                 of Notes
Investment Manage-ment Agreement  11.5234 Junior Preferred             $288,084
dated as of April 18, 1990             Shares
                                   29.026 Class A Common Shares         $29,026
--------------------------------------------------------------------------------
TCW Capital, as Investment        $278,702 Principal Amount            $278,702
Manager pursuant to an                 of Notes
Investment Manage-ment Agreement  2.2296 Junior Preferred               $55,740
dated as of June 19, 1989              Shares
                                   5.616 Class A Common Shares           $5,616
--------------------------------------------------------------------------------
Mezzanine Capital                 $1,278,449 Principal Amount        $1,278,449
                                        of Notes
                                   10.2276 Junior Preferred            $255,690
                                        Shares
                                   25.761 Class A Common Shares         $25,761
--------------------------------------------------------------------------------
Jackson National Life Insurance   $7,500,000 Principal Amount        $7,500,000
Company                                of Notes
                                   60 Junior Preferred Shares        $1,500,000
                                   151.128 Class B Common              $151,128
                                        Shares
--------------------------------------------------------------------------------
Mezzanine Capital and Income      $5,000,000 Principal Amount        $5,000,000
Trust 2001                             of Notes
                                   40 Junior Preferred Shares        $1,000,000
                                   100.752 Class A Common              $100,752
                                        Shares
--------------------------------------------------------------------------------

ADDRESSES FOR NOTICES

TCW Special Placements Fund III
c/o Trust Company of the West
Representative Office
200 Park Avenue, Suite 2200
New York, New York 10166
     Attn: Frank J. Pados, Jr.

TCW Capital, as Investment Manager
pursuant to an Investment Management
Agreement dated as of April 18, 1990
c/o Trust Company of the West
Representative Office
200 Park Avenue, Suite 2200
New York, New York 10166
     Attn: Frank J. Pados, Jr.

TCW Capital, as Investment Manager
pursuant to an Investment Management
Agreement dated as of
June 19, 1989
c/o Trust Company of the West
Representative Office
200 Park Avenue, Suite 2200
New York, New York 10166
     Attn: Frank J. Pados, Jr.

Mezzanine Capital
c/o Trust Company of the West
Representative Office
200 Park Avenue, Suite 2200
New York, New York 10166
     Attn: Frank J. Pados, Jr.

With copy to:            O'Melveny & Myers
                         555 13th Street, N.W.
                         Suite 500-West
                         Washington, D.C. 20004-1109
                              Attn: Jeffrey J. Rosen, Esq.

Jackson National Life Insurance
c/o PPM America Inc.
227 West Monroe, Suite 3880
Chicago, Illinois 60606
     Attn: Bruce Gorchow

Mezzanine Capital &
     Income Trust 2001 PLC
c/o Jordan/Zalaznick Advisors, Inc.
315 Park Avenue South
New York, New York 10010
     Attn: James E. Jordan


PAYMENT PROVISIONS

All payment pursuant to this Securities Purchase Agreement shall be made to:

               Sanwa Bank Trust Operations
               ABA # 122-003-516
               1977 Saturn Street
               Monterey Park, California 91754
               Attn: Charles McKinley

The following routing information should be used when sending transfers:

TCW Special Placements Fund III
Account No. 400-1800

TCW Capital (Under April 18, 1990 Investment Management
Agreement)
Account No. 400-3800

TCW Capital (Under June 19, 1990 Investment Management Agreement)
Account No. 400-0300

Mezzanine Capital
Account No. 400-1100

All wire transfers should provide sufficient information with such transfer to identify the source and application of such funds, and with instructions to give immediate telephone advice of payment to:

               Trust Company of the West's Trust Department
                    (213) 683-4344

All notices of such payment to such Purchasers and all written confirmations of such wire transfers shall be made to:

               Trust Company of the West
               400 South Hope Street
               Los Angeles, California 90071
               Attn: David Sandie

               Mezzanine Capital Income Trust
               c/o Republic National Bank of New York
               ABA No. 026-0048-28
               4 World Trade Center
               New York, New York 10048
               Account No. 458105201
               Confirmation to: Mr. James E. Jordan
               c/o Jordan/Zalaznick Advisors, Inc.
               Telephone No.: (212) 460-1923

               Jackson National Life Insurance Company


MANNER OF PAYMENT

All payments on account of the Notes shall be made by bank wire or transfer of immediately available funds to:

               Northern CHGO
               ABA #0710-0015-2
               Credit Account #60116706
               26-91241 Jackson National Life
                 Insurance Company
               Ref: Archibald, Date of Payment,
                 principal and interest breakdown.

ADDRESS FOR COMMUNICATIONS FOR NOTICES OF PAYMENTS AND
CONFIRMATION OF WIRE TRANSFERS

               PPM America Inc.
               227 West Monroe, Suite 3880
               Chicago, Illinois 60606
               Attention: Bruce Gorchow
               Telephone: (312) 201-1090
               Telecopy: (312) 201-0279

                                    EXHIBIT D

                                    [FORM OF]
                               SUBSIDIARY GUARANTY


     THIS GUARANTY (the "Guaranty") is entered into as of the ____ day of October 1991, by each of the Undersigned Subsidiaries of Archibald Candy Corporation (each a "Guarantor," and collectively, the "Guarantors") in favor of the Purchasers under the Securities Purchase Agreement referred to below to secure obligations of FMCAN Acquisition Corp., an Illinois corporation ("Borrower").

     Pursuant to the Securities Purchase Agreement dated as of the date hereof (the "Securities Purchase Agreement") by and among Fannie May Holdings, Inc. ("Holdings"), Borrower and the purchasers listed on Schedule 1 thereto, the Borrower desires to issue and sell to the Purchasers $35,000,000 principal amount of its 14% Subordinated Notes due 2000 (collectively, the "Subordinated Notes"), all on the terms and conditions set forth therein.

     The proceeds from the sale of the Subordinated Notes will be used to finance the acquisition (the "Acquisition") contemplated by the Stock Purchase Agreement dated as of August 22, 1991 (the "Stock Purchase Agreement") and for other general corporate purposes of Holdings, the Borrower and the Guarantors, as Subsidiaries of the Borrower. It is a condition precedent to the purchase and sale of the Subordinated Notes that each Guarantor shall have executed this guaranty. Capitalized terms not otherwise defined herein shall have the meaning given them in the Securities Purchase Agreement.

     NOW, THEREFORE, in consideration of the benefits which will inure to each of the Guarantors as a result of the transactions contemplated by the Securities Purchase Agreement, and for other good and valuable consideration, the receipt of which hereby is acknowledged, each Guarantor hereby agrees as follows:

     1. PAYMENT AND PERFORMANCE OF THE OBLIGATIONS. In order to secure payment of the Subordinated Notes and performance of the Securities Purchase Agreement by Borrower, each Guarantor hereby irrevocably and unconditionally guarantees to Purchasers the due and punctual payment and performance of all the obligations of Borrower to Purchasers arising out of or provided for in the Subordinated Notes and the Securities Purchase Agreement or under any renewals, extensions or modifications thereof, whether primary, secondary, direct, contingent, sole, joint, several or joint and several, including without limitation the payment of principal and any interest accruing thereon, now existing or hereafter at any time or times incurred (hereinafter referred to individually as an "Obligation," and collectively, as "Obligations"). If any Obligation is not paid or performed by Borrower punctually when due, subject to any applicable grace period, including without limitation any Obligation due by acceleration of the maturity thereof, each Guarantor will, upon demand by any Purchaser, immediately pay or perform such Obligation or cause the same to be paid or performed strictly in accordance with the terms thereof (including amounts that would become due but for any stay, injunction or other prohibition preventing such payment or performance in respect of the Ob1igations guaranteed hereby). Each Guarantor will pay to Purchasers, upon demand, all costs and expenses, including without limitation, reasonable counsel fees which may be incurred by any Purchaser in the collection or enforcement of the Obligations or of any Guarantor's obligations under this Guaranty. The liability of each Guarantor under this Guaranty shall not exceed the Maximum Guaranty Amount (as defined in Exhibit A hereto) determined as of the Ending Date (as defined in Exhibit A hereto).

     2.   REPRESENTATIONS AND WARRANTIES.

          (a) Each Guarantor is a corporation duly organized and validly existing under, and by virtue of, the laws of the state of its incorporation and is in good standing under such laws. Each Guarantor has the corporate power and lawful authority to own and operate its properties and assets and to carry on its business as currently conducted and, with respect to its current operations, as proposed to be conducted.

          (b) Each Guarantor has all requisite legal and corporate power to enter into this Guaranty, and to carry out and perform all of its obligations under the terms of this Guaranty. This Guaranty is a valid and binding obligation of each Guarantor, enforceable against such Guarantor in accordance with its respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, or similar laws affecting the enforcement of creditors' rights generally and (ii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     3.   GENERAL TERMS AND CONDITIONS.

          (a) All payments by any Guarantor hereunder shall be made in Dollars of the United States of America.

          (b) Each Guarantor hereby waives, to the extent not prohibited by applicable law which cannot itself be waived, (i) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions hereof), (ii) any requirement of diligence or promptness on the part of any Purchaser in the enforcement of its rights under the provisions of this Guaranty, (iii) any and all notices (other than notices required to be given by this Guaranty) of every kind and description which may be required to be given by any statute or rule of law, and (iv) any defense based on rights of setoff or statutes of limitations.

          (c) The obligation of each Guarantor under this Guaranty is absolute and unconditional and any Purchaser may at any time and from time to time without the consent of or notice to Guarantors and without impairing or releasing the obligations of Guarantors hereunder (i) exercise or refrain from exercising any right or remedy against Borrower or others, including without limitation Guarantors, and (ii) modify, amend, extend, supplement or waive or consent to the breach of any provision of the Subordinated Notes or any provision of the Securities Purchase Agreement applicable solely to Borrower, to which modifications, amendments, extensions, supplements, waivers and consents each Guarantor hereby assents. Without limiting the foregoing, it is specifically understood that any modification, limitation or discharge of Borrower's liability under the Subordinated Notes or the Securities Purchase Agreement arising out of or by virtue of any bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under federal or state law hereinafter initiated by or against Borrower shall not affect, modify, limit or discharge the liability of each Guarantor in any manner and this Guaranty shall remain in full force and effect and shall be enforceable against each Guarantor to the same extent and with the same effect as if such proceedings had not been instituted.

          (d) The guaranty and surety contained in paragraph 1 hereof is absolute and unconditional, primary, direct and immediate and shall be valid and binding upon each Guarantor regardless of (i) any invalidity, irregularity, defect or unenforceability of or in the Subordinated Notes, the Securities Purchase Agreement or any other obligation or agreement of Borrower or Guarantors, (ii) any action or inaction by Purchasers or any other occurrence referred to in subsection 3(c) above, or (iii) any other circumstance which might otherwise constitute a defense available to, or a discharge or release of, Borrower or Guarantors by operation of law.

          (e) No failure or delay on the part of any Purchaser in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. This Guaranty will not be discharged as to any Obligation except by payment in full of the principal thereof, premium if any, and interest thereon. The rights and remedies of Purchasers hereunder are cumulative and concurrent and not exclusive of any other rights or remedies Purchasers may have.

          (f) No set-off, counterclaim, reduction or diminution of an obligation, or any defense of any kind or nature that any Guarantor has or may have against Borrower or any Purchaser shall affect, modify or impair such Guarantor's obligations hereunder.

Any claim that any Guarantor now or hereafter has against Borrower by way of subrogation under this Guaranty or otherwise shall be fully subordinate in lien and payment to any claim that any Purchaser now or hereafter has against Borrower.

          (g) This Guaranty is made and shall be governed by and construed under the laws of the State of New York, without regard to the principles of conflicts of laws.

          (h) This Guaranty is a continuing guaranty and shall be binding upon each Guarantor and their respective successors and assigns, and shall inure to the benefit of the successors and assigns of the Purchasers and, in the event of any permitted transfer or assignment of rights by any Purchaser, the rights and privileges herein conferred upon such Purchaser shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Upon the liquidation of any Guarantor, the obligations of such Guarantor hereunder shall be assumed by its successor or Successors except to the extent that any such assumption shall be prohibited by applicable law.

     4. SUBORDINATION. The obligations of Borrower to the Purchasers are subordinated to the obligations of Borrower under the Senior Financing Documents to the extent and in the manner set forth in the Subordination Agreement.

     5. SUBROGATION. Subject to payment in full of the Senior Obligations, the Purchasers shall be subrogated to the rights of the holders of the Senior Obligations to receive payments or distributions of assets of each Guarantor to the extent that distributions otherwise payable to the Purchasers have been applied to the payment of Senior Obligations.

     6. TERMINATION. This Guaranty shall terminate and be of no further force or effect upon the payment in full of all of the Obligations, provided that this Guaranty shall continue to be effective or be reinstated (as the case may be) if at any time payment of any of the Obligations is refunded or must otherwise be returned by any Purchaser upon the bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under state or federal law, all as though such payment had not been made.

     7.   MISCELLANEOUS.

          (a) This Guaranty shall be binding upon each Guarantor and upon the heirs, executors, administrators, successors and assigns of each Guarantor, and shall inure to the benefit of Purchasers and their successors and assigns.

          (b) Any notice, demand or request under this Guaranty shall be in writing, and shall be delivered by personal service or shall be sent by postage prepaid, first class mail, addressed, if to Purchasers, at their respective addresses set forth in Schedule 1 to the Securities Purchase Agreement, and if to any Guarantor at the address specified in Section 11.9 of the Securities Purchase Agreement.

or at such other address as the addressee may designate in writing. Each notice, demand or request hereunder shall be deemed given on the date it is delivered.

          (c) No amendment, modification or release from or waiver of any provision hereof shall be effective unless in writing and signed by Purchasers and shall be effective only in the specific instance and for the specific purpose for which given.

          (d) This Guaranty may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (e) The paragraph headings used herein are for convenience only and do not affect or modify the terms and conditions hereof.

          (f) If any provision hereof is found by a court of competent jurisdiction to be prohibited or unenforceable it shall be ineffective only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable, nor invalidate the other provisions hereof, all of which shall be liberally construed in favor of Purchasers in order to effect the provisions hereof.

     IN WITNESS WHEREOF, each undersigned Guarantor has caused this Guaranty to be duly executed as of the day and year first above written.

                                   [SUBSIDIARIES OF ARCHIBALD CANDY CORPORATION]

                                    EXHIBIT A
                                       TO
                               SUBSIDIARY GUARANTY

          Set forth below are the definitions used in the Guaranty to determine the maximum liability of each Guarantor thereunder. These definitions and their use in the Guaranty should be construed in a manner that gives effect to the following intent: the parties intend that each Guarantor shall be liable in an amount equal to 95% of the value of its assets after subtracting its liabilities (as determined using the definitions below), with the goal of maximizing the amount payable by such Guarantor without thereby rendering it insolvent, leaving it with an unreasonably small amount of capital with which to conduct its business, or leaving it unable to pay its debts as they mature.

          "Ending Date" means the earlier of the date of the commencement of a case under Title 11 of the United States Code involving Borrower or the date enforcement of this Guaranty is sought.

          "Fair Saleable Value" of any assets means the amount which may be realized, as of a Calculation Date, within a reasonable time either through collection of such assets or sale of such assets at the regular market value, understanding "regular market value" to mean the amount which could be obtained for the assets in question within such period by a capable and diligent businessperson from an interested buyer who is willing to purchase under ordinary selling conditions.

          "Adjusted Indebtedness" means the present value, as of a Calculation Date, of known probable liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, but excluding (i) any liabilities under the Guaranty and (ii) all intercompany indebtedness owed by such Guarantor to Borrower or any Corporation as to which the Borrower is a wholly-owned subsidiary, it being understood that a portion of such indebtedness shall be discharged in full in an amount equal to the amount paid by Guarantor hereunder. Contingent or unliquidated liabilities shall be valued as of a Calculation Date at the amount which, in light of all the facts and circumstances existing at such time, represents the amount which could reasonably be expected to become an actual matured liability.

          "Adjusted Net Worth" means, as of a Calculation Date, the excess of
(i) the Fair Saleable Value of the assets of such Guarantor on such Calculation Date, over (ii) the amount of Adjusted Indebtedness of such Guarantor on such Calculation Date.

          "Calculation Date" means the date of the Closing Date and each day thereafter on or prior to the Ending Date.

          "Maximum Guaranty Amount" shall be calculated as of each Calculation Date, and means 95% of Adjusted Net Worth as of such Calculation Date.

                                    EXHIBIT H
The Jordan Company
FANNIE MAY HOLDINGS, INC. - Subordinate Debt/Preferred Strip Returns (Dollars in Thousands)
1. ASSUMING REDEMPTION OF ALL COMMON STOCK, PREFERRED STOCK AND SENIOR SUB DEBT IN SAME YEAR (1-10).


Year
                        0         1         1         2         2         3         3         4         4         5         5
                   Oct-91    Apr-92    Oct-92    Apr-93    Oct-93    Apr-94    Oct-94    Apr-95    Oct-95    Apr-96    Oct-96
                  -------   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------
Year 10 Exit:     (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450
--------------


    10.000%       (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450

Year 9 Exit:      (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450
-------------


    10.000%       (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450

Year 8 Exit:      (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450
-------------

    10.000%       (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450

Year 7 Exit:      (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450
-------------


    10.000%       (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450

Year 6 Exit:      (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450
-------------


    10.000%       (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450

Year 5 Exit:      (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450    47,735(b)
-------------                                                                                                           9,890
                                                                                                                      -------

    10.000%       (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450    57,625(a)

Year 4 Exit:      (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450    48,973(b)
-------------                                                                                       7,150
                                                                                                  -------

    10.000%       (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450    54,123(a)
Year 3 Exit:      (42,000)    2,450     2,450     2,450     2,450    2,450     46,268(b)
-------------                                                                   4,855
                                                                              -------

    10.000%       (42,000)    2,450     2,450     2,450     2,450     2,450    51,123(a)

Year 2 Exit:      (42,000)    2,450     2,450     2,450    45,015(b)
-------------                                               2,835
                                                          -------
    10.000%       (42,000)    2,450     2,450     2,450    48,550(a)

Year 1 Exit:      (42,000)    2,450    45,010(b)
-------------                           1,332
                                      -------

    10.000%       (42,000)    2,450    46,342(a)


                        6         6         7         7         8         8         9         9        10        10
                   Apr-97    Oct-97    Apr-98    Oct-98    Apr-99    Oct-99    Apr-00    Oct-00    Apr-01    Oct-01
                  -------   -------   -------   -------   -------   -------   -------   -------   -------   -------
Year 10 Exit:       2,450     2,450     2,450     2,450     2,450    19,850     1,225    18,725         0    15,112
--------------                                                                                               32,330
                                                                                                            -------

    10.000%         2,450     2,450     2,450     2,450     2,450    19,850     1,225    18,725         0    47,482

Year 9 Exit:        2,450     2,450     2,450     2,450     2,450    19,850     1,225    32,718(b)
-------------                                                                            20,700
                                                                                        -------

    10.000%         2,450     2,450     2,450     2,450     2,450    19,850     1,225    50,418(a)

Year 8 Exit:        2,450     2,450     2,450     2,450     2,450    60,407(b)
-------------                                                        21,625
                                                                    -------
    10.000%         2,450     2,450     2,450     2,450     2,450    72,032(a)

Year 7 Exit:        2,450     2,450     2,450    49,447(b)
-------------                                                                                                                17,025
                                                                                                                             -------

    10.000%         2,450     2,450     2,450  66,472(a)

Year 6 Exit:        2,450    48,556(b)
-------------                13,150
                            -------

    10.000%         2,450  61,708(a)

Year 5 Exit:
-------------


    10.000%

Year 4 Exit:
-------------


    10.000%
Year 3 Exit:
-------------


    10.000%

Year 2 Exit:
-------------

    10.000%

Year 1 Exit:
-------------

-------------------------
(a) In addition, Investors will receive $1.00 per share of common stock owned upon exit
(b) Consists of Sub Debt Interest and Principal, as well as Preferred Stock and Accrued PIK Dividends where Applicable

The Jordan Company
FANNIE MAY HOLDINGS, INC. - Subordinate Debt/Preferred Strip Returns
(Dollars in Thousands)
2. ASSUMING "PUT" AS STRIP COMMON EQUIPTY IN YEAR 7 WITH REDEMPTION OF DEBT AND PREFERRED A LATER DATE:


Year                    0         1         1         2         2         3         3         4         4         5         5
                   Oct-91    Apr-92    Oct-92    Apr-93    Oct-93    Apr-94    Oct-94    Apr-95    Oct-95    Apr-96    Oct-96
                  -------   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------
Year 10 Exit:     (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450
--------------


    10.000%       (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450
Year 9 Exit:      (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450
-------------


    10.000%       (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450

Year 8 Exit:      (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450
-------------


    10.000%       (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450
Year 7 Exit:      (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450
-------------


    10.000%       (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450

Year 6 Exit:      (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450
-------------


    10.000%       (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450
Year 5 Exit:      (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450    47,735(b)
-------------                                                                                                           9,890
                                                                                                                      -------

    10.000%       (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450    57,625(a)

Year 4 Exit:      (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450    48,973(b)
-------------                                                                                       7,150
                                                                                                  -------
    10.000%       (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450    54,123(a)

Year 3 Exit:      (42,000)    2,450     2,450     2,450     2,450    2,450     46,268(b)
-------------                                                                   4,855
                                                                              -------

    10.000%       (42,000)    2,450     2,450     2,450     2,450     2,450    51,123(a)

Year 2 Exit:      (42,000)    2,450     2,450     2,450    45,015(b)
-------------                                               2,835
                                                          -------

    10.000%       (42,000)    2,450     2,450     2,450    48,550(a)

Year 1 Exit:      (42,000)    2,450    45,010(b)
-------------                           1,332
                                      -------

    10.000       (42,000)     2,450    46,342(a)


                        6         6         7         7         8         8         9         9        10        10
                   Apr-97    Oct-97    Apr-98    Oct-98    Apr-99    Oct-99    Apr-00    Oct-00    Apr-01    Oct-01
                  -------   -------   -------   -------   -------   -------   -------   -------   -------   -------
Year 10 Exit:       2,450     2,450     2,450     2,450     2,450    19,950     1,225    18,725         0    15,112
--------------                                                        1,770               1,490               1,200
                                                                    -------             -------             -------

    10.000%         2,450     2,450     2,450     2,450     2,450    21,720     1,225    20,215         0    16,312

Year 9 Exit:        2,450     2,450     2,450     2,450     2,450    19,950     1,225    32,718(b)
-------------                                                         1,770               1,490
                                                                    -------             -------

   10.000%          2,450     2,450     2,450     2,450     2,450    21,720     1,225    34,208(a)

Year 8 Exit:        2,450     2,450     2,450     2,450     2,450    50,407(b)
-------------                                                         1,770
                                                                    -------

    10.000%         2,450     2,450     2,450     2,450     2,450    52,177(a)

Year 7 Exit:        2,450     2,450     2,450    49,447(b)
-------------                                    17,025
                                                -------

    10.000%         2,450     2,450     2,450    66,472(a)

Year 6 Exit:        2,450    48,556(b)
-------------                13,150
                            -------

    10.000%         2,450    61,708(a)
Year 5 Exit:
-------------


    10.000%

Year 4 Exit:
-------------


    10.000%

Year 3 Exit:
-------------                                                                   4,855


    10.000%

Year 2 Exit:
-------------

    10.000%

Year 1 Exit:
-------------


    10.000

_________________________
(a) In addition, Investors will receive $1.00 per share of common stock owned upon exit
(b) Consists of Sub Debt Interest and Principal, as well as Preferred Stock and Accrued PIK Dividends where Applicable

The Jordan Company

FANNIE MAY HOLDINGS, INC. - Subordinate Debt/Preferred Strip Returns (Dollars in Thousands)

3. ASSUMING 1/3 OF THE "PUT" STRIP COMMON EQUITY IN YEAR 7 WITH REDEMPTION OF DEBT PREFERRED AND REMAINING 2/3 OF STRIP COMMON EQUITY IN YEAR 9:


Year
                        0         1         1         2         2         3         3         4         4         5         5
                   Oct-91    Apr-92    Oct-92    Apr-93    Oct-93    Apr-94    Oct-94    Apr-95    Oct-95    Apr-96    Oct-96
                  -------   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------
Year 9 Exit:      (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450
-------------



    10.000%       (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450

Year 8 Exit:      (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450
-------------


    10.000%       (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450

Year 7 Exit:      (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450
-------------


    10.000%       (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450

Year 6 Exit:      (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450
-------------


    10.000%       (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450

Year 5 Exit:      (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450    47,735(b)
-------------                                                                                                           9,890
                                                                                                                      -------

    10.000%       (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450     2,450    57,625(a)

Year 4 Exit:      (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450    48,973(b)
-------------                                                                                       7,150
                                                                                                  -------

    10.000%       (42,000)    2,450     2,450     2,450     2,450     2,450     2,450     2,450    54,123(a)

Year 3 Exit:      (42,000)    2,450     2,450     2,450     2,450     2,450    46,268(b)
-------------                                                                   4,855
                                                                              -------

    10.000%       (42,000)    2,450     2,450     2,450     2,450     2,450    51,123(a)

Year 2 Exit:      (42,000)    2,450     2,450     2,450    45,015(b)
-------------                                               2,835
                                                          -------

    10.000%       (42,000)    2,450     2,450     2,450  48,550(a)

Year 1 Exit:      (42,000)    2,450    45,010(b)
-------------                           1,332
                                      -------

    10.000%       (42,000)    2,450    46,342(a)


                        6         6         7         7         8         8         9         9        10        10
                   Apr-97    Oct-97    Apr-98    Oct-98    Apr-99    Oct-99    Apr-00    Oct-00    Apr-01    Oct-01
                  -------   -------   -------   -------   -------   -------   -------   -------   -------   -------
Year 9 Exit:        2,450     2,450     2,450     2,450     2,450    19,950     1,225    32,716(b)
-------------                                     5,675                 580                 497
                                                -------             -------              17,800
                                                                                        -------

    10.000%         2,450     2,450     2,450     8,125     2,450    20,540     1,225  81,015(a)

Year 8 Exit:        2,450     2,450     2,450     2,450     2,450    80,409(b)
-------------                                     5,675              15,007
                                                -------             -------

    10.000%         2,450     2,450     2,450     8,125     2,450    85,413(a)

Year 7 Exit:        2,450     2,450     2,450    49,447(b)
-------------                                    17,025
                                                -------

    10.000%         2,450     2,450     2,450  66,472(a)

Year 6 Exit:        2,450    48,556(b)
-------------                13,150
                            -------

    10.000%         2,450    61,708(a)

Year 5 Exit:
-------------


    10.000%

Year 4 Exit:
-------------


    10.000%

Year 3 Exit:
-------------


    10.000%

Year 2 Exit:
-------------


    10.000%

Year 1 Exit:
-------------


    10.000%


-------------------------
(a) In addition, Investors will receive $1.00 per share of common stock owned upon exit
(b) Consists of Sub Debt Interest and Principal, as well as Preferred Stock and Accrued PIK Dividends where Applicable

                            FANNIE MAY HOLDINGS, INC.

                       SUBORDINATE DEBT / PREFERRED STRIP

            EXAMPLE OF 16.0% PREFERRED RETURN TO ORIGINAL PURCHASERS

Scenario:  Assume 1/3 of Original Purchasers "put" Strip Common Equity in Year
     7, subject to Section 6.8, with redemption of Subordinate Debt, Preferred and remaining 2/3 of Strip Common Equity through a sale to the Company in Year 9.

A. Those Purchasers who "put" their Common Equity in Year 7 will receive the following minimum distributions in Years 7, 8 and 9 as consideration for the Preferred Return:

     ($'s in Millions)        Year 7         Year 8      Year 9
                              ------         ------      ------
     Minimum Common Equity
       Payments to 1/3 of
       Purchasers             $5.676 (a)     $0.590      $0.497

     -----------
     (a) In addition, these Original Purchasers will receive $1.00/share for each share of Common Equity "put" back to the Company.

B. Those remaining 2/3 of Original Purchasers will receive the following minimum distribution in Year 9 as consideration for the Preferred Return:

     ($'s in Millions)                       Year 9
                                             ------

     Minimum Common Equity Payment
     to Remaining 2/3 of Purchasers          $17.800 (b)

     -----------
     (b) In addition, these Original Purchasers will receive $1.00/share for each share of Common Equity sold.

C. Thus, the total minimum payments to the Original Purchasers in Years 7, 8 and 9 in this example are as follows:

     ($'s in Millions)        Year 7         Year 8    Year 9
                              ------         ------    ------

Subordinate Debt Interest     $4.900         $ 4.900   $ 2.450
Subordinate Debt Principal    $0.000         $17.500   $17.500
Preferred Stock Principal
  and Accrued Dividends       $0.000         $0.000    $3.993
Minimum Common Equity
  Payments to 1/3 of
  Purchasers who "Put"        $5.675 (a)     $0.590    $0.497
Minimum Common Equity
  Payment to Remaining 2/3
  of Purchasers               $0.000         $0.000    $17.800 (b)
                              ------         ------    -------
     Total Minimum
       Distributions          $10.575        $22.990   $52.240

                                    EXHIBIT I


                               THE JORDAN COMPANY
                              315 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10010


                                                                October 30, 1991



VIA TELECOPY
(011-4439-241-2133)
-------------------

Mezzanine Capita1 &
  Income Trust 2001 PLC
c/o Sinclair Henderson Limited
23 Cathedral Yard
Exeter, England EX1 1HB

Attention:     Mr. Ian Henderson

          Re: Securities Purchase Agreement, dated as of October 30, 1991 (the "PURCHASE AGREEMENT"), between Fannie May Holdings, Inc. ("HOLDINGS") and FMCAN Acquisition Corp., as issuers, and TCW Special Placements Fund III, TCW Capital as an investment manager pursuant to each of two Investment Management Agreements, Mezzanine Capital, Jackson National Life Insurance Company and Mezzanine Capital & Income Trust 2001 PLC ("MCIT"), as purchasers.

Gentlemen:

     Each of the undersigned, being all of the Holders of Class C Common Shares of Holdings, hereby agrees with MCIT, in connection with (and as a condition to) its investment made today under the Purchase Agreement, not to exercise any of the voting power available to holders of Class C Common Shares as a class to elect a Director to the Board of Directors of Holdings whose vote will constitute 51% of the voting power of such Board as provided in Section II.D(3) of Article Fourth of the Certificate of Amendment of the Certificate of Incorporation until such time as either (a) MCIT shall so consent or (b) David
W. Zalaznick and John W. Jordan II shall, in their sole and absolute discretion and in their capacity as investment advisers to MCIT and as individual investors, have determined that the investments in Holdings of MCIT and the holders of Class C Common Shares are considered likely to be in jeopardy.

     Terms for which meanings are provided in the Purchase Agreement are used herein with such meanings. This letter shall be construed in accordance with Sections 9(a), 9(c), 9(f), 9(g), 9(l) and 9(p) of the Shareholders Agreement, as so defined, understanding that all references in such Sections to "this Agreement" shall refer instead to this letter agreement.

                                   Very truly yours,

                                   THE JOHN W. JORDAN, II

                                   By:
                                      ------------------------------------------

                                        Title:
                                              ----------------------------------

                                   LEUCADIA INVESTORS, INC.

                                   By:
                                      ------------------------------------------
                                        Title:
                                              ----------------------------------

                                   THE JW/JENN TRUST

                                   By:
                                      ------------------------------------------
                                        Title:
                                              ----------------------------------

                                      ------------------------------------------
                                        David W. Zalaznick



                                      ------------------------------------------
                                        Jonathan F. Boucher


                                      ------------------------------------------
                                        John R. Lowden


                                      ------------------------------------------
                                        Adam E. Max


                                      ------------------------------------------
                                        John M. Camp


                                      ------------------------------------------
                                        Richard Caputo


                                      ------------------------------------------
                                        James E. Jordan


                                      ------------------------------------------
                                        Paul Rodzevik


                                      ------------------------------------------
                                        Thomas H. Quinn

                                 FIRST AMENDMENT


          This First Amendment (this "Amendment") is entered into as of September 18, 1992 by and among Fannie May Holdings, Inc., a Delaware corporation ("Holdings"), Archibald Candy Corporation, an Illinois corporation, as successor by merger to FMCAN Acquisition Corp. (the "Company") and the persons named on the signature pages hereof (the "Purchasers") and amends the Securities Purchase Agreement entered into as of October 30, 1991 among Holdings, the Company and the Purchasers (the "Securities Purchase Agreement"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Securities Purchase Agreement.

                                    RECITALS

          WHEREAS, Fanny Farmer Candy Shops, Inc., a New York corporation (the "Seller") and the Company have entered into that certain Agreement for Acquisition of Certain Assets dated July 31, 1992, in the form attached hereto as Exhibit A (as amended by the Amendatory Agreement dated as of September 18, 1992, the "Acquisition Agreement"), pursuant to which the Company has agreed to purchase certain assets (the "Acquired Assets") from the Seller;

          WHEREAS, the Company desires to finance a portion of the purchase price of the Acquired Assets pursuant to an Amended and Restated Credit Agreement dated as of September 18, 1992 among the Company, Holdings, the lenders named therein and The First National Bank of Chicago, as Agent, in the form attached hereto as Exhibit B (the "Amended Working Capital Facility");

          WHEREAS, in connection with the acquisition of the Acquired Assets and the execution of the Amended Working Capital Facility, the Company desires certain amendments to the provisions of the Securities Purchase Agreement.

          NOW, THEREFORE, in consideration of the premises, and the agreements contained herein, the undersigned hereby agree as follows:

          1. Section 1 of the Securities Purchase Agreement is hereby amended by amending and restating the following definitions:

          "EBITDA" means, for any period, Consolidated Net Income for such period PLUS all amounts deducted in determining such Consolidated Net Income on account of Consolidated Interest Expenses, taxes based on or measured by income, depreciation expense and amortization expense (including, without limitation, amortization expense related to the write-up in the Book Value of any assets due to goodwill or unallocated purchase price and other amortization or depreciation arising out of the transactions contemplated by this Agreement, the Ancillary Agreements and the First Amendment, to the extent such adjustments are made pursuant to APB Nos. 16 and 17 and are deducted in determining Consolidated Net Income for such period), the transaction costs expensed but not capitalized during the period from the Closing Date to and including August 31, 1992 transaction costs relating to the transactions contemplated by the First Amendment expensed but not capitalied prior to August 31, 1993, the consulting fee payable to Thomas Quinn and the fees of the three directors designated by the Jordan Group (to the extent that such consulting fee and directors' fees do not exceed, in the aggregate, $150,000 in any fiscal year), fees and expenses paid or payable under the Management Consulting Agreement and the Investment Bank Fee Agreement and the non-cash portion of expenses under SAR Agreements and any Permitted Stock Option Plan, all as determined for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP.

          "Investment Banking Fee Agreement" means the Investment Banking Fee Agreement entered into on October 30, 1991 by and between The Jordon Company and Holdings, as such agreement was amended on September 18, 1992.

          "Fixed Charges" shall mean, for any period, without duplication, Consolidated Interest Expense for such period, PLUS (i) scheduled payments of principal of all Indebtedness of Holdings and its Subsidiaries during such period (including payments actually made in cash during such period required in connection with scheduled commitment reductions under the Working Capital Facility), PLUS, (ii) capital expenditures made during such period (reduced by
(a) the aggregate amount of credits received by the Company and its Subsidiaries in respect of motor vehicle trade-ins during such period and (b) all amounts not in excess of $510,000, cumulatively and in the aggregate for all periods expended in compliance with Sections 10.3(F) and (G) of the Senior Note Purchase Agreement), PLUS (iii) payments actually paid or payable in cash with respect to such period with respect to preferred stock (including, without limitation and without duplication, dividends paid on the common stock of the Company for the purpose of funding the payment of dividends by Holdings on the Seller Preferred Stock), all as determined for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP.

          "Management Consulting Agreement" means the Management Consulting Agreement entered into on October 30, 1991 by and between TJC Management Corp. and Holdings, as such agreement was amended on September 18, 1992.

          2. Section 1 of the Securities Purchase Agreement is hereby further amended by adding the following definition:

          "First Amendment" means the First Amendment dated as of September 18, 1992 to this Agreement.


          3. Clause (v) of Section 7.2 of the Securities Purchase Agreement is hereby amended to read in its entirety as follows:

          "(v) for so long as no Event of Default shall have occurred and be continuing, any payments made during the period ending on the sixth anniversary of the Closing pursuant to the terms of the Management Consulting Agreement as amended by the Amendment thereto dated September 18, 1992 but without giving effect to any other amendments thereto;"

          4. Clause (vi) of Section 7.2 of the Securities Purchase Agreement is hereby amended to read in its entirety as follows:

               "(vi) for so long as no Event of Default shall have occurred and be continuing, any payments made during the period ending on the sixth anniversary of the Closing pursuant to the terms of the Management Consulting Agreement as amended by the Amendment thereto dated September 18, 1992 but without giving effect to any other amendments thereto;"

          5. Clause (b) of Section 7.4 of the Securities Purchase Agreement is hereby amended by replacing the number "$47,500,000" in the fourth line thereof with "57,500,000 and by inserting "and reduced by any permanent reduction in the Facility A Commitment as defined in the Working Capital Facility" at the end of such clause.

          6. Section 7.10(a) of the Securities Purchase Agreement is hereby amended by and restated and reads in its entirety as follows:

               "Holdings covenants that it shall not, in any fiscal year, permit the aggregate amount of Extraordinary Losses to exceed (a) $1,000,000 in the aggregate in any fiscal year or (b) $4,400,000 cumulatively and in the aggregate from and after the Closing Date. For purposes of this Section 7.10(a), "Extraordinary Losses" shall mean, with respect to any period, for Holdings and its Subsidiaries on a consolidated basis, the aggregate amount of losses which are properly classified as extraordinary or non-recurring in accordance with GAAP (including, without limitation, losses from the sale or other disposition of Property not in the ordinary course of business but excluding any depreciation or amortization resulting from revaluations of the assets acquired in the Acquisition or pursuant to the Agreement for the Acquisition of Certain Assets dated as of July 31, 1992 between the Company and Fanny Farmer Candy Shops, Inc.), net of any income or gain realized during such period which is properly classified as extraordinary or non-recurring in accordance with GAAP (including, without limitation, gain or income from the sale or other disposition of property not in the ordinary course of business).

          7. Section 7.10(b) of the Securities Purchase Agreement is hereby amended by replacing the table therein with the following table:

                     May 31, 1992                         1.44:1.00

                     August 31, 1992                      1.00:1.00

                     November 30, 1992                    1.00:1.00

                     February 28, 1993                    1.00:1.00

                     May 31, 1993                         1.00:1.00

                     August 31, 1993                      1.00:1.00

                     November 30, 1993                    1.00:1.00

                     February 28, 1994                    1.00:1.00

                     May 31, 1994                         1.00:1.00

                     August 31, 1994                      1.00:1.00

                     November 30, 1994                    1.00:1.00

                     February 28, 1995                    1.00:1.00

                     May 31, 1995                         1.00:1.00

                     August 31, 1995                      1.11:1.00

                     November 30, 1995                    1.00:1.00

                     February 28, 1996                    1.00:1.00

                     May 31, 1996                         1.00:1.00

                     August 31, 1996 and thereafter       1.06:1.00


          8. (a) The Purchasers hereby acknowledge and agree the purchase of the Acquired Assets pursuant to the Acquisition Agreement shall not be deemed to be a capital expenditure for the purposes of Section 7.7 of the Securities Purchase Agreement.

               (b) Section 7.7 of the Securities Purchase Agreement is hereby amended by replacing the first sentence thereof with the following:

               "For so long as any Notes or at least 92 Junior Preferred Shares shall remain outstanding, Holdings and the Company will not, and will not permit any of their Subsidiaries to, directly or indirectly, make any capital expenditures during any fiscal year in an aggregate amount for Holdings and its Subsidiaries in excess of (a) with respect to each of the fiscal years ending August 31, 1993 and August 31, 1994, $4,400,000 plus (i) the amount by which

               $4,400,000 exceeds the actual capital expenditures in the preceding fiscal year and (ii) the aggregate amount of credits received by the Company and its Subsidiaries in such fiscal year in respect of motor vehicle trade-ins; (b) with respect to the fiscal year ending August 31, 1995, $3,300,000 plus (i) the amount by which $4,400,000 exceeds the actual capital expenditures in the preceding fiscal year and (ii) the aggregate amount of credits received by the Company and its Subsidiaries in such fiscal year in respect of motor vehicle trade-ins; and (c) with respect to the fiscal year ending August 31, 1996 and any fiscal year thereafter, $3,300,000 plus (i) the amount by which $3,300,000 exceeds the actual capital expenditures in the preceding fiscal year and (ii) the aggregate amount of credits received by the Company and its Subsidiaries in such fiscal year in respect of motor vehicle trade-ins.

          9. Effective as of the Effective Date (as hereinafter defined), in consideration of the representations, and warranties, covenants and agreements of Holdings and the Company set forth in this Amendment, the Purchasers hereby consent to the execution, delivery and performance of the Acquisition Agreement and the Amended Working Capital Facility and waive any Event of Default under the provisions of the Securities Purchase Agreement that would otherwise be deemed to result EXCLUSIVELY from such execution, delivery and performance.

          10. To induce the Purchasers to enter into this Amendment and to amend the Securities Purchase Agreement in the manner provided herein, Holdings and the Company jointly and severally represent and warrant to each Purchaser that the following statements are true, correct and complete:

               (a) Each of Holdings and the Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Securities Purchase Agreement as amended by this Amendment (the "Amended Agreement").

               (b) The execution and delivery of this Amendment has been duly authorized by all necessary corporate action by Holdings and the Company.

               (c) The execution and delivery by each of Holdings and the Company and the performance by Holdings and the Company of the Amended Agreement does not and will not (i) violate any provision of any law, rule or regulation applicable to Holdings, the Company or any of their respective Subsidiaries, the Certificate of Incorporation or Bylaws of Holdings, the Company or any of their respective Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Holdings, the Company or any of their respective Subsidiaries, (ii) conflict with, result in a breach of, or constitute a default under, any contractual obligation of Holdings, the Company or any of their respective Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of their properties or assets (other than Liens created pursuant to the Senior Financing Documents), or (iv) require any approval of stockholders or any approval or consent or any Person under any contractual obligation of Holdings, the Company or any of their respective Subsidiaries except consents under the Senior Financing Documents which consents have been obtained on or before the Effective Date (as hereinafter defined).

               (d) This Amendment and the Amended Agreement are the legally valid and binding obligations of each of Holdings and the Company enforceable against such entity in accordance with their respective terms.

               (e) Except as set forth on Schedule 1 hereto, the representations and warranties contained in the Securities Purchase Agreement are and will be true, correct and complete in all material respects on and as of the Effective Date to the same extent as though made on and as of that date.

               (f) No event has occurred and is continuing or will result from the transactions contemplated by this Amendment which would constitute an Event of Default.

               (g) All representations and warranties of the Company and the Seller in the Acquisition Agreement are true, correct and complete in all material respects on and as of the effective date.

          11. This Amendment will become effective on a date (the "Effective Date") when the following conditions have been satisfied or waived:

               (a) The representations of Holdings and the Company contained in this Amendment shall be true, correct and complete when made, and shall be true, correct and complete on the Effective Date with the same force and effect as if they had been made at and as of such time.

               (b) Other than consents required under leases that are part of the Acquired Assets, Holdings, the Company and their respective Subsidiaries shall have obtained prior to or on the Effective Date any and all consents, permits and waivers, and completed all filings necessary or appropriate for consummation of the transactions contemplated by this Amendment, and all such transactions shall be legally permitted by all laws and regulations to which the Purchasers, Holdings and the Company and any of their respective subsidiaries are subject.

               (c) the Amended Working Capital Facility shall have been entered into by the parties thereto.

               (d) All corporate and other proceedings of Holdings and the Company in connection with the transactions contemplated by this Amendment, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in form and substance to the Purchasers and their counsel.

          12. Except as specifically amended by this Amendment, the Securities Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Purchasers under the Securities Purchase Agreement or the Holdings Guaranty.

          13. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

          14. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                              FANNIE MAY HOLDINGS, INC.

                              By:  /s/ Adam E. Max
                                   ------------------------------------------


                              Its:   Vice President
                                     ------------------------------------------


                              ARCHIBALD CANDY CORPORATION

                              By:  /s/ Adam E. Max
                                   ------------------------------------------


                              Its:   Vice President
                                     ------------------------------------------


                              TCW SPECIAL PLACEMENTS FUND III

                              By:  TCW Capital
                              Its:   Managing General Partner

                                   By:  TCW Asset Management Company
                                   Its:  Managing General Partner

                                   By:  /S/ Thomas Ferguson
                                        ---------------------------------------

                                        Its:  Vice President
                                              ---------------------------------

                              TCW CAPITAL, as Investment Manager
                                   pursuant to an Investment
                                   Management Agreement dated as of
                                   June 30, 1989

                              By:  TCW Asset Management Company
                              Its:   Managing General Partner

                                   By:  /s/ Thomas Ferguson
                                        ---------------------------------------

                                   Its:   Vice President
                                         -------------------------------------

                              TCW CAPITAL, as Investment Manager
                                   pursuant to an Investment
                                   Management Agreement dated as of
                                   April 18, 1990

                              By:  TCW Asset Management Company
                              Its:   Managing General Partner

                                   By:  /s/ Thomas Ferguson
                                      -----------------------------------------

                                   Its:   Vice President
                                          -------------------------------------


                              MEZZANINE CAPITAL

                              By:  TCW Asset Management Company
                              Its:   Managing General Partner

                                   By:  /s/ Thomas Ferguson
                                       ----------------------------------------

                                   Its:   Vice President
                                          ------------------------------------

                              JACKSON NATIONAL LIFE INSURANCE
                              COMPANY

                                   By:  /s/ John A. Knutson
                                       ----------------------------------------

                                   Its: SENIOR VICE PRESIDENT & CHIEF FINANCIAL OFFICER
                                      ------------------------------------------
                              MEZZANINE CAPITAL AND INCOME TRUST
                                   2001 PLC

                                   By:  /s/ James E. Jordan
                                      ------------------------------------------

                                   Its:  DIRECTOR
                                         --------------------------------------

                              WCT PTE. LTD

                                   By:  /s/ NG KIN SZE
                                       ---------------------------------------

                                   Its:  DIRECTOR
                                         -------------------------------------

                                SECOND AMENDMENT

          This Second Amendment (this "Amendment") is entered into as of August 12, 1994 by and among Fannie May Holdings, Inc., a Delaware corporation ("Holdings"), Archibald Candy Corporation, an Illinois corporation, as successor by merger to FMCAN Acquisition Corp. (the "Company"), and the persons named on the signature pages hereof (the "Purchasers"), and amends the Securities Purchase Agreement entered into as of October 30, 1991 among Holdings, the Company and the Purchasers (as amended by the First Amendment thereto dated as of September 18, 1992, and as otherwise amended, modified and supplemented prior to the date hereof, the "Securities Purchase Agreement"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Securities Purchase Agreement.

                                    RECITALS

WHEREAS, the Company and Holdings are parties to an Amended and Restated Credit Agreement dated as of September 18, 1992 with the lenders named therein (the "Lenders") and The First National Bank of Chicago, as agent thereunder (as amended, modified and supplemented prior to the date hereof, the "Existing Credit Agreement");

               WHEREAS, the Company and Holdings also are parties to a Note Purchase Agreement dated as of October 30, 1991 with Jackson National Life Insurance Company (as amended, modified and supplemented prior to the date hereof, the "Senior Note Purchase Agreement");

               WHEREAS, the Company and the Lenders desire to enter into a new Credit Agreement (the "New Credit Agreement") in order to refinance its indebtedness under the Existing Credit Agreement and the Senior Note Purchase Agreement and to provide working capital to the Company, among other purposes; and

               WHEREAS, in connection with the execution of the New Credit Agreement, the Company, Holdings and the Purchasers desire to make certain amendments to the Securities Purchase Agreement, as more fully set forth below.

               NOW, THEREFORE, in consideration of the premises and the agreements contained herein the undersigned hereby agree as follows:

               (a) Section 1 of the Securities Purchase Agreement is hereby amended by adding the following definitions:

               "Asset Sale" means, with respect to any Person, (i) the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-leaseback transaction and including the sale or other transfer of any of the capital stock of any

               Subsidiary of such Person), other than (A) sales of inventory in the ordinary course of business, or (B) the disposition of obsolete or worn-out equipment, other personal property or store fixtures in the ordinary course of business, or (ii) the issuance, sale, conveyance, disposition or other transfer by such Person of any equity interests of or in such Person.

               "Credit Agreement" means the Credit Agreement to be entered into on the date of the Second Amendment by and among the Company, Holdings, the lenders referred to therein and The First National Bank of Chicago, as agent thereunder, as it may be amended from time to time.

               "Management Fees" means any amounts owing by the Company or Holdings to (i) any of their respective directors, (ii) Thomas H. Quinn, (iii) TJC Management Corp. or (iv) any Affiliate of either of the Company or Holdings, in the case of any of clauses (i),
               (ii), (iii) or (iv) above in exchange for services related to management, consulting, investment banking or other similar services (including, without limitation, compensation for serving as a director of Holdings or the Company), but, in any case, only to the extent permitted under Section 7.2 hereof.

               "Net Cash Proceeds" means, with respect to any Asset Sale of any Person, (a) cash received by such Person or any Subsidiary of such Person from such Asset Sale (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such Asset
               Sale), net of (i) provision for all income or other taxes measured by or resulting from such Asset Sale, (ii) all brokerage commissions and other reasonable fees and expenses directly related to such Asset Sale, and (iii) all amounts used to repay Indebtedness secured by a Lien on any asset disposed of in such Asset Sale or which is or may be required (by the express terms of the instrument governing such Indebtedness) to be repaid in connection with such Asset Sale (including payments made to obtain or avoid the need for the consent of any holder of such Indebtedness), and (b) cash payments in respect of any Indebtedness, capital stock or other consideration received by such Person or any Subsidiary of such Person from such Asset Sale upon receipt of such cash payments by such Person or such Subsidiary.

               "Second Amendment" means the Second Amendment to this Agreement, dated as of August 12, 1994.

               "TJC Management Corp." means TJC Management Corp., a Delaware corporation, and its successors and assigns, including a debtor-in-possession on behalf of TJC Management Corp.

               2. Section 1 of the Securities Purchase Agreement is hereby further amended by amending and restating the definition of "Consolidated Interest Expense" set forth therein in its entirety as follows:

               "Consolidated Interest Expense" means, for any period, total interest expense (including, without limitation, that portion of any Capitalized Lease Obligations attributable to interest expense in conformity with GAAP) paid or accrued with respect to all outstanding Indebtedness for borrowed money of Holdings and its Subsidiaries, plus net payments made (or minus net payments received) under any interest rate hedging, cap or similar agreement or arrangement, and EXCLUDING all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and prepayment charges, agency fees, administrative fees, commitment fees and capitalized transaction costs allocated to interest expense, all as determined for Holdings and its Subsidiaries on a consolidated basis for such period in accordance with GAAP.

               3. Section 1 of the Securities Purchase Agreement is hereby further amended by amending and restating CLAUSE (V) of the definition of "Consolidated Net Income (Loss)" set forth therein in its entirety as follows:

               "(v) any other extraordinary gains (but not losses) of Holdings or its Subsidiaries,"

               4. Section 1 of the Securities Purchase Agreement is hereby further amended by adding the following to the end of the definition of "Consolidated Net Income (Loss)" set forth therein:

               "and (vii) the approximately $2,500,000 of extraordinary losses of the Company resulting from the early retirement of debt resulting from the transactions contemplated by the Credit Agreement"

               5. Section 1 of the Securities Purchase Agreement is hereby further amended by amending and restating the definition of "EBITDA" set forth therein in its entirety as follows:

               "EBITDA" means, for any period, Consolidated Net Income for such period (a) PLUS all amounts deducted in determining such Consolidated Net Income on account of

               (i) Consolidated Interest Expense, (ii) taxes based on or measured by income, (iii) depreciation expense, (iv) amortization expense (including, without limitation, amortization expense related to the write-up in the Book Value of any assets due to goodwill or unallocated purchase price and other amortization or depreciation arising out of the transactions related to Holdings' acquisition of the Company, to the extent such adjustments are made pursuant to APB Nos. 16 and 17 and are deducted in determining Consolidated Net Income for such period), (v) all Management Fees accrued during such period, and (vi) the non-cash portion of expenses under the SAR Agreements and any Stock Option Plan (b) MINUS all Management Fees paid or (to the extent all covenants restricting the payment of Management Fees will be satisfied) to be paid with respect to such period, all as determined for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP.

               6. Section 1 of the Securities Purchase Agreement is hereby further amended by amending and restating the definition of "Fixed Charges" set forth therein in its entirety as follows:

               "Fixed Charges" shall mean, for any period, without duplication, Consolidated Interest Expense for such period, PLUS (i) scheduled payments of principal of all Indebtedness for borrowed money of Holdings and its Subsidiaries during such period, PLUS (ii) capital expenditures made during such period (reduced by the aggregate amount of Net Cash Proceeds received by the Company and its Subsidiaries during such period in respect of sales of capital assets), PLUS (iii) payments actually paid in cash with respect to such period with respect to the SAR Agreements, or notes issued pursuant thereto, and preferred stock, all as determined for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP.

               7. Section 1 of the Securities Purchase Agreement is hereby further amended by amending and restating the definition of "SAR Agreements" set forth therein in its entirety as follows:

               "SAR Agreements" means (A) the agreements set forth on Schedule 1.1-C of the Credit Agreement as of the date of the Second Amendment, as may be amended by Holdings after the date of the Second Amendment, but only to the extent necessary to cause the terms and conditions (but not the number of stock appreciation rights granted thereunder) of such SAR Agreements to be consistent with the terms and conditions of the SAR Agreement dated as of January 1, 1993 between Holdings and Joseph S. Secker (the "Secker SAR Agreement") and (B) any other stock appreciation rights agreements entered into by Holdings after the date of the Second Amendment in substantially the form of the Secker SAR Agreement, but only to the extent that such agreements do not provide stock appreciation rights, when aggregated with the stock appreciation rights granted under all then-existing SAR Agreements, in excess of 52.75.

               8. Section 1 of the Securities Purchase Agreement is hereby further amended by amending and restating the definition of "Senior Financing Documents" set forth therein in its entirety as follows:

               "Senior Financing Documents" means the Working Capital Facility.

               9. Section 1 of the Securities Purchase Agreement is hereby further amended by amending and restating the definition of "Working Capital Facility" set forth therein in its entirety as follows:

               "Working Capital Facility" means the Credit Agreement and all other Loan Documents (as defined in the Credit Agreement).

               10. Section 7.2 of the Securities Purchase Agreement is hereby amended by adding the following sentence to the end thereof:

               Notwithstanding anything to the contrary in this Agreement, each of Holdings and the Company agrees that it will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay any Management Fees pursuant to clause (v) of this Section 7.2 which are accrued as of the effective date of the Second Amendment or accrue thereafter UNLESS:

                    (a) all of the conditions set forth in clause (v) of this
                    Section 7.2 are satisfied, and

                    (b) such payment is made

                         (i) after the February 28, 1995 and Purchasers holding a majority of the outstanding indebtedness under the Notes shall have consented in writing to the payment of such fees (which consent such Purchasers may give or withhold in their sole discretion), or

                         (ii) after May 31, 1995 if the ratio of Holdings' EBITDA to its Fixed Charges, measured as of the last day of any fiscal quarter of Holdings ending on or after May 31, 1995 for the period of four full fiscal quarters of Holdings ending on such date, is equal to or greater than 1.00:1.00.

               11. Clause (b) of Section 7.4 of the Securities Purchase Agreement is hereby amended and restated in its entirety as follows:

                    (b) Indebtedness in respect of the Working Capital Facility or any refinancing thereof, in an aggregate principal amount not to exceed $63,000,000 reduced by all actual payments made in respect of any term (but not revolver) indebtedness under the Working Capital Facility or under any agreement respecting indebtedness incurred to refinance all or a portion of the Indebtedness under this Section 7.4(b) (other than any payments made from the proceeds of any refinancing) and reduced by any permanent reduction in the Aggregate Revolving Loan Commitment (as defined in the Credit Agreement) or any permanent reduction in the aggregate revolving loan commitment available under any refinancing thereof (excluding, in each case, permanent reductions made in connection with a refinancing or refunding thereof) (for purposes of this clause (b), the term "principal amount" shall be deemed to include the amounts available for drawing under any letters of credit issued and outstanding under the Working Capital Facility or any refinancing thereof);

               12. Clause (f) of the Section 7.4 of the Securities Purchase Agreement is hereby amended by replacing "$1,000,000", which appears at the end of such clause, with "$1,500,000".

               13. Section 7.7 of the Securities Purchase Agreement is hereby deleted in its entirety.

               14. Section 7.10(a) of the Securities Purchase Agreement is hereby deleted in its entirety.

               15. Section 7.10(b) of the Securities Purchase Agreement is hereby amended by replacing the table therein with the following table:

               August 31, 1994          0.50:1.00
               November 30, 1994        0.50:1.00
               February 28, 1995        0.65:1.00
               May 31, 1995             0.90:1.00
               August 31, 1995          1.00:1.00
               November 30, 1995        1.00:1.00
               February 28, 1996        1.00:1.00
               May 31, 1996             1.00:1.00
               August 31, 1996
                 and thereafter         1.00:1.00

               16. Effective as of the Effective Date (as hereinafter defined), the Purchasers hereby waive Holdings' noncompliance with Section 7.10(b) of the Securities Purchase Agreement and any Event of Default created thereby with respect to the period of four consecutive full fiscal quarters ended on May 31, 1994 to the extent that such noncompliance or Event of Default was caused by Holdings' failure to maintain during such period a ratio of EBITDA to Fixed Charges of not less than 1.00:1.00, provided, however, that the ratio of EBITDA to Fixed Charges maintained by Holdings during such period was not less than 0.50:1.00. Notwithstanding such waiver, Holdings and the Company agree that payment by either of them or any of their respective Subsidiaries of any management fees described in Section 7.2(v) of the Amended Agreement shall be expressly subject to compliance with and satisfaction of the conditions set forth in Section 7.2, as amended by this Amendment.

               17. Effective as of the Effective Date, in consideration of the representations, warranties, covenants and agreements of Holdings and the Company set forth in this Amendment, the Purchasers hereby consent to the execution, delivery and performance of, and the consummation of the transactions contemplated by, the New Credit Agreement (including the incurrence of indebtedness, the granting of security interests, the creation of Liens and the repayment of certain existing indebtedness, all as contemplated by the New Credit Agreement) and waive any Event of Default under the provisions of the Securities Purchase Agreement that would be deemed to result exclusively from such execution, delivery, performance and consummation. The parties hereto acknowledge and agree that the Indebtedness of the Company under the Senior Note Purchase Agreement is being paid in full concurrently with the execution and delivery hereof and that accordingly, the terms "Pledge Agreement", "Senior Note Purchase Agreement", and "Jackson" shall no longer have any force or effect with respect to the Securities Purchase Agreement. The Securities Purchase Agreement shall be deemed to be amended wherever and as necessary to reflect the foregoing. Nothing in this paragraph 17 shall be deemed to waive or modify any provision of the Amended Agreement to permit any transaction to occur after the Effective Date merely because such transaction is permitted or required by the terms of the New Credit Agreement or any document or agreement executed in connection therewith.

               18. To induce the Purchasers to enter into this Amendment, Holdings and the Company jointly and severally represent and warrant to each Purchaser that the following statements are true, correct and complete as of the date hereof:

               (a) Each of Holdings and the Company has all requisite corporate power and authority to enter into this Amendment and to perform its obligations under the Securities Purchase Agreement as amended by this Amendment (the "Amended Agreement").

               (b) The execution and delivery of this Amendment has been duly authorized by all necessary corporate action by Holdings and the Company.

               (c) The execution and delivery by each of Holdings and the Company of this Amendment and the performance by Holdings and the Company of their respective obligations under the Amended Agreement do not and will not (i) violate any provision of any law, rule or regulation applicable to Holdings, the Company or any of their respective Subsidiaries, the organizational documents of Holdings, the Company or any of their respective Subsidiaries or any order, judgment or decree of any court or any agency or government binding on Holdings, the Company or any of their respective Subsidiaries, (ii) conflict with, result in a breach of, or constitute a default under, any contractual obligation of Holdings, the Company or any of their respective Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of their properties or assets (other than Liens created pursuant to the Senior Financing Documents), or (iv) require any approval of stockholders or any approval or consent of any Person under any contractual obligation of Holdings, the Company or any of their respective Subsidiaries except approvals and consents which have been obtained on or before the Effective Date.

               (d) This Amendment and the Amended Agreement are the legally valid and binding obligations of each of Holdings and the Company enforceable against such entity in accordance with their respective terms.

               (e) No event has occurred and is continuing or will result from the transactions contemplated by this Amendment which would constitute an Event of Default.

               19. This Amendment will become effective upon the effectiveness of the New Credit Agreement (the "Effective Date").

               20. Except as specifically amended by this Amendment, the Securities Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a wavier of any right, power or remedy of the Purchasers under the Securities Purchase Agreement.

               21. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

               22. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.


                            [SIGNATURE PAGES FOLLOW]

               IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first above written.

                                   FANNIE MAY HOLDINGS, INC.


                                   By: /s/ Joseph Secker
                                       ----------------------------------
                                   Its: Vice President
                                        ----------------------------------

                                   ARCHIBALD CANDY CORPORATION


                                   By: /s/ Joseph Secker
                                       ----------------------------------
                                   Its: Vice President and Chief
                                          Financial Officer
                                        ----------------------------------

                                   TCW SPECIAL PLACEMENTS FUND III


                                   By: TCW Capital
                                   Its: Managing General Partner


                                        By: TCW Asset Management Company
                                        Its: Managing General Partner


                                             By: /s/ Kevin P. Newman
                                                 ------------------------------
                                             Its: Managing Director
                                                  -----------------------------

                                   TCW CAPITAL, as Investment Manager pursuant to an Investment Management Agreement dated as of June 30, 1989

                                        By: TCW Asset Management Company
                                        Its: Managing General Partner


                                             By: /s/ Kevin P. Newman
                                                 ------------------------------

                                             Its: Managing Director
                                                  -----------------------------

                                   TCW CAPITAL, as Investment Manager pursuant to an Investment Management Agreement dated as of April 18, 1990

                                        By: TCW Asset Management Company
                                        Its: Managing General Partner


                                             By: /s/ Kevin P. Newman
                                                 ------------------------------
                                             Its: Managing Director
                                                  -----------------------------


                                   MEZZANINE CAPITAL

                                        By: TCW Asset Management Company
                                        Its: Managing General Partner


                                             By: /s/ Kevin P. Newman
                                                 ------------------------------

                                             Its: Managing Director
                                                  -----------------------------

                                   JACKSON NATIONAL LIFE INSURANCE  COMPANY


                                   By: /s/
                                       ----------------------------------------
                                   Its: Chief Operating Officer
                                        ---------------------------------------


                                   MEZZANINE CAPITAL AND INCOME TRUST 2001 PLC


                                   By: /s/ James E. Jordan
                                       ----------------------------------------

                                   Its: Director
                                        ---------------------------------------


                                   WCT PTE, LTD


                                   By: /s/ NG KIN SZE
                                       ----------------------------------------

                                   Its: Director
                                        ---------------------------------------

                                 THIRD AMENDMENT

          This Third Amendment (this "Amendment") is entered into as of July 2, 1997 by and among Fannie May Holdings, Inc., a Delaware corporation ("Holdings"), Archibald Candy Corporation, an Illinois corporation, as successor by merger to FMCAN Acquisition Corp. (the "Company"), and the persons named on the signature pages hereof (the "Purchasers"), and amends the Securities Purchase Agreement entered into as of October 30, 1991 among Holdings, the Company and the Purchasers (as amended by the First Amendment thereto dated as of September 18, 1992, and the Second Amendment thereto dated as of August 12, 1994, and as otherwise amended, modified and supplemented prior to the date hereof, the "Securities Purchase Agreement"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Securities Purchase Agreement.


                                    RECITALS

          A. The Company is issuing $100,000,000 in principal amount of 10-1/4% Senior Secured Notes due 2004 ("Senior Notes"), initially in transactions that comply with Rule 144A and other available exemptions under the Securities Act (the "Offering").

          B. Part of the net proceeds of the Offering will be used to (i) repay in full all outstanding indebtedness under the Credit Agreement, and (ii) repurchase the Notes, including accrued and unpaid interest thereon and the prepayment premium applicable thereto.

          C. Pursuant to an Indenture (the "Indenture") entered into by the Company with The Bank of New York, as trustee (the "Trustee"), on the date the Offering is consummated (the "Note Closing"), the Senior Notes will be secured by (collectively, "Indenture Collateral") (i) security interests in certain of the Company's equipment, fixtures and general intangibles, including trademarks, and mortgages on certain of the Company's owned real property, and proceeds of the foregoing, and (ii) a security interest in and a pledge of all of the capital stock of the Company's future subsidiaries, if any.

          D. Simultaneously with the Note Closing, the Company is entering into a new revolving credit facility with the lenders referred to therein and The First National Bank of Chicago, as agent thereunder (the "Credit Facility"), pursuant to which, subject to certain limitations, the Company may borrow from time to time up to an aggregate amount of $20,000,000.

          E. The Company's obligations under the Credit Facility will be secured by ("Bank Collateral") (i) a security interest in the Company's accounts, raw materials and finished goods inventory and (ii) at the Company's election, mortgages on the Company's owned stores.

          F. Simultaneously with the Note Closing, (i) the Company is entering into a Tax Sharing and Management Consulting Agreement with Holdings, in the form attached hereto as Annex 1 ("Tax Sharing Agreement"); (ii) Holdings is entering into a Management Consulting Agreement with TJC Management Corp., in the form attached hereto as Annex 2 ("TJC Agreement"); and (iii) Holdings and TJC Management Corp. are terminating the Management Consulting Agreement and replacing it with the TJC Agreement.

          G. Subsequent to the Note Closing, the Company intends to file a registration statement with the Commission with respect to an offer to exchange the Senior Notes (the "Exchange Offer") for senior secured debt securities of the Company with terms substantially identical to the Senior Notes (the exchanged notes are herein referred to as "Senior Notes").

          H. In connection with the foregoing transactions, the Company, Holdings and the Purchasers desire to make certain amendments to the Securities Purchase Agreement, as more fully set forth below.

          NOW, THEREFORE, in consideration of the premises and the agreements contained herein, the undersigned hereby agree as follows:

          1. Section 1 of the Securities Purchase Agreement is hereby amended by adding the following definitions:

          "Bank Collateral" has the meaning ascribed to such term in Recital E of the Third Amendment.

          "Credit Facility" has the meaning ascribed to such term in Recital D of the Third Amendment, as it may be amended from time to time.

          "Exchange Offer" has the meaning ascribed to such term in Recital G of the Third Amendment.

          "Indenture" has the meaning ascribed to such term in Recital C of the Third Amendment, as it may be amended from time to time.

          "Indenture Collateral" has the meaning ascribed to such term in Recital C of the Third Amendment.

          "Note Closing" has the meaning ascribed to such term in Recital C of the Third Amendment.

          "Offering" has the meaning ascribed to such term in Recital A of the Third Amendment.

          "Redemption Date" shall mean the date determined as follows: (i) (1) if Holdings has elected the Sale option in accordance with Section 6.8(d), then the earlier of (x) the date the Sale is consummated and
          (y) the date which is one year after the date of the notice of such election, or (2) if Holdings has elected the Sale option and prior to the expiration of the period set forth in clause (y) above, abandons such Sale, then the date which is 90 days following the determination of Fair Market Value by appraisal; or (ii) if Holdings elects to have Fair Market Value determined in accordance with an appraisal, then the date no later than 90 days following such determination; or (iii) if the Fair Market Value of Holdings is determined by reference to an Exit Event described in Sections 6.8(c)(1) or (2), the date such Exit Event is consummated.

          "Senior Notes" has the meaning ascribed to such terms in Recitals A and G of the Third Amendment.

          "Tax Sharing Agreement" has the meaning ascribed to such term in Recital F of the Third Amendment, as in effect on the date of its execution.

          "Third Amendment" means the Third Amendment to this Agreement, dated as of July 2, 1997.

          "TJC Agreement" has the meaning ascribed to such term in Recital F of the Third Amendment, as in effect on the date of its execution.

          "Trustee" has the meaning ascribed to such term in Recital C of the Third Amendment.

          2. Section 1 of the Securities Purchase Agreement is hereby further amended by amending and restating the definition of "Management Fees" set forth therein in its entirety as follows:

          "Management Fees" means any amounts owing by the Company or Holdings to (i) any of their respective directors, (ii) Thomas H. Quinn, (iii) TJC Management Corp. (or its designee(s)), (iv) affiliates of the TCW Entities for expense reimbursement, or (v) any Affiliate of either of the Company or Holdings, in the case of any of clauses (i) - (v) above in exchange for services related to management, consulting, investment banking or other similar services (including, without limitation, compensation for serving as a director of Holdings or the Company) or reimbursement of expenses, but, in any such case, only to the extent permitted under Section 7.2 hereof."

          3. Section 1 of the Securities Purchase Agreement is hereby further amended by amending and restating clause (v) of the definition of "Triggering Event" set forth therein in its entirety as follows:

          "(v) in the event of a request for redemption in accordance with
          Section 6.8 hereof, the failure of Holdings to redeem the Common Shares requested for redemption on or prior to the Redemption Date."

          4. Section 1 of the Securities Purchase Agreement is hereby further amended by amending and restating the definition of "Senior Financing Documents" set forth therein in its entirety as follows:

          "Senior Financing Documents" means the Indenture, Security Documents (as defined in the Indenture), Credit Facility and Loan Documents (as defined in the Credit Facility)."

          5. Section 1 of the Securities Purchase Agreement is hereby further amended by amending and restating the definition of "Working Capital Facility" set forth therein in its entirety as follows:

          "Working Capital Facility" means the Credit Facility and all other Loan Documents (as defined in the Credit Facility).

          6. Section 2.6(b) of the Securities Purchase Agreement is hereby amended to provided that the premium in the event of prepayment of Notes for the period October 31, 1996 to October 30, 1997 is 5.00%.

          7. Section 6.8(a) of the Securities Purchase Agreement is hereby amended by amending clause (x) thereof to read "January 1, 2000" rather than "December 10, 1998."

          8. Section 6.8(d)(2) of the Securities Purchase Agreement is hereby amended by adding the following to the end thereof:

          "In determining the Fair Market Value of Holdings, the investment banking firms shall consider the discount or premium at which the Senior Notes trade, but shall not consider in their appraisal any costs arising from a prepayment of the Senior Notes."

          9. Section 7.2 of the Securities Purchase Agreement is hereby amended and restated in its entirety as follows:

          "7.2  CERTAIN TRANSACTIONS.

               For so long as Threshold Securities shall remain outstanding, Holdings and the Company will not, and will not permit any of their Subsidiaries to, directly or indirectly, enter into any transaction with, any of its officers, directors or shareholders, or any member of their immediate families, or any firm, corporation, trust, or other entity in which such persons have an ownership interest or any Affiliate of the foregoing; provided, however, that Holdings shall not be in violation of this Section 7.2 by virtue of (i) the transactions consummated pursuant to this Agreement and the Ancillary Agreements; (ii) compensation accrued in the ordinary course of business; (iii) advances to employees of Holdings or its Subsidiaries for moving, relocation and travel expenses, drawing accounts and similar expenditures in the ordinary course of business; (iv) other advances to employees which in the aggregate shall not at any time exceed $300,000 for all employees; (v) payments made pursuant to the terms of the Tax Sharing Agreement; (vi) subject to accrual and deferral if required by the Senior Financing Documents or by the TCW Entities, payments made pursuant to the terms of the TJC Agreement as in effect on the date of the Note Closing without giving effect to any amendments thereto; (vii) consulting fees to Thomas Quinn not in excess of $52,000 per year (subject to reasonable increases) and reasonable directors' fees in the ordinary course; (viii) reimbursement of expenses of up to $48,000 to affiliates of the TCW Entities; (ix) transactions described in Schedule 3.15 hereto or (x) transactions contemplated to occur simultaneously with the Note Closing and described in the Senior Notes Offering Circular dated June 27, 1997; provided, however, that if the TCW Entities have required the accrual and deferral of payments under the TJC Agreement in accordance with clause (vi) above, the reimbursement of expenses described in clause (viii) above shall automatically and without further action be accrued and deferred for so long as the payments under the TJC Agreement are required to be accrued and deferred by the TCW Entities."

          10. Section 7.3 of the Securities Purchase Agreement is hereby amended to amend and restate clause (i) thereof to read in its entirety as follows:

          "(i) sell, pledge, assign, transfer or otherwise dispose of, or cause or permit the sale, pledge, assignment, transfer or other disposition of, any of the capital stock of any of its Subsidiaries other than a pledge of the capital stock of any of its Subsidiaries pursuant to the Indenture as required thereby,".

          11. Section 7.4 of the Securities Purchase Agreement is hereby amended and restated in its entirety as follows:

          "7.4 INDEBTEDNESS. For so long as any Notes or at least 92 Junior Preferred Shares shall remain outstanding, Holdings and the Company will not, and will not permit any of their Subsidiaries to, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except:

          (a) Indebtedness in respect of the Senior Notes;

          (b) Indebtedness in respect of the Working Capital Facility or any refinancing thereof, in an aggregate principal amount not to exceed $25,000,000 reduced by any permanent reduction in the aggregate revolving loan commitment (excluding, in each case, permanent reductions made in connection with a refinancing or refunding thereof) (for purposes of this clause (b), the term "principal amount" shall be deemed to include the amounts available for drawing under any letters of credit issued and outstanding under the Working Capital Facility or any refinancing thereof);

          (c) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five business days of its incurrence;

          (d) Indebtedness of a Subsidiary of the Company owing to the Company or to another Subsidiary of the Company;

          (e) Indebtedness existing on the Closing Date and listed on Schedule 7.4;

          (f) Other Indebtedness, including, without limitation, Indebtedness incurred in respect of Capital Leases, purchase money security interests and capital expenditures permitted by Section 7.7; provided that the aggregate principal amount of such indebtedness incurred during any fiscal year shall not exceed $1,500,000; and

          (g) Obligations under the Tax Sharing Agreement, the TJC Agreement and the SAR Agreements.

          12. Section 7.5 of the Securities Purchase Agreement is hereby amended and restated in its entirety as follows:

          "7.5 LIENS. For so long as any of the Notes or at least 92 Junior Preferred Shares shall remain outstanding, Holdings and the Company will not, and will not permit any of their Subsidiaries to, directly or indirectly, create, grant, suffer to exist or permit the creation of any Lien on any of its properties or assets except:

               (a)  Permitted Liens;

               (b) Liens specifically described and identified on Schedule 3.6 hereto;

               (c)  Liens in respect of Indebtedness permitted by Section
          7.4(f);

               (d) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

               (e) Liens securing Indebtedness permitted under Sections 7.4(b) (and any refinancing thereof); and

               (f) Liens securing the Senior Notes granted pursuant to the Indenture and Security Documents (as defined in the Indenture) and any refinancing thereof."

          13. Effective as of the Effective Date (as hereinafter defined), in consideration of the representations, warranties, covenants and agreements of Holdings and the Company set forth in this Amendment, the Purchasers hereby consent to each of the following: (i) the consummation of the Offering of the Senior Notes and the execution, delivery and performance of, the Indenture and the Collateral Documents (as defined in the Indenture) (including the incurrence of indebtedness, the granting of security interests, the creation of Liens, the repayment of the Notes and Indebtedness under the Credit Agreement and the payment of fees and expenses related thereto) and the subsequently contemplated Exchange Offer; (ii) the execution, delivery and performance of, and the consummation of the transactions contemplated by, the Credit Facility and the Loan Documents (as defined in the Credit Facility) (including the incurrence of indebtedness, the granting of security interests, the creation of Liens and the payment of fees and expenses related thereto); (iii) the payment out of the net proceeds of the Offering of the outstanding investment banking fee aggregating $500,000 pursuant to the Investment Banking Fee Agreement; (iv) the payment out of the net proceeds of the Offering of any accrued fees actually due under the Management Consulting Agreement to TJC Management Corp. (or its designee(s)) aggregating approximately $1,200,000 as of March 1, 1997; and (v) the execution, delivery and performance of the Tax Sharing Agreement and the TJC Agreement, and waive any Event of Default under the provisions of the Securities Purchase Agreement that would be deemed to result exclusively from such execution, delivery, performance and consummation of the transactions set forth in clauses
(i)-(v) above.

          14. To induce the Purchasers to enter into this Amendment, Holdings and the Company, jointly and severally, represent and warrant to each Purchaser that the following statements are true, correct and complete as of the date hereof:

               (a) Each of Holdings and the Company has all requisite corporate power and authority to enter into this Amendment and to perform its obligations under the Securities Purchase Agreement as amended by this Amendment (the "Amended Agreement").

               (b) The execution and delivery of this Amendment has been duly authorized by all necessary corporate action by Holdings and the Company.

               (c) The execution and delivery by each of Holdings and the Company of this Amendment and the performance by Holdings and the Company of their respective obligations under the Amended Agreement do not and will not (i) violate any provision of any law, rule or regulation applicable to Holdings, the Company or any of their respective Subsidiaries, the organizational documents of Holdings, the Company or any of their respective Subsidiaries or any order, judgment or decree of any court or any agency or government binding on Holdings, the Company or any of their respective Subsidiaries, (ii) conflict with, result in a breach of, or constitute a default under, any contractual obligation of Holdings, the Company or any of their respective Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of their properties or assets (other than Liens created pursuant to the Senior Financing Documents), or (iv) require any approval of stockholders or any approval or consent of any Person under any contractual obligation of Holdings, the Company or any of their respective Subsidiaries, except approvals and consents which have been obtained on or before the Effective Date.

               (d) This Amendment and the Amended Agreement are the legally valid and binding obligations of each of Holdings and the Company enforceable against such entity in accordance with their respective terms.

               (e) No event has occurred and is continuing which would constitute an Event of Default.

          15. This Amendment will become effective upon the payment in full of the Notes (including accrued and unpaid interest thereon and the prepayment premium applicable thereto) (the "Effective Date").

          16. Except as specifically amended by this Amendment, the Securities Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provisions of, or operate as a waiver of any right, power or remedy of the Purchasers under, the Securities Purchase Agreement.

          17. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

          18. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                            [signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the date first above written.

                              FANNIE MAY HOLDINGS, INC.


                              By:   /s/ Ted A. Shepherd
                                   --------------------------------------
                              Its:  President and Chief Operating Officer
                                   --------------------------------------



                              ARCHIBALD CANDY CORPORATION


                              By:   /s/ Ted A. Shepherd
                                   --------------------------------------
                              Its:  President and Chief Operating Officer
                                   --------------------------------------



                              TCW SPECIAL PLACEMENTS FUND III


                              By:  TCW Capital
                              Its:  Managing General Partner

                                   By:  TCW Asset Management Company
                                   Its:  Managing General Partner

                                   By:   /s/ Raymond F. Henze
                                        --------------------------
                                   Its:  Group Managing Director
                                        --------------------------


                                   By:   /s/ Kevin P. Newman
                                        --------------------------

                                   Its:  Managing Director
                                        --------------------------




                              TCW CAPITAL, as Investment Manager
                              pursuant to an Investment Management
                              Agreement dated as of June 19, 1989

                              By:  TCW Asset Management Company
                              Its:  Managing General Partner

                                   By:   /s/ Raymond F. Henze
                                        --------------------------------
                                   Its:  Group Managing Director
                                        --------------------------------


                                   By:   /s/ Kevin P. Newman
                                        --------------------------------
                                   Its:  Managing Director
                                        --------------------------------

                              TCW CAPITAL, as Investment Manager
                              pursuant to an Investment Management
                              Agreement dated as of April 18, 1990


                              By:  TCW Asset Management Company
                              Its:  Managing General Partner

                                   By:   /s/ Raymond F. Henze
                                        --------------------------------
                                   Its:  Group Managing Director
                                        --------------------------------


                                   By:   /s/ Kevin P. Newman
                                        --------------------------------
                                   Its:  Managing Director
                                        --------------------------------



                              MEZZANINE CAPITAL

                              By:  TCW Asset Management Company
                              Its:  Managing General Partner

                                   By:   /s/ Raymond F. Henze
                                        --------------------------------
                                   Its:  Group Managing Director
                                        --------------------------------


                                   By:   /s/ Kevin P. Newman
                                        --------------------------------
                                   Its:  Managing Director
                                        --------------------------------

                              MCIT (EXISTING POOL) LIMITED

                              By:   /s/ James E. Jordan
                                   --------------------------------------
                              Its:  Director
                                   --------------------------------------



                              WCT INVESTMENT PTE. LTD

                              By:   /s/ Kunnasagaran Chinniah
                                   --------------------------------------
                              Its:  Director
                                   --------------------------------------


                              JORDAN INDUSTRIES, INC.

                              By:   /s/ John W. Jordan II
                                   --------------------------------------
                              Its:  Chief Executive Officer
                                   --------------------------------------

                                     ANNEX 1
                                       to
                                 THIRD AMENDMENT
                                       TO
                          SECURITIES PURCHASE AGREEMENT




                          Form of Tax Sharing Agreement

                 TAX SHARING AND MANAGEMENT CONSULTING AGREEMENT

     THIS TAX SHARING AND MANAGEMENT CONSULTING AGREEMENT is made and entered as of July 2, 1997 (this "Agreement") by and between Fannie May Holdings, Inc., a Delaware corporation ("Holdings"), and Archibald Candy Corporation, an Illinois corporation (the "Company").

                                        WITNESSETH

     WHEREAS, Holdings owns all of the issued and outstanding capital stock of the Company and may, therefore, include the income and expense of the Company and each of its subsidiaries, if any, in Holdings' consolidated federal income tax returns; and

     WHEREAS, the parties hereto desire to consolidate such returns upon the terms and conditions herein set forth; and

     WHEREAS, the Company desires to have Holdings and its affiliates provide management consulting and financial advisory services on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto hereby agree as follows:

     1.   TAX SHARING AGREEMENT.

          (a) FILING AND PREPARATION OF FUTURE RETURNS. Company, on behalf of itself and each existing and future subsidiary thereof (the Company and each existing and future subsidiary thereof are sometimes collectively referred to as the "Subsidiaries" or individually as a "Subsidiary"), consents to joining with Holdings (Holdings and each of its consolidated subsidiaries being herein referred to as the "Group") in the filing of the consolidated federal income tax returns for any taxable year for which a consolidated return can be filed and each taxable year thereafter, in accordance with applicable income tax laws and regulations. Holdings agrees that it will prepare and file in a timely manner all federal income tax returns required to be filed on behalf of the Group.

          (b)  ESTIMATED TAX PAYMENTS; TAX BENEFIT REIMBURSEMENTS.

               (i) Promptly following a request by Holdings, each Subsidiary shall pay to Holdings an amount equal to such Subsidiary's separate return tax liability as defined in Treasury Regulations Section 1.1552-1(a)(2)(ii) (the "Separate Return Tax Liability") multiplied by a fraction the numerator of which equals one and the denominator of which equals the total number of estimated tax payments that would be made by such Subsidiary for such taxable year if it were filing a separate tax return for such year. If the estimated tax payment of the Group is based upon the prior taxable year's consolidated tax liability, such Subsidiary's payment under this Section 1(b)(i) shall be determined by using its Separate Return Tax Liability for such prior year, and if such estimated tax payment is based upon the current year's tax liability, such Subsidiary's payment under this Section 1(b)(i) shall be determined by using its estimated Separate Return Tax Liability for such current year.

               (ii) In the event that the sum of any estimated payments made by any Subsidiary in a taxable year under Section 1(b)(i) exceeds such Subsidiary's final Separate Return Tax Liability for such taxable year, Holdings shall promptly pay to such Subsidiary the amount of such excess. In the event that the final Separate Return Tax Liability of such Subsidiary for a taxable year exceeds the sum of any payments based on estimated amounts made by such Subsidiary under Section 1(b)(i) for such taxable year, such Subsidiary shall pay such excess to Holdings promptly following Holdings' request therefor.

               (iii) The aggregate of any loss carryovers or credit carryovers of the Group as of August 30, 1997, shall not be available in any carryover year for purposes of calculating the Separate Return Tax Liability of a member.

               (iv) The losses of each of the Subsidiaries generated after August 30, 1997 that do not reduce the taxable income of the Group shall be carried forward for utilization by the Group and shall be available for calculating the Separate Return Tax Liability of any Subsidiary. Holdings shall determine the order in which losses incurred by each of the Subsidiaries shall be utilized by the Group, in a manner not inconsistent with calculating Separate Return Tax Liability.

               (v) Any payments or reimbursements hereunder shall be computed by Holdings.

          (c) ADJUSTMENTS TO LIABILITY. Holdings and each Subsidiary agree that in the event there should be any factual circumstance, or any application, either retroactively or prospectively, of any federal income tax laws or revision of the federal income tax laws, which results in a redetermination of the Separate Return Tax Liability of any Subsidiary, the payment under Section 1(b) shall be adjusted to account for such redeterminations. It is intended that the adjustment referred to in this Section shall relate to those items which are given recognition in the Group's consolidated tax returns or are approved or adjusted by the Internal Revenue Service in its audit of said returns, and which therefore have been recognized or given effect by the computation of the consolidated income tax of the Group and the income tax computed on the separate return basis of each Subsidiary.

          (d) OTHER TAXES. Each Subsidiary shall pay to Holdings any foreign, federal, state or local taxes or governmental charges incurred by Holdings or (to the extent required by law to be paid by Holdings) by such Subsidiary relating to the business, operations or finances of such Subsidiary (except for any taxes or charges otherwise addressed in this Section 1). For purposes of this Agreement, the term
"taxes" shall include, but is not limited to, all net income, capital gains, gross income, gross receipts, sales, use, transfer, franchise, profits, license, capital, payroll, excise, value added or other taxes and any related interest or governmental charge.

          (e) ADDITIONAL SUBSIDIARIES. If at any time after the date upon which this Agreement is executed, any party to this Agreement acquires or creates one or more subsidiary corporations that are includible corporations of the Group, either Holdings or a Subsidiary shall cause such subsidiary corporation to be subject to this Agreement and all references to either Group or a Subsidiary herein shall thereafter be interpreted to refer to Holdings, the Subsidiaries and such subsidiary or subsidiaries, or to a Subsidiary and such subsidiary or subsidiaries, respectfully. The parties hereto agree that this Agreement shall govern only the allocation of income taxes among Holdings and each Subsidiary for each taxable year, or portions thereof, in which each respective Subsidiary is included in a consolidated income tax return filed by Holdings and that no party to this Agreement shall have any rights or obligations under this Agreement to any other party to this Agreement subsequent to such party's disaffiliation from the Group, as defined in the Code.

     2.   MANAGEMENT CONSULTING AND INVESTMENT BANKING SERVICES.

          (a) AFFILIATES OF HOLDINGS. Any services to be performed by Holdings pursuant to this Section 2 may be performed by affiliates of Holdings and appropriate personnel of such affiliates or by independent third party contractors, in each case as may be designated from time to time by Holdings.

          (b) MANAGEMENT CONSULTING SERVICES. The Company hereby retains Holdings to render management consulting services from time to time for the Company regarding the Company and its subsidiaries, their financial and business affairs and their relationships with their lenders and shareholders, and the operation and expansion of their businesses. Holdings' personnel shall attend Board of Directors' meetings and shall be available to the Company's managers, auditors and other personnel for consultation and advice, subject to Holdings' reasonable convenience and scheduling. Services may be rendered from such locations as may be selected by Holdings and agreed to by the Company.

          (c) INVESTMENT BANKING SERVICES. In addition to the management consulting services set forth in Section 2(b) above, Holdings also shall from time to time provide financial advisory services to the Company, and in its capacity as financial advisor to the Company, Holdings will maintain its familiarity with the Company's operations, prospects, assets, capitalization and financial position, the trading markets for its securities, and such other related factors as Holdings deems relevant. Holdings will advise the Company as to opportunities in the financial markets for the Company, assist the Company in all of its financing transactions and advise the Company in any future recapitalization transactions, acquisitions or dispositions of assets or any similar transactions.

          (d) OPTIONAL SERVICES. If after the date hereof the Company requests Holdings to render any services which are outside of the scope of services contemplated by Sections 2(b) and (c) above, the Company and Holdings may negotiate the terms of such engagement, including the fees to be payable by the Company to Holdings; PROVIDED, that such services must be reasonably necessary and the amounts charged for such services must be comparable to the charge for such services in a commercial, unrelated third party transaction.

     3.   TERM.

          (a) The tax sharing agreement set forth in Section 1 hereof shall continue in effect until terminated by written agreement between all the parties hereto.

          (b) The term of services to be provided in Section 2 hereof shall commence on the date hereof and continue in effect until the fifth (5th) anniversary of the date hereof ("Base Term"), and shall be automatically renewed for successive one-year terms (each, a "Renewal Term") unless either party, not earlier than 60 days or later than 30 days prior to the last day of the Base Term or any Renewal Term, notifies the other party as to its termination of this Agreement.

     4.   PAYMENTS, FEES AND EXPENSES.

          (a) MANAGEMENT CONSULTING FEE AND OTHER PAYMENTS. In consideration of the services to be provided by Holdings pursuant to Section 2(b) above, the Company shall make the following payments to Holdings:

          (i) $412,000 per annum, payable in four equal quarterly installments in arrears, on the last day of each fiscal quarter, the first payment of which shall be made (prorated for the number of days, commencing with the date hereof, during which the Agreement was in effect) on the last day of the fiscal quarter ending in August 1997; and

          (ii) such amounts, payable to Holdings within five (5) days of its demand therefor, sufficient for Holdings to pay (A) the fees and expenses of Holdings' directors; and (B) its indemnification obligations to Holdings' directors arising from the Indemnification Agreements between Holdings and its directors, Holdings' By-laws and its Certificate of Incorporation, in each case, as amended or restated, and the General Corporation Law of the State of Delaware.

          (b) INVESTMENT BANKING FEE. In consideration of the services to be provided by Holdings pursuant to Section 2(c) above, the Company shall make the following payments to Holdings:

          (i) for any future recapitalizations, acquisitions or dispositions of the Company's assets, sale of the Company stock, merger, consolidation or similar transaction, a fee of two percent (2%) of the transaction value payable upon consummation of such transaction; and

          (ii) for any financing transaction, a fee of one percent (1%) of the aggregate amount financed in such transaction.

          (c) EXPENSES. In addition to the amounts payable pursuant to Sections 4(a) and (b) above, the Company shall reimburse Holdings for actual and direct out-of-pocket expenses incurred by Holdings and its personnel in performing the services hereunder, including, but not limited to, any travel expenses and legal and accounting fees incurred. The Company shall make such reimbursement payments to Holdings within 30 days of the date it receives a statement therefor together with such supporting data as the Company may reasonably require.

          (d) DEFERRAL. Notwithstanding the foregoing, the Company shall not be required to pay, and Holdings shall have no right to receive and keep, the fees set forth in Sections 4(a)(i) and 4(b) above, if and to the extent expressly prohibited by the provisions of any credit, stock, financing or other agreements or instruments (including, without limitation, (i) the Securities Purchase Agreement dated as of October 30, 1991, (ii) the Indenture dated as of July 2, 1997, pursuant to which the 10 1/4% Senior Secured Notes due 2004 were issued, and (iii) the Amended and Restated Credit Agreement dated as of July 2, 1997, each as amended); PROVIDED, HOWEVER, that if, as a result of the operation of such prohibitions on postponements, payments otherwise owed hereunder are not made, such payments shall not be cancelled but rather shall accrue, and shall be payable without interest, by the Company promptly when, and to the extent, that the Company is no longer prohibited from making such payments.

     5. LIMITATION OF LIABILITY; INDEMNIFICATION. The Company will indemnify and hold harmless the officers, agents and employees of Holdings and its affiliates and each other person, if any, controlling Holdings or any of its affiliates, and any and all independent contractors hired by Holdings specifically for the services contemplated by this Agreement, from and against any losses, claims, damages or liabilities (or actions in respect thereof) related to or arising out of its engagement under this Agreement or its role in connection therewith, and will reimburse Holdings and any other party entitled to be indemnified hereunder for all expenses (including reasonable counsel fees) as they are incurred by it or any such other indemnified party in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which it is a party. Neither Holdings nor any of Holdings' affiliates, nor any officer, director, employee or agent of Holdings or its affiliates nor any person controlling Holdings or any of its affiliates shall have any liability
(whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with such engagement except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company that result from Holdings' or any indemnified party's criminal acts or intentional wrongdoing. Nothing in this Section shall limit or otherwise affect the rights or obligations, if any, of any of the parties hereto pursuant to officer/director indemnification agreements, by-laws or certificates of incorporation, in each case as amended or restated, or applicable law. The provisions of this Section 5 shall survive the termination of this Agreement.

     6.   MISCELLANEOUS.

          (a) ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties with respect to the tax sharing arrangement between Holdings and the Company and Holdings' rendering of management consulting and investment banking services to the Company. Neither this

Agreement nor any provision hereof may be modified, waived, terminated or amended except expressly by an instrument in writing signed by Holdings and the Company.

          (b) SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by either party without the consent of the other party but shall be binding upon and inure to the benefit of the parties and their respective successors and assigns upon such permitted assignment.

          (c) ENFORCEABILITY. In the event that any provision of this Agreement shall be held to be void or unenforceable, in whole or in part, the remaining provisions of this Agreement and the remaining portion of any provision not held void or unenforceable in part shall continue in full force and effect.

          (d) NOTICES. Except as otherwise specifically provided herein, notice given hereunder shall be deemed sufficient if delivered personally or sent by registered or certified mail or receipted document delivery service to the address of the party for whom intended at the principal executive offices of such party, or at such other address as such party may hereafter specify by written notice to the other party.

          (e) WAIVERS. No waiver by either party of any breach of any provision of this Agreement shall be deemed a continuing waiver or a waiver of any preceding or succeeding breach of such provision or of any other provision herein contained.

          (f) INDEPENDENT CONTRACTORS. Holdings and its personnel shall, for purposes of this Agreement, be independent contractors with respect to the Company.

          (g) GOVERNING LAW. This Agreement shall be governed by the internal laws (and not the law of conflicts) of the State of Illinois.

                            [signature page follows]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Tax Sharing and Management Consulting Agreement as of the date first above written.

                                       FANNIE MAY HOLDINGS, INC.

                                       By:
                                            -----------------------------------

                                       Title:
                                              ---------------------------------

                                       ARCHIBALD CANDY CORPORATION

                                       By:
                                            -----------------------------------

                                       Title:
                                               --------------------------------

                                     ANNEX 2
                                       to
                                 THIRD AMENDMENT
                                       TO
                          SECURITIES PURCHASE AGREEMENT




                              Form of TJC Agreement

                         MANAGEMENT CONSULTING AGREEMENT


     THIS MANAGEMENT CONSULTING AGREEMENT, dated as of July 2, 1997 (this "Agreement"), is by and between FANNIE MAY HOLDINGS, INC. (the "Company") and TJC MANAGEMENT CORP. (the "Consultant").

                                   WITNESSETH

     WHEREAS, the Consultant's personnel are highly skilled in the field of rendering advice to business concerns such as the Company; and

     WHEREAS, the Company and the Consultant entered into that certain Management Consulting Agreement dated as of October 30, 1991 (as amended, the "Original Management Consulting Agreement"), pursuant to which the Consultant agreed to render certain consulting services to the Company and its subsidiaries, if any, and the Company agreed to pay the Consultant certain fees and expenses for a term continuing until November 1, 1997, unless extended, or sooner terminated, as provided in the Original Management Consulting Agreement; and

     WHEREAS, as of March 1, 1997, the Company had accrued an aggregate amount of $1,183,000 in fees owing to the Consultant under the Original Management Consulting Agreement and the Company intends to pay on or about the date hereof any and all accrued and unpaid amounts to the Consultant; and

     WHEREAS, the Company and the Consultant desire to terminate the Original Management Consulting Agreement effective as of their entering into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

     1. The Original Management Consulting Agreement is hereby terminated and deemed of no further force or effect; provided, however, that the Company shall remain obligated to pay to the Consultant (or its designee(s)) any and all fees and expenses due thereunder.

     2. The Company hereby retains the Consultant for the term of this Agreement to render consulting services from time to time to it regarding the Company and its subsidiaries, if any, their financial and business affairs and their relationships with their lenders and stockholders, and the operation and expansion of their businesses. The Consultant's personnel shall attend meetings of the Board of Directors of the Company and its subsidiaries and shall be available to the Company's managers, auditors and other personnel for consultation and advice, subject to Consultant's reasonable convenience and scheduling. Services may be rendered at the Consultant's offices or at such other locations selected by the Consultant as the Company shall from time to time agree upon.

     3. The Company agrees to pay the Consultant a fee of $364,000 per annum, payable in four equal quarterly installments in arrears, on the last day of each fiscal quarter, the first payment of which shall be made (prorated for the number of days, commencing with the date hereof, during which this Agreement was in effect) on the last day of the fiscal quarter ending in August 1997.

     4. (a) In addition to the management consulting services set forth in paragraph 2 above, and subject to paragraph 4(b) below, the Consultant also shall from time to time during the term of this Agreement provide financial advisory services to the Company, and in its capacity as financial advisor to the Company, the Consultant shall maintain its familiarity with the Company's operations, prospects, assets, capitalization and financial position, the trading markets for its securities if relevant, and such other related factors as the Consultant deems relevant. The Consultant will advise the Company as to opportunities in the financial markets for the Company, assist the Company in all of its financing transactions and advise the Company in any future recapitalization transactions, acquisitions or dispositions of assets or any similar transactions.

          (b) For so long as there are any directors of the Company designated by TCW Capital or its affiliates, prior to rendering the financial advisory services contemplated by paragraph 4(a) above, the Company shall have obtained the consent and approval of TCW Capital or the two (2) directors of the Company designated by TCW Capital or its affiliates.

          (c) Subject to paragraph 4(b) above, in consideration of the services to be provided by the Consultant pursuant to paragraph 4(a) above, the Company shall make the following payments to the Consultant:

               (i) for any future recapitalizations, acquisitions or dispositions of the Company's assets, sale of the Company stock, merger, consolidation or similar transaction, a fee of two percent (2%) of the transaction value payable upon consummation of such transaction; and

               (ii) for any financing transaction, a fee of one percent (1%) of the aggregate amount financed in such transaction.

     5. In addition to the amounts payable pursuant to paragraphs 3 and 4(c) above, the Company shall reimburse the Consultant for actual and direct out-of-pocket expenses incurred by the Consultant and its personnel in performing the services hereunder, including, but not limited to, any travel expenses and legal and accounting fees incurred. The Company shall make such reimbursement payments to the Consultant within 30 days of the date it receives a statement therefor together with such supporting data as the Company may reasonably require.

     6. Notwithstanding the foregoing, the Company shall not be required to pay, and the Consultant shall have no right to receive and keep, the foregoing fees referred to in paragraphs 3 or 4(c) above, if and to the extent expressly prohibited by, or deferred pursuant to, the provisions of any credit, stock, financing or other agreements or instruments (including, without limitation, (i) the Securities Purchase Agreement dated as of October 30, 1991, (ii) the Indenture dated as of July 2,

1997, pursuant to which the 10 1/4% Senior Secured Notes were issued and (iii) the Amended and Restated Credit Agreement dated as of July 2, 1997, each as amended), binding upon the Company, its subsidiaries or their properties; PROVIDED, HOWEVER, that if, as a result of the operation of such prohibitions, deferments, nonpayments or postponements, payments otherwise owed hereunder are not made, such payments shall not be canceled but rather shall accrue, and shall be payable, without interest, by the Company promptly when, and to the extent, that the Company is no longer prohibited from making such payments.

     7. The term of this Agreement shall commence on the date hereof and continue until the fifth anniversary of the date hereof (the "Base Term"); PROVIDED, HOWEVER, that thereafter, this Agreement shall be automatically renewed for successive one-year terms (each, a "Renewal Term") unless either party, not earlier than sixty (60) days nor later than thirty (30) days prior to the last day of the Base Term or any Renewal Term, notifies the other party as to its termination of this Agreement.

     8. The Consultant shall have no liability to the Company on account of any advice which it renders to the Company provided the Consultant believed in good faith that such advice was useful or beneficial to the Company at the time it was rendered.

     9. (a) This Agreement sets forth the entire understanding of the parties with respect to the Consultant's rendering of services to the Company. This Agreement or any provision hereof may not be modified, waived, terminated or amended except expressly by an instrument in writing signed by the Consultant and the Company.

          (b) This Agreement may not be assigned by either party without the consent of the other party but shall be binding upon and inure to the benefit of the parties and their respective successors and assigns upon such permitted assignment; provided, however, that the Consultant may, without the consent of the Company, assign its right to receive fees hereunder to any person or entity. Any services to be performed by the Consultant pursuant to this Agreement may be performed by affiliates of the Consultant and appropriate personnel of such affiliates, or by independent third party contractors, in each case as may be designated from time to time by the Consultant.

          (c) In the event that any provision of this Agreement shall be held to be void or unenforceable, in whole or in part, the remaining provisions of this Agreement and the remaining portion of any provision not held void or unenforceable in part shall continue in full force and effect.

          (d) Except as otherwise specifically provided herein, notice given hereunder shall be deemed sufficient if delivered personally or sent by registered or certified mail or receipted document delivery service to the address of the party for whom intended at the principal executive offices of such party, or at such other address as such party may hereafter specify by written notice to the other party.

          (e) No waiver by either party of any breach of any provision of the Agreement shall be deemed a continuing waiver or a waiver of any preceding or succeeding breach of such provision or of any other provision herein contained.

          (f) The Consultant and its personnel shall, for purposes of this Agreement, be independent contractors with respect to the Company.

          (g) This Agreement shall be governed by the internal laws (and not the law of conflicts) of the State of Illinois.

                            [signature page follows]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Management Consulting Agreement as of the date first above written.

                                   FANNIE MAY HOLDINGS, INC.

                                   By:
                                      -----------------------------------------

                                   Title:
                                         --------------------------------------


                                   TJC MANAGEMENT CORP.

                                   By:
                                      -----------------------------------------

                                   Title:
                                         --------------------------------------